Exhibit 4.1

GANNETT CO., INC.,

THE SUBSIDIARY GUARANTORS PARTY HERETO FROM TIME TO TIME

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

INDENTURE

Dated as of November 17, 2020

6.000% Convertible Senior Secured Notes due 2027

i

v

Exhibit A	Form of Note

Exhibit B	Form of Supplemental Indenture (Future Guarantors)

Exhibit C	Form of Senior Lien Intercreditor Agreement

Schedule 4.12(b) Existing Indebtedness
Schedule 4.12(e) Existing Investments
Schedule 4.12(k) Limitations on Dividends and Other Payment Restrictions

INDENTURE, dated as of November 17, 2020, among GANNETT CO., INC., a Delaware corporation, as issuer (the “Company,” as more fully set forth in Section 1.01), the Subsidiary Guarantors (as defined below) party hereto from time to time and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, as trustee (the “Trustee,” as more fully set forth in Section 1.01).

W I T N E S S E T H:

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its 6.000% Convertible Senior Secured Notes due 2027 (the “Notes”), initially in an aggregate principal amount not to exceed $497,094,000, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note, the Form of Notice of Conversion, the Form of Repurchase Event Repurchase Notice, the Form of Assignment and Transfer and Form of Repurchase Notice to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and this Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issuance hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE 1

DEFINITIONS

Section 1.01         Definitions.  The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01.

“10% Exercise Notice” shall have the meaning specified in Section 14.05(a)(ii).

“Account” has the meaning specified for such term in § 9.102 of the UCC.

“Account Debtor” means, with respect to any Person, each debtor, customer or obligor in any way obligated on or in connection with any Account of such Person.

“Acquisition” means the acquisition (whether by means of a merger, consolidation or otherwise) of all of the Equity Interests of any Person or all or substantially all of the assets of (or any division or business line of) any Person.

“Additional Interest” means all amounts, if any, payable pursuant to Section 4.10(a).

“Additional Refinancing Facilities” means any Indebtedness of the Company or its Subsidiaries that satisfies the requirements of clauses (c) through (h) of the definition of “Refinancing Facilities,” the net proceeds of which are used to repurchase Notes that the Company is required to repurchase pursuant to Section 14.05(a); provided that such Additional Refinancing Facilities shall have the same terms as the Refinancing Facilities in respect of the Remaining Term Loan.

“Additional Shares” shall have the meaning specified in Section 13.03(a).

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the Equity Interests having ordinary voting power for the election of members of the Board of Directors of such Person or (b) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“After-Acquired Property” means any property or assets (other than Excluded Property) of the Company or any Subsidiary Guarantor that secures any Notes Obligations that is not already subject to the Lien under the Security Documents.

“All-in Yield” shall mean, as to any loans or notes, the yield thereon payable to all holders thereof, whether in the form of interest rate, margin, original issue discount, upfront fees, rate floors or otherwise; and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring, ticking or similar fees and customary consent fees for an amendment paid generally to consenting lenders.

“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the anti-bribery and anti-corruption laws, rules and regulations of any jurisdictions applicable to the Notes Parties or their Subsidiaries from time to time (collectively, the “Anti-Corruption Laws”).

“Anti-Money Laundering and Anti-Terrorism Laws” means any Requirement of Law relating to terrorism, economic sanctions or money laundering, including, without limitation, (a) the Money Laundering Control Act of 1986 (i.e., 18 U.S.C. §§ 1956 and 1957), (b) the Bank Secrecy Act of 1970 (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959), and the implementing regulations promulgated thereunder, (c) the USA PATRIOT Act and the implementing regulations promulgated thereunder, (d) the laws, regulations and Executive Orders administered under any Sanctions Programs, (e) any law prohibiting or directed against terrorist activities or the financing or support of terrorist activities (e.g., 18 U.S.C. §§ 2339A and 2339B), and (f) any similar laws enacted in the United States or any other jurisdictions in which the parties to this Indenture operate, as any of the foregoing laws have been, or shall hereafter be, amended, renewed, extended, or replaced and all other present and future legal requirements of any Governmental Authority governing, addressing, relating to, or attempting to eliminate, terrorist acts and acts of war and any regulations promulgated pursuant thereto, in each case applicable to the Company or any Subsidiary.

“Asset Sale Repurchase Event” shall mean following the occurrence of an Event of Default and so long as such Event of Default is continuing, the occurrence of a Sale and Leaseback Transaction or any Disposition (excluding Dispositions which qualify as Permitted Dispositions under clauses (a), (b), (c), (d), (e), (f), (g), (h), (i) (but only to the extent the fair market value of such property does not exceed $100,000 per Disposition or series of related Dispositions) or (j) of the definition of Permitted Disposition) by any Notes Party or its Subsidiaries.

“Asset Sale Repurchase Event Amount” shall mean the Net Cash Proceeds from the Disposition or Sale and Leaseback Transaction triggering the related Asset Sale Repurchase Event.

“Asset Sale Repurchase Event Price” shall mean with respect to any Notes to be repurchased in connection with an Asset Sale Repurchase Event, 100% of the principal amount thereof.

“Australian Subsidiary” means a Subsidiary incorporated, organized or established under the laws of Australia.

“Blocked Person” means any Person:

(a)          that (i) is identified on the list of “Specially Designated Nationals and Blocked Persons” published by OFAC; (ii) resides, is organized or chartered in a country, region or territory that is the target of comprehensive sanctions under any Sanctions Program; or (iii) a Person listed in any economic or financial sanctions-related or trade embargoes-related list of designated Persons maintained under any of the Anti-Money Laundering and Anti-Terrorism Laws; and

(b)          that is owned or controlled by or that is acting for or on behalf of, any Person described in clause (a) above.

“Board of Directors” means with respect to (a) a corporation, the board of directors of the corporation or a committee of such board duly authorized to act for it hereunder, (b) a partnership, the board of directors of the general partner of the partnership, (c) a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company, and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“BridgeTower Asset Purchase Agreement” means that certain asset purchase agreement, dated as of October 30, 2020, by and among BridgeTower Media, LLC, a Delaware limited liability company, as seller, the other sellers party thereto, BridgeTower OpCo, LLC, a Delaware limited liability company, as purchaser and BridgeTower Media, LLC, a Delaware limited liability company, solely in its capacity as the representative for the sellers party thereto.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Canadian Notes Party” means a Notes Party incorporated, organized or established under the laws of Canada.

“Canadian PPSA” means the Personal Property Security Act, as amended, of the applicable province of Canada.

“Capital Expenditures” means, with respect to any Person for any period, the sum of the aggregate of all expenditures by such Person and its Subsidiaries during such period that in accordance with GAAP are or should be included in “property, plant and equipment”, “intangible assets” or in a similar fixed asset account on its balance sheet, whether such expenditures are paid in cash or financed, including all Capitalized Lease Obligations, obligations under synthetic leases and capitalized software costs that are paid or due and payable during such period.

“Capitalized Lease” means, with respect to any Person, any lease of (or other arrangement conveying the right to use) real or personal property by such Person as lessee that is required under GAAP to be classified and accounted for as a finance lease on the balance sheet of such Person under Financial Accounting Standards Board Accounting Standards Update No. 2016-02 , Leases (Topic 842).

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case, maturing within six months from the date of acquisition thereof; (b) commercial paper, maturing not more than 270 days after the date of issue rated P‑1 by Moody’s or A‑1 by Standard & Poor’s; (c) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (d) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with major money center banks included in the commercial banking institutions described in clause (c) above and which are secured by readily marketable direct obligations of the United States Government or any agency thereof; (e) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000, which assets are primarily comprised of Cash Equivalents described in another clause of this definition; (f) marketable tax exempt securities rated A or higher by Moody’s or A+ or higher by Standard & Poor’s, in each case, maturing within 270 days from the date of acquisition thereof; and (g) in the case of any Foreign Subsidiary, other short-term investments that are analogous to the foregoing, are of comparable credit quality and are customarily used by companies in the jurisdiction of such Foreign Subsidiary for cash management purposes.

“Cash Settlement” shall have the meaning specified in Section 13.02(a).

The term “close of business” means 5:00 p.m. (New York City time).

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person as security for all or any part of the Notes Obligations.

“Combination Settlement” shall have the meaning specified in Section 13.02(a).

“Commission” means the U.S. Securities and Exchange Commission.

“Common Equity” of any Person means Equity Interests of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person, but, for the avoidance of doubt, excluding any debt securities convertible into or exchangeable for any securities otherwise constituting Common Equity pursuant to this definition.

“Common Stock” means the common stock of the Company, par value $0.01 per share, at the date of this Indenture, subject to Section 13.07.

“Company” shall have the meaning specified in the first paragraph of this Indenture, and subject to the provisions of Article 11, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by one of its Officers, and delivered to the Trustee.

“Company Permitted Refinancing Notice” shall have the meaning specified in Section 14.05(a)(i).

“Consolidated EBITDA” means, with respect to any Person for any period:

(a)          the Consolidated Net Income of such Person for such period,

plus

(b)          without duplication, the sum of the following amounts for such period to the extent deducted in the calculation of Consolidated Net Income for such period:

(i)           any provision for United States federal income taxes or other taxes measured by net income,

(ii)          Consolidated Net Interest Expense (but excluding interest expense related to operating leases that are not Capitalized Leases),

(iii)         any depreciation and amortization expense (but excluding depreciation and amortization related to operating leases that are not Capitalized Leases),

(iv)         any aggregate net loss on the Disposition of property (other than accounts and Inventory) outside the ordinary course of business,

(v)          any other non-cash expenditure, charge or loss for such period (other than any non-cash expenditure, charge or loss relating to write-offs, write-downs or reserves with respect to accounts and Inventory),

(vi)         (A) any restructuring and integration costs associated with the Transactions and (B) any other extraordinary, non-recurring or unusual charges and expenses or deductions (clauses (A) and (B), collectively, “Extraordinary Expenses”); provided that, for any period of four consecutive Fiscal Quarters, the aggregate amount of cash Extraordinary Expenses that are incurred following the Issue Date that are added back pursuant to this clause (vi) in calculating Consolidated EBITDA shall not exceed, (x) for any period of four consecutive Fiscal Quarters ending after the third Fiscal Quarter of 2020, but on or prior to the last day of Fiscal Year 2021, 12.5% of Consolidated EBITDA of such Person and (y) for any period of four consecutive Fiscal Quarters ending after the last day of Fiscal Year 2021, 7.0% of Consolidated EBITDA of such Person (which percentages, in the case of clauses (x) and (y), shall be calculated prior to giving effect to the addition of Extraordinary Expenses),

(vii)        deferred financing costs,

(viii)       management fee incentive expense incurred and paid using common Equity Interests,

(ix)         fees, costs and expenses in connection with the Transactions, and

(x)          fees, costs and expenses relating to any contemplated or completed acquisitions or dispositions or to any contemplated or completed offering of securities or other Indebtedness,

minus

(c)          without duplication, the sum of the following amounts for such period to the extent included in the calculation of such Consolidated Net Income for such period:

(i)           any credit for United States federal income taxes or other taxes measured by net income,

(ii)          any gain from extraordinary items,

(iii)         any aggregate net gain from the Disposition of property (other than accounts and Inventory) outside the ordinary course of business; and

(iv)         any other non-cash gain, including any reversal of a charge referred to in clause (b)(v) above by reason of a decrease in the value of any Equity Interest, but excluding any such non-cash gains (A) in respect of which cash was received in a prior period or will be received in a future period and (B) that represent the reversal of any accrual in a prior period for, or the reversal of any cash reserves established in a prior period for, anticipated cash charges.

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period; provided, however, that the following shall be excluded:  (a) the net income of any other Person in which such Person or one of its Subsidiaries has a joint interest with a third-party (which interest does not cause the net income of such other Person to be consolidated into the net income of such Person), except to the extent of the amount of dividends or distributions paid to such Person or Subsidiary, (b) the net income of any Subsidiary (other than a Notes Party) of such Person that is, on the last day of such period, subject to any restriction or limitation on the payment of dividends or the making of other distributions, to the extent of such restriction or limitation, and (c) the net income of any other Person arising prior to such other Person becoming a Subsidiary of such Person or merging or consolidating into such Person or its Subsidiaries.

“Consolidated Net Interest Expense” means, with respect to any Person for any period, (a) gross interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis and in accordance with GAAP, less (b) the sum of (i) interest income for such period and (ii) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of gross interest expense), plus (c) the sum of (i) losses for such period on Hedging Agreements (to the extent not included in gross interest expense), (ii) the upfront costs or fees for such period associated with Hedging Agreements (to the extent not included in gross interest expense) and (iii) amortization of original issue discount resulting from the issuance of Indebtedness at less than par or debt discount associated with the Notes, in each case, determined on a consolidated basis and in accordance with GAAP.

“Contingent Indemnity Obligations” means any Obligation constituting a contingent, unliquidated indemnification obligation of any Notes Party, in each case, to the extent (a) such obligation has not accrued and is not yet due and payable and (b) no claim has been made or is reasonably anticipated to be made with respect thereto.

“Contingent Obligation” means, with respect to any Person, any obligation of such Person guaranteeing any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of a primary obligor, (b) the obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement, (c) any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include any product warranties extended in the ordinary course of business.  The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation with respect to which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control Agreement” means, with respect to any deposit account, any securities account, any commodity account, any securities entitlement or any commodity contract, an agreement among, among others, the Notes Collateral Agent, the financial institution or other Person at which such account is maintained or with which such entitlement or contract is carried and the Notes Party maintaining such account or entitlement or contract, effective to grant “control” (as defined under the applicable UCC) over such account, entitlement or contract to the Notes Collateral Agent.

“Conversion Agent” shall have the meaning specified in Section 4.02.

“Conversion Date” shall have the meaning specified in Section 13.02(c).

“Conversion Obligation” shall have the meaning specified in Section 13.01(a).

“Conversion Price” means as of any time, $1,000, divided by the Conversion Rate as of such time.

“Conversion Rate” shall have the meaning specified in Section 13.01(a).

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 425 Walnut Street, 6th Floor, Mail Drop CN-OH-W6CT, Cincinnati, Ohio 45202, Attention: Corporate Trust Services—Administrator for Gannett Co., Inc., or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the designated corporate trust office of any successor trustee (or such other address as such successor trustee may designate from time to time by notice to the Holders and the Company).

“Corporations Act” means the Corporations Act 2011 (Commonwealth of Australia).

“Custodian” means the Trustee, as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Daily Conversion Value” means, for each of the 40 consecutive Trading Days during the Observation Period, 1/40th of the product of (a) the Conversion Rate on such Trading Day and (b) the Daily VWAP for such Trading Day.

“Daily Measurement Value” means the Specified Dollar Amount (if any), divided by 40.

“Daily Settlement Amount,” for each of the 40 consecutive Trading Days during the Observation Period, shall consist of:

(a) cash in an amount equal to the lesser of (i) the Daily Measurement Value and (ii) the Daily Conversion Value on such Trading Day; and

(b) if the Daily Conversion Value on such Trading Day exceeds the Daily Measurement Value, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP for such Trading Day.

“Daily VWAP” means, for each of the 40 consecutive Trading Days during the relevant Observation Period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “GCI <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).  The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Defaulted Amounts” means any amounts on any Note (including, without limitation, the Redemption Price, the Repurchase Event Repurchase Price, principal and interest) that are payable but are not punctually paid or duly provided for.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.05(c) as the Depositary with respect to such Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“Discharge” means, with respect to any Obligations, except to the extent otherwise provided herein with respect to the reinstatement or continuation of any such Obligations, the payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all such Obligations then outstanding, if any, and, with respect to letters of credit or letter of credit guaranties outstanding under the agreements or instruments (collectively, the “Relevant Instruments”) governing such Obligations, delivery of cash collateral, backstop letters of credit or other accommodations in respect thereof in a manner consistent with such agreement or instrument, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of “secured parties” under the Relevant Instruments; provided that the Discharge of First-Priority Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First-Priority Obligations that constitute an exchange or replacement for or a refinancing of such First-Priority Obligations.  In the event any Obligations are modified and such Obligations are paid over time or otherwise modified, in each case, pursuant to Section 1129 of the Bankruptcy Code, such Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new or modified indebtedness shall have been satisfied.  The term “Discharged” shall have a corresponding meaning.

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers, leases, licenses (as licensor) or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.  For purposes of clarification, “Disposition” shall include (a) the sale or other disposition for value of any contracts, (b) the early termination or modification of any contract resulting in the receipt by any Notes Party of a cash payment or other consideration in exchange for such event (other than payments in the ordinary course for accrued and unpaid amounts due through the date of termination or modification), (c) any sale of merchant accounts (or any rights thereto (including, without limitation, any rights to any residual payment stream with respect thereto)) by any Notes Party or (d) any disposition of property through a “plan of division” under the Delaware Limited Liability Company Act or any comparable transaction under any similar law.

“Disqualified Equity Interests” means any Equity Interest that, by its terms (or by the terms of any security or other Equity Interest into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of (i) the payment in full of the Obligations (other than Contingent Indemnity Obligations) and (ii) a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Notes and all other Obligations (other than Contingent Indemnity Obligations)), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends or distributions in cash, or (d) is convertible into or exchangeable for (i) Indebtedness or (ii) any other Equity Interests that would constitute Disqualified Equity Interests, in each case of clauses (a) through (d), prior to the date that is six months after the Maturity Date.  Notwithstanding the foregoing, for all purposes of this Indenture and the Security Documents, Equity Interests (including, for the avoidance of doubt, rights to purchase Equity Interests) issued by the Company pursuant to or in accordance with the Permitted Rights Agreement shall not constitute Disqualified Equity Interests as a result of providing for the scheduled payments of dividends or distributions in cash (but, for the avoidance of doubt, the Equity Interests issued pursuant to or in accordance with the Permitted Rights Agreement shall constitute Disqualified Equity Interests to the extent they have any of the characteristics described in the foregoing clauses (a), (b) or (d) (other than, in the case of clause (d), Equity Interests convertible into or exchangeable for other Equity Interests that would constitute Disqualified Equity Interests solely as a result of the application of clause (c) above)).

“Distributed Property” shall have the meaning specified in Section 13.04(c).

“Dividend Repurchase Event” shall mean the Board of Directors of the Company approving the declaration of a dividend or distribution (other than a dividend or distribution consisting solely of Common Stock of the Company) on account of the Company’s Equity Interests if the Total Gross Leverage Ratio of the Company for the most recent four Fiscal Quarter period for which financial statements are available is greater than 1.50 to 1.00 on a pro forma basis after giving effect to such dividend or distribution.

“Dividend Repurchase Event Amount” shall mean the Company’s proposed amount of dividend or distribution in connection with the related Dividend Repurchase Event; in the case of a dividend or distribution of non-cash property, the value of such dividend or distribution shall be determined in good faith by the Board of Directors of the Company.

“Dividend Repurchase Event Price” shall mean with respect to any Notes, 100% of the principal amount thereof.

“Dividend Threshold” shall have the meaning specified in Section 13.04(d).

“Dollar,” “Dollars” and the symbol “$” each means lawful money of the United States of America.

“Domestic Notes Party” means (a) the Company and (b) each Subsidiary Guarantor that is a Domestic Subsidiary.

“Domestic Subsidiaries” means all Subsidiaries incorporated or organized under the laws of the United States of America, any State thereof or the District of Columbia.

“ECF Repurchase Event” shall mean following the occurrence of an Event of Default and so long as such Event of Default is continuing, each date that the Company delivers to the Trustee or files with the Commission, as applicable, the financial statements required to be delivered pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable, or, if such financial statements are not delivered to the Trustee or filed with the Commission on or prior to the date such statements are required to be delivered pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable, on the date such statements are required to be delivered to the Trustee pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable, if the Excess Cash Flow for the Company and its Subsidiaries for such Fiscal Quarter is greater than zero.

“ECF Repurchase Event Amount” shall mean, (i) if the Total Gross Leverage Ratio for the four Fiscal Quarter period ending on the last day of such Fiscal Quarter is 1.00 to 1.00 or greater, 90% of Excess Cash Flow for the Company and its Subsidiaries for such Fiscal Quarter and (ii) if the Total Gross Leverage Ratio for the four Fiscal Quarter period ending on the last day of such Fiscal Quarter is less than 1.00 to 1.00, 50% of Excess Cash Flow for the Company and its Subsidiaries for such Fiscal Quarter.

“ECF Repurchase Event Price” shall mean with respect to any Notes to be repurchased in connection with an ECF Repurchase Event, 100% of the principal amount thereof.

“Effective Date” shall have the meaning specified in Section 13.03(c), except that, as used in Section 13.04 and Section 13.05, shall mean the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

“Employee Plan” means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA that is maintained by any Notes Party or with respect to which any Notes Party has any liability (including on account of any of its ERISA Affiliates).

“Environmental Actions” means any complaint, summons, citation, written notice or directive, order, claim, litigation, investigation, judicial or administrative proceeding or judgment by or before any Governmental Authority or a consent, approval, satisfaction, determination, judgment, acceptance or similar action by any Person involving violations of Environmental Laws or Releases of or exposure of any Person to Hazardous Materials (a) from any assets, properties or businesses owned or operated by any Notes Party or any of its Subsidiaries or any legal predecessor in interest; (b) from adjoining properties or businesses onto or otherwise impacting any assets or properties owned or operated by any Notes Party or any of its Subsidiaries; or (c) onto any facilities which received Hazardous Materials generated by any Notes Party or any of its Subsidiaries or any predecessor in interest.

“Environmental Laws” means, as applicable, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1801, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.) and, as it relates to exposure to hazardous or toxic materials, the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws may be amended or otherwise modified from time to time, and any other Requirement of Law, permit, license or other binding determination of any Governmental Authority imposing liability or establishing standards of conduct for protection of the environment or other binding government restrictions relating to the protection of the environment or the generation, storage, use, labelling, transport, distribution, Release, deposit or migration of, or exposure of any Person to, any hazardous or toxic materials or materials listed, defined, or regulated as “hazardous”, “toxic”, a “pollutant”, or a “contaminant” or words of similar meaning under applicable Laws into the environment.

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which, in each case, relate to any Notes Party’s noncompliance with Environmental Laws, any environmental condition or a Release of Hazardous Materials from or onto (a) any property presently or formerly owned by any Notes Party or any of its Subsidiaries or (b) any facility which received Hazardous Materials generated by any Notes Party or any of its Subsidiaries.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

“Equity Interests” means (a) all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting and (b) all securities convertible into or exchangeable for any of the foregoing and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing, whether or not presently convertible, exchangeable or exercisable.

“Equity Issuance” means either (a) the sale or issuance by any Notes Party or any of its Subsidiaries of any shares of its Equity Interests or (b) the receipt by the Company of any cash capital contributions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections.

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the Internal Revenue Code.

“Event of Default” shall have the meaning specified in Section 6.01.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Excess Cash Flow” means, with respect to any Person for any period,

(a) Consolidated EBITDA of such Person and its Subsidiaries for such period, less

(b) the sum of, without duplication,

(i)           the cash portion of Consolidated Net Interest Expense paid during such period,

(ii)          income taxes paid in cash by such Person and its Subsidiaries for such period,

(iii)         all cash principal payments made on the Notes and on the Remaining Term Loan (or any Permitted Refinancing in respect thereof), in each case to the extent not funded with an incurrence of Indebtedness, during such period,

(iv)         all Notes purchased by the Company in connection with an Unrestricted Cash Repurchase Event during such period pursuant to Article 14,

(v)          the cash portion of Capital Expenditures made during such period (i) to the extent not funded with (x) an incurrence of Indebtedness or (y) proceeds from the issuance of Equity Interests and (ii) subject to a cap equal to $40,000,000 for each such period,

(vi)         the excess, if any, of Working Capital at the end of such period over Working Capital at the beginning of such period (or, if the difference results in an amount less than zero, minus the excess, if any, of Working Capital at the beginning of such period over Working Capital at the end of such period),

(vii)        all cash expenses, fees, charges and amounts to the extent added back to Consolidated EBITDA (or its component definitions) for such period,

(viii)       cash payments to fund pension obligations made during such period,

(ix)         the cash portion of the purchase price paid in connection with Permitted Acquisitions made by such Person and its Subsidiaries during such period (excluding any Permitted Acquisitions to the extent financed with the proceeds of an Equity Issuance),

(x)          any cash actually paid during such period in respect of any non-cash losses or charges recorded in a prior period; and

(xi)         the amount of Restricted Payments made during such period pursuant to clause (c) of “Permitted Restricted Payments”.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exchange Election” shall have the meaning specified in Section 13.12.

“Excluded Property” means (i) the property and other assets of the Company and the Subsidiary Guarantors that is excluded from the grant of security interest in favor of the Notes Collateral Agent, on behalf of the Holders, pursuant to the terms of this Indenture and the Security Documents or (ii) any property or assets of the Company or any Subsidiary Guarantor for which neither Company nor any Subsidiary Guarantor is required pursuant to the Remaining Term Loan or any Refinancing Facilities to be used to secure the Obligations under the Remaining Term Loan or any Refinancing Facilities.

“Excluded Securities” means (i) Equity Interests of the Company issued to directors, officers, employees or consultants of the Company in connection with their service, employment or retention by the Company pursuant to an equity incentive or similar plan approved by the Board of Directors of the Company and (ii) shares of Common Stock issued upon the conversion or exercise of options, warrants, rights or other convertible securities of the Company that are outstanding as of the Issue Date.

“Excluded Subsidiary” means Newsquest Media Group Limited and each of its Subsidiaries, unless (i) the Company elects to satisfy the requirements of Section 4.11(b) with respect to such Excluded Subsidiary, (ii) such Excluded Subsidiary is no longer a Foreign Subsidiary or (iii) as a result of such Excluded Subsidiary’s providing a Subsidiary Guarantee, such Excluded Subsidiary would not have any liability to contribute to an occupational pension scheme (as defined in section 1 of the Pension Schemes Act 1993 (United Kingdom)) in the United Kingdom other than an occupational pension scheme all the benefits under which are money purchase benefits (as defined in section 181 of the Pension Schemes Act 1993 (United Kingdom)).

“Existing Convertible Notes” means the notes issued pursuant to the Indenture, dated as of April 9, 2018, between the Company, as issuer, and U.S. Bank National Association, as trustee.

“Extraordinary Receipts” means any cash received by the Company or any of its Subsidiaries from casualty or condemnation awards (and payments in lieu thereof).

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“First Lien Intercreditor Agreement” means the first lien/first lien intercreditor agreement among the Notes Collateral Agent, the Trustee, the Term Loan Administrative Agent, the Term Loan Collateral Agent, and the other parties from time to time party thereto, entered into on the Issue Date, as it may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“First-Priority Obligations” means (x) prior to the consummation of a Permitted Refinancing, (i) the Remaining Term Loan and (ii) all Notes Obligations and (y) after the consummation of a Permitted Refinancing, the Refinancing Facilities.

“Fiscal Quarter” means a fiscal quarter of the Company and its Subsidiaries; provided that, for purposes of determining the availability under any exception to the covenants in Section 4.12 (including any related defined terms), “Fiscal Quarter” shall at all times refer to the fiscal quarter of the Company.

“Fiscal Year” means the fiscal year of the Company.

“Foreign Official” means any employee, official, or other person acting on behalf of any foreign (i.e., non-U.S.) Governmental Authority, or of any public international organization, or any foreign political party or official thereof, or candidate for foreign political office.

“Foreign Pledge Agreement” means a pledge or charge agreement granting a Lien on Equity Interests issued by a Foreign Subsidiary in order to secure the Notes Obligations and, in each case, governed by the law of the jurisdiction of organization of such Foreign Subsidiary and in form and substance reasonably satisfactory to the Notes Collateral Agent and the Company.

“Foreign Security Agreement” means an agreement granting a Lien on assets owned by any Foreign Subsidiary consisting of assets comprising the Collateral (but, with respect to any category of assets, only to the extent that a Lien on such category of assets is customarily granted in the applicable jurisdiction) to secure the Notes Obligations and governed by the law of the jurisdiction of organization of such Foreign Subsidiary and, in each case, in form and substance reasonably satisfactory to the Notes Collateral Agent and the Company.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Note attached hereto as Exhibit A.

“Form of Note” means the “Form of Note” attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Event Repurchase Notice” means the “Form of Repurchase Event Repurchase Notice” attached as Attachment 2 to the Form of Note attached hereto as Exhibit A.

“Form of Repurchase Notice” means the “Form of Repurchase Notice” attached as Attachment 4 to the Form of Note attached hereto as Exhibit A.

“Full Conversion Approval” shall have the meaning specified in Section 4.10(a).

“Fundamental Change” shall be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(a)          a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company, its direct or indirect Wholly Owned Subsidiaries and the employee benefit plans of the Company and its direct or indirect Wholly Owned Subsidiaries, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s Common Equity representing more than 50% of the voting power of the Company’s Common Equity;

(b)          the consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of the Company pursuant to which the Common Stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one or more of the Company’s direct or indirect Wholly Owned Subsidiaries; provided, however, that a transaction described in clause (A) or clause (B) in which the holders of all classes of the Company’s Common Equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of Common Equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a Fundamental Change pursuant to this clause (b);

(c)          the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company;

(d)          the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors); provided, however, that a transaction or transactions described in clause (a) or clause (b) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the Notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights (subject to the provisions of Section 13.02(a)).  If any transaction in which the Common Stock is replaced by the common stock of another entity occurs, following completion of any related Make-Whole Fundamental Change Period (or, in the case of a transaction that would have been a Fundamental Change or a Make-Whole Fundamental Change but for the proviso immediately following clause (d) of the definition thereof, following the effective date of such transaction) references to the Company in this definition shall instead be references to such other entity; or

(e)          a “Change of Control” under the Remaining Term Loan or the Refinancing Facilities.

Any transaction that constitutes a Fundamental Change pursuant to both clause (a) and clause (b) of this definition shall be deemed a Fundamental Change solely under clause (b) of this definition.

“Fundamental Change Repurchase Amount” shall mean all of the outstanding Notes.

“Fundamental Change Repurchase Price” shall mean with respect to any Notes to be repurchased in connection with a Fundamental Change, 110% of the principal amount thereof.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the Issue Date.

The term “given” with respect to any notice to be given to a Holder pursuant to this Indenture, shall mean notice (x) given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices or procedures at the Depositary (in the case of a Global Note) or (y) mailed to such Holder by first class mail, postage prepaid, at its address as it appears on the Note Register, in each case in accordance with Section 19.03.  Notice so “given” shall be deemed to include any notice to be “mailed” or “delivered,” as applicable, under this Indenture.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Governing Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization, and the operating agreement; (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, declaration or other applicable agreement or documentation evidencing or otherwise relating to its formation or organization, governance and capitalization; and (d) with respect to any of the entities described above, any other agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization.

“Governmental Authority” means any nation or government, any Federal, state, province, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hazardous Material” means (a) any element, compound or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substance, extremely hazardous substance or chemical, hazardous waste, special waste, or solid waste under Environmental Laws or that is likely to cause immediately, or at some future time, harm to or have an adverse effect on, the environment or human health or safety, including, without limitation, any pollutant, contaminant, waste, hazardous waste, toxic substance or dangerous good which is defined or identified in any Environmental Law and which is present in the environment in such quantity or state that it contravenes any Environmental Law; (b) petroleum and its refined products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic, including, without limitation, corrosivity, ignitability, toxicity or reactivity, that subjects it to regulation under Environmental Law, as well as any radioactive or explosive materials; and (e) any raw materials, building components (including, without limitation, asbestos-containing materials) and manufactured products containing hazardous substances listed or classified as such under Environmental Laws.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder” or “beneficial owner” or similar terms), means any Person in whose name at the time a particular Note is registered on the Note Register.

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and any earn-out, purchase price adjustment or similar obligation until such obligation appears in the liabilities section of the balance sheet of such Person and is no longer contingent); (c) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (d) all reimbursement, payment or other obligations and liabilities of such Person created or arising under any conditional sales or other title retention agreement with respect to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property; (e) all Capitalized Lease Obligations of such Person; (f) all obligations and liabilities, contingent or otherwise, of such Person, in respect of letters of credit, acceptances and similar facilities other than obligations that are cash collateralized; (g) all net obligations and liabilities, calculated in good faith by the Company and in accordance with accepted practice, of such Person under Hedging Agreements; (h) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (i) all Contingent Obligations in respect of obligations referred to in clauses (a) through (h) and (j) of this definition of another Person; (j) all Disqualified Equity Interests; and (k) all obligations referred to in clauses (a) through (j) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any partnership of or joint venture in which such Person is a general partner or a joint venturer so long as, in the case of a joint venture, such Indebtedness is recourse to any Notes Party.

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Intellectual Property” has the meaning specified therefor in the Security Agreement.

“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement made by the Company and its Subsidiaries in favor of the Notes Collateral Agent for the benefit of the Trustee, in form and substance reasonably satisfactory to the Notes Collateral Agent.

“Intercreditor Agreements” means the First Lien Intercreditor Agreement and, after any Permitted Refinancing, the Senior Lien Intercreditor Agreement.

“Interest Payment Date” means each June 1 and December 1 of each year, beginning on June 1, 2021 (or such other date as may be specified in the certificate representing the relevant Note).

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder.

“Inventory” means, with respect to any Person, all goods and merchandise of such Person leased or held for sale or lease by such Person, including, without limitation, all raw materials, work-in-process and finished goods, and all packaging, supplies and materials of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account or cash.

“Investment” means, with respect to any Person, (a) any investment by such Person in any other Person (including Affiliates) in the form of loans, guarantees, advances or other extensions of credit (excluding Accounts arising in the ordinary course of business), capital contributions or acquisitions of Indebtedness (including, any bonds, notes, debentures or other debt securities), Equity Interests, or all or substantially all of the assets of such other Person (or of any division or business line of such other Person), (b) the purchase or ownership of any futures contract or liability for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or (c) any investment in any other items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

“Investor Agreement” means the Investor Agreement, effective as of the Issue Date, among the Company and the investors party thereto.

“Issue Date” means November 17, 2020.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) per share on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price per share for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices per share for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Lease” means any lease of real property to which any Notes Party or any of its Subsidiaries is a party as lessor or lessee.

“Lien” means any mortgage, deed of trust, pledge, lien (statutory or otherwise), security interest, charge or other encumbrance or security or preferential arrangement of any nature, including, without limitation, any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security, but not including the interest of a lessor under a lease that is an operating lease.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change (as defined above and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (b) of the definition thereof).

“Make-Whole Fundamental Change Period” shall have the meaning specified in Section 13.03(a).

“Management Agreement” means the Amended and Restated Management and Advisory Agreement, dated as of August 5, 2019 and effective as of November 19, 2019, between the Company and FIG LLC.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Material Adverse Effect” means a material adverse effect on any of (a) the operations, assets, liabilities, or financial condition of the Notes Parties taken as a whole, (b) the ability of the Notes Parties taken as a whole to perform any of their obligations under this Indenture or any Security Document or (c) the rights and remedies of the Trustee or Notes Collateral Agent under this Indenture or any Security Document.

“Material Contract” means, with respect to any Person, (a) each contract or agreement to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $5,000,000 or more in any Fiscal Year (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than contracts that by their terms may be terminated by such Person or Subsidiary upon less than 60 days’ notice without penalty or premium) and (b) all other contracts or agreements as to which the breach, nonperformance, cancellation or failure to renew by any party thereto would reasonably be expected to have a Material Adverse Effect.

“Material Real Property” means any fee interest in any real property (wherever located) with an appraisal or current value in a Notes Party’s good-faith estimate in excess of $2,500,000.

“Maturity Date” means December 1, 2027.

“Merger Event” shall have the meaning specified in Section 13.07(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which any Notes Party or any of its ERISA Affiliates contributes or is obligated to contribute.

“Net Cash Proceeds” means, with respect to any issuance or incurrence of any Indebtedness, any Equity Issuance, any Disposition (including, for the avoidance of doubt, any Sale and Leaseback Transaction) or the receipt of any Extraordinary Receipts by any Person or any of its Subsidiaries, the aggregate amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (a) in the case of any Disposition or the receipt of any Extraordinary Receipts consisting of insurance proceeds or condemnation awards, the amount of any Indebtedness secured by any Permitted Lien on any asset (other than Indebtedness assumed by the purchaser of such asset) which is required to be, and is, repaid in connection therewith (other than Indebtedness under this Indenture), (b) all expenses related thereto incurred by such Person or such Subsidiary in good faith in connection therewith (including, with respect to any Permitted Disposition or Sale and Leaseback Transaction permitted under Section 4.12(f), expenditures in respect of moving and build-out costs), (c) transfer taxes paid or reasonably estimated to be payable to any taxing authorities by such Person or such Subsidiary in connection therewith, and (d) net income taxes to be paid in connection therewith (after taking into account any tax credits or deductions and any tax sharing arrangements), in each case, to the extent, but only to the extent, that the amounts so deducted are (i) actually paid (or reasonably estimated to be payable) to a Person that, except in the case of out-of-pocket expenses and tax payments, is not an Affiliate of such Person or any of its Subsidiaries and (ii) properly attributable to such transaction or to the asset that is the subject thereof.

“Note” or “Notes” shall have the meaning specified in the first paragraph of the recitals of this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Note Registrar” shall have the meaning specified in Section 2.05(a).

“Notes Collateral Agent” means Alter Domus Products Corp. in its capacity as collateral agent for the holders of the Notes and the Trustee, together with its successors and permitted assigns.

“Notes Obligations” means all present and future indebtedness, obligations, and liabilities of each Notes Party to the Trustee or the Notes Collateral Agent arising under or in connection with this Indenture or any Security Document, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01.  Without limiting the generality of the foregoing, the Obligations of each Notes Party under this Indenture and the Security Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in an Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, premiums, attorneys’ fees and disbursements, indemnities and other amounts payable by such Person under the this Indenture and the Security Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that any Person (in its sole discretion) may elect to pay or advance on behalf of such Person.

“Notes Party” means the Company and any Subsidiary Guarantor.

“Notice of Conversion” shall have the meaning specified in Section 13.02(b).

“Notice of Repurchase” shall have the meaning specified in Section 14.05(b).

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness (including interest, fees, expenses, indemnity claims and other monetary obligations accrued during the pendency of an insolvency proceeding, whether or not constituting an allowed claim in such proceeding); provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the Notes Collateral Agent.

“Observation Period” with respect to any Note surrendered for conversion means: (i) subject to clause (iii), if the relevant Conversion Date occurs prior to September 1, 2027, the 40 consecutive Trading Day period beginning on, and including, the second Trading Day immediately succeeding such Conversion Date; (ii) if the relevant Conversion Date occurs on or after September 1, 2027, the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the Maturity Date; and (iii) if the relevant Conversion Date occurs on or after the date the Company has delivered a Redemption Notice pursuant to Section 15.02 (but prior to the close of business on the second Scheduled Trading Day immediately preceding the relevant Redemption Date), the 40 consecutive Trading Days beginning on, and including, the 41st Scheduled Trading Day immediately preceding the relevant Redemption Date.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Treasurer, the Secretary, any Managing Director, Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate that is delivered to the Trustee and that is signed by an Officer of the Company.  Each such certificate shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section.  The Officer giving an Officer’s Certificate pursuant to Section 4.08 shall be the principal executive, financial or accounting officer of the Company.

The term “open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company, or other counsel acceptable to the Trustee, that is delivered to the Trustee, which opinion may contain customary exceptions and qualifications as to the matters set forth therein.  Each such opinion shall include the statements provided for in Section 19.05 if and to the extent required by the provisions of such Section 19.05.

“Option Awards Agreement” means the Nonqualified Stock Option Agreement, dated as of August 5, 2019, and effective as of November 19, 2019, between Fortress Operating Entity I LP and the Company.

“Optional Redemption” shall have the meaning specified in Section 15.01.

The term “outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 8.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a)          Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b)          Notes, or portions thereof, that have become due and payable and in respect of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c)          Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course;

(d)          Notes converted pursuant to Article 13 and required to be cancelled pursuant to Section 2.08;

(e)          Notes redeemed pursuant to Article 15; and

(f)          Notes repurchased by the Company pursuant to the penultimate sentence of Section 2.10 or pursuant to Sections 14.01(a) or 14.05(a).

“Par Repurchase Event” shall mean the occurrence of the date that is (a) the four-year anniversary of the Issue Date if the Remaining Term Loan remains outstanding as of such date, provided that there shall be no more than one Par Repurchase Event pursuant to this clause (a), or (b) 91 days after the Stated Maturity date of any outstanding Permitted Refinancing of the Remaining Term Loan, provided that there shall be no more than one Par Repurchase Event pursuant to this clause (b).

“Par Repurchase Event Amount” shall mean $99,419,000 aggregate principal amount of the Notes; provided that such amount shall be reduced by the principal amount of Notes repurchased by the Company as a result of any prior Par Repurchase Event or pursuant to Section 14.05(a).

“Par Repurchase Event Price” shall mean with respect to any Notes to be repurchased in connection with a Par Repurchase Event, 100% of the principal amount thereof.

“Pari Passu Indebtedness” means: (a) with respect to the Company, the Notes and any Indebtedness which ranks pari passu in right of payment to the Notes; and (b) with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

“Paying Agent” shall have the meaning specified in Section 4.02.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Permitted Acquisition” means any Acquisition by a Notes Party or any wholly-owned Subsidiary of a Notes Party to the extent that each of the following conditions shall have been satisfied:

(a)          no Default or Event of Default shall have occurred and be continuing or would result from the consummation of the proposed Acquisition;

(b)          the Company shall have furnished to the Trustee at least 10 Business Days prior to the consummation of such Acquisition a certificate of the chief financial officer of the Company, demonstrating on a pro forma basis compliance, as at the end of the most recently ended Fiscal Quarter for which internally prepared financial statements are available, with the covenant set forth in Section 4.13 hereof after the consummation of such Acquisition;

(c)          the agreements, instruments and other documents pursuant to which the Acquisition is to be consummated shall provide that (i) neither the Notes Parties nor any of their Subsidiaries shall, in connection with such Acquisition, assume or remain liable in respect of any Indebtedness of the applicable Seller or Sellers, or other obligation of the applicable Seller or Sellers (except for obligations incurred in the ordinary course of business in operating the property so acquired and necessary or desirable to the continued operation of such property and except for Permitted Indebtedness), and (ii) all property to be so acquired in connection with such Acquisition shall be free and clear of any and all Liens, except for Permitted Liens (and if any such property is subject to any Lien not permitted by this clause (ii) then concurrently with such Acquisition such Lien shall be released);

(d)          such Acquisition shall be effected in such a manner so that the acquired assets or Equity Interests are owned by a Notes Party and, if effected by merger or consolidation involving a Notes Party, such Notes Party shall be the continuing or surviving Person (or the continuing or surviving Person shall become a Notes Party);

(e)          except as permitted under clause (c) above, no Indebtedness or earn-out shall be incurred or assumed in connection with any such Acquisition;

(f)          the assets being acquired or the Person whose Equity Interests are being acquired did not have negative Consolidated EBITDA (calculated excluding corporate overhead costs) during the 12 consecutive month period most recently concluded prior to the date of the proposed Acquisition;

(g)          the assets being acquired (other than a de minimis amount of assets in relation to the Notes Parties’ and their Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the business of the Notes Parties and their Subsidiaries or a business reasonably related thereto;

(h)          [reserved];

(i)           any such Subsidiary (and its equityholders) shall execute and deliver the agreements, instruments and other documents required by Section 4.11(b) on or prior to the date of the consummation of such Acquisition (or arrangements for the taking of such actions within the grace periods provided in Section 4.11(b) for a newly-formed or acquired Subsidiary shall have been made);

(j)           the consideration for any such Acquisition shall consist solely of (x) Equity Interests of the Company or cash generated by the issuance of Equity Interests of the Company or (y) unrestricted cash on the balance sheet; and

(k)          before and after giving effect to any such Acquisition, the Company shall be permitted to make at least $1.00 of Restricted Payments pursuant to clause (c) of “Permitted Restricted Payments”.

“Permitted Disposition” means:

(a)          sale of Inventory in the ordinary course of business;

(b)          licensing or sub-licensing, on a non-exclusive basis, Intellectual Property rights in the ordinary course of business;

(c)          leasing or subleasing assets (including ground leases) in the ordinary course of business;

(d)          (i) the lapse of Registered Intellectual Property of the Company and its Subsidiaries to the extent not economically desirable in the conduct of their business or (ii) the abandonment of Intellectual Property rights in the ordinary course of business so long as (in each case under clauses (i) and (ii)), (A) with respect to copyrights, such copyrights are not material revenue generating copyrights, and (B) such lapse is not materially adverse to the interests of the Holders;

(e)          any involuntary loss, damage or destruction of property;

(f)          any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, or confiscation or requisition of use of property;

(g)          so long as no Event of Default has occurred and is continuing or would result therefrom, transfers of assets (i) from the Company or any of its Subsidiaries to a Notes Party, and (ii) from any Subsidiary of the Company that is not a Notes Party to any other Subsidiary of the Company;

(h)          the granting of Permitted Liens;

(i)          (x) Disposition of obsolete or worn-out equipment or equipment that is no longer used or useful in the business of the Company and its Subsidiaries, in each case in the ordinary course of business and (y) Dispositions of equipment to the extent such equipment is exchanged for credit against the purchase price of similar replacement property;

(j)          Dispositions of accounts receivable in connection with a compromise, write-down or collection thereof in the ordinary course of business or in connection with the bankruptcy or reorganization of the applicable counterparty and Dispositions of any securities received in any such bankruptcy or reorganization; and

(k)          Dispositions of property or assets not otherwise permitted in clauses (a) through (j) above as long as (i) the aggregate amount of consideration received is not less than the fair market value of such property or assets and (ii) 100% of the purchase price is payable in cash or Cash Equivalents.

“Permitted Indebtedness” means:

(a)          any Indebtedness represented by the Notes and the Subsidiary Guarantees or Permitted Second Lien Refinancing Indebtedness;

(b)          Indebtedness existing on the Issue Date (other than Indebtedness described in clauses (a) and (c)), and any Permitted Refinancing Indebtedness in respect of such Indebtedness;

(c)          (i) the Remaining Term Loan and any Refinancing Facilities or (ii) any Indebtedness of the Company or its Subsidiaries that constitutes Additional Refinancing Facilities;

(d)          Permitted Intercompany Investments;

(e)          Indebtedness incurred in the ordinary course of business under performance, surety, statutory, and appeal bonds and similar obligations (other than in respect of other Indebtedness);

(f)          Indebtedness owed to any Person (including obligations in respect of letters of credit, bank guarantees and similar instruments for the benefit of such Person) providing property, casualty, liability, or other insurance to the Notes Parties, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during such period;

(g)          the incurrence by any Notes Party of Indebtedness under Hedging Agreements that are incurred for the bona fide purpose of hedging the interest rate, commodity, or foreign currency risks associated with such Notes Party’s operations and not for speculative purposes;

(h)          Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, stored value cards, purchase cards (including so-called “procurement cards” or “P-cards”) or other similar cash management services, in each case, incurred in the ordinary course of business;

(i)          contingent liabilities in respect of any indemnification obligation, adjustment of purchase price, non-compete, or similar obligation of any Notes Party incurred in connection with the consummation of one or more Permitted Acquisitions;

(j)          Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of incurrence;

(k)          Indebtedness consisting of the financing of insurance premiums to the extent non-recourse (other than to the insurance premiums) incurred in the ordinary course of business;

(l)           customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(m)         Indebtedness in respect of Contingent Obligations of the Company or any of its Subsidiaries in respect of Indebtedness of the Company or any other Subsidiary permitted hereunder; provided that, in the case of a Contingent Obligation of a Notes Party in respect of Indebtedness of a Subsidiary that is not a Notes Party, such Contingent Obligation is permitted under Section 4.12(e);

(n)          other unsecured Indebtedness in an aggregate principal amount not exceeding $5,000,000 at any time outstanding;

(o)          the Existing Convertible Notes; and

(p)          Capitalized Lease Obligations arising from Sale and Leaseback Transactions permitted pursuant to Section 4.12(f) and in an aggregate amount not to exceed $5,000,000 at any time outstanding.

“Permitted Intercompany Investments” means Investments made by (a) a Notes Party to or in another Notes Party, (b) a Subsidiary that is not a Notes Party to or in another Subsidiary that is not a Notes Party and (c) a Subsidiary that is not a Notes Party to or in a Notes Party, so long as, in the case of a loan or advance made pursuant to this clause (c), the parties thereto are party to the Intercompany Subordination Agreement.

“Permitted Investments” means:

(a)          Investments in cash and Cash Equivalents;

(b)          Investments in negotiable instruments deposited or to be deposited for collection in the ordinary course of business;

(c)          advances made in connection with purchases of goods or services in the ordinary course of business;

(d)          Investments received in settlement of amounts due to any Notes Party or any of its Subsidiaries effected in the ordinary course of business or owing to any Notes Party or any of its Subsidiaries as a result of Insolvency Proceedings involving an Account Debtor or upon the foreclosure or enforcement of any Lien in favor of a Notes Party or its Subsidiaries;

(e)          Investments existing on the Issue Date, but not any increase in the amount thereof as set forth in such Schedule or any other modification of the terms thereof;

(f)          Permitted Intercompany Investments;

(g)          Permitted Acquisitions and any Investments held by any Person acquired in connection with (but not made in contemplation of) any Permitted Acquisition as of the date of consummation of such acquisition;

(h)          earn-outs that become due and payable to any Notes Party or its Subsidiaries pursuant to the terms of Section 1.8 of the BridgeTower Asset Purchase Agreement;

(i)          Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(j)          Investments in Hedging Agreements permitted under Section 4.12(b);

(k)          extensions of trade credit in the ordinary course of business, and investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors in the ordinary course of business;

(l)          Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices;

(m)          Investments consisting of the purchase of outstanding minority interests in non-wholly owned subsidiaries of the Notes Parties pursuant to obligations existing as of the date of this Indenture and set forth on Schedule 4.12(e); and

(n)          Investments in the form of guarantees of third-party lease obligations arising in connection with Permitted Dispositions.

“Permitted Jurisdiction” shall have the meaning specified in Section 11.01(a).

“Permitted Liens” means:

(a)          Liens securing the Notes Obligations or Permitted Second Lien Refinancing Indebtedness;

(b)          Liens for taxes, assessments and governmental charges the payment of which is not required under Section 4.11(c)(ii);

(c)          Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens arising in the ordinary course of business and securing obligations (other than Indebtedness for borrowed money) that are not overdue by more than 30 days or are being contested in good faith and by appropriate proceedings initiated as promptly as practicable and diligently conducted, and a reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

(d)          Liens existing on the Issue Date (other than Liens in favor of the holders of the Remaining Term Loan and the Notes), provided that any such Lien shall only secure the Indebtedness that it secures on the Issue Date and any Permitted Refinancing Indebtedness in respect thereof;

(e)          (i) Liens in favor of the holders of the Remaining Term Loan or (ii) Liens in respect of the Refinancing Facilities  or any Additional Refinancing Facilities and subject to a Senior Lien Intercreditor Agreement;

(f)          deposits and pledges of cash securing (i) obligations incurred in respect of workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits, (ii) the performance of bids, tenders, leases, contracts (other than for the payment of money) and statutory obligations or (iii) obligations on surety or appeal bonds (and, in the case of each of the foregoing, deposits and pledges of cash in respect of letters of credit, bank guarantees or similar instruments issued for the account of the Company or any Subsidiary in support of any such obligations), but only to the extent such deposits or pledges are made or otherwise arise in the ordinary course of business and secure obligations not past due;

(g)          with respect to any fee interest in any real property, covenants, easements, zoning restrictions and similar encumbrances on real property and minor irregularities in the title thereto that do not (i) secure obligations for the payment of money (other than Indebtedness otherwise permitted hereunder) or (ii) materially impair the value of such property or its use by any Notes Party or any of its Subsidiaries in the normal conduct of such Person’s business;

(h)          Liens of landlords and mortgagees of landlords securing unpaid rents (i) arising by statute or under any lease or related Contractual Obligation entered into in the ordinary course of business, (ii) on fixtures and movable tangible property located on the real property leased or subleased from such landlord, or (iii) for amounts not yet due or that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves or other appropriate provisions are maintained on the books of such Person in accordance with GAAP;

(i)           the title and interest of a lessor or sublessor, or of a licensor or a sublicensor, in and to personal property leased or subleased (other than through a Capitalized Lease), or licensed or sublicensed, in each case extending only to such personal property;

(j)           non-exclusive licenses of Intellectual Property granted in the ordinary course of business;

(k)          judgment liens securing judgments and other proceedings not constituting an Event of Default under Section 6.01(h);

(l)          rights of set-off, bankers’ liens or similar rights and remedies upon deposits of cash in favor of banks or other depository institutions, solely to the extent incurred in connection with the maintenance of such deposit accounts in the ordinary course of business;

(m)         Liens granted in the ordinary course of business on the unearned portion of insurance premiums securing the financing of insurance premiums to the extent the financing is permitted under the definition of Permitted Indebtedness;

(n)          Liens solely on any cash earnest money deposits made by any Notes Party in connection with any letter of intent or purchase agreement with respect to a Permitted Acquisition;

(o)          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(p)          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code (or any comparable or successor provision) on items in the course of collection, and (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business;

(q)          Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(r)          Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business;

(s)          leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Company or any of its Subsidiaries and do not secure any Indebtedness;

(t)          Liens arising from UCC or other applicable personal property financing statement filings regarding operating leases entered into by the Company and its Subsidiaries in the ordinary course of business;

(u)          Liens to secure Capitalized Lease Obligations resulting from Sale and Leaseback Transactions that are permitted pursuant to Section 4.12(f) so long as any such Lien does not apply to any property or assets of the Company or any of its Subsidiaries other than the property or assets leased pursuant to the Capitalized Leases; and

(v)          Liens arising from Cash Equivalents described in clause (d) of the definition of the term “Cash Equivalents”.

“Permitted Refinancing” means the refunding, refinancing, replacement or exchange of all remaining Indebtedness under the Remaining Term Loan with the Refinancing Facilities (or any Refinancing Facilities in respect thereof).

“Permitted Refinancing Indebtedness” means the extension of maturity, refinancing or modification of the terms of Indebtedness so long as:

(a)          after giving effect to such extension, refinancing or modification, the aggregate principal amount of such Indebtedness is not greater than the aggregate principal amount of Indebtedness and unused commitments outstanding immediately prior to such extension, refinancing or modification (other than by the amount of accrued and unpaid interest with respect thereto and premiums paid thereon and the fees and expenses incurred in connection therewith and by the amount of unfunded commitments with respect thereto);

(b)          such extension, refinancing or modification does not result in (i) the average weighted maturity (measured as of the extension, refinancing or modification) of the Indebtedness so extended, refinanced or modified being shorter than the shorter of (x) the remaining average weighted maturity of the Notes and (y) the remaining average weighted maturity of such Indebtedness prior to giving effect to such extension, refinancing or modification or (ii) the maturity date of the Indebtedness so extended, refinanced or modified being earlier than the earlier of (x) the Maturity Date and (y) the maturity date of such Indebtedness prior to giving effect to such extension, refinancing or modification;

(c)          such extension, refinancing or modification is pursuant to terms (including, without limitation, terms relating to the payment of cash interest (which cannot exceed the amount of cash interest payable on such Indebtedness as of the Issue Date)) that are not less favorable, when taken as a whole, to the Notes Parties and the Holders than the terms of the Indebtedness being extended, refinanced or modified;

(d)          the Indebtedness that is extended, refinanced or modified is not recourse to any Notes Party or any of its Subsidiaries that is liable on account of the obligations other than those Persons which were obligated with respect to the Indebtedness that was refinanced, renewed, or extended;

(e)          if the Indebtedness that is extended, refinanced or modified is subordinated to the Notes Obligations, then such extension, refinancing or modification shall also be subordinated to the Notes Obligations on terms not less favorable in any material respect to the Holders; and

(f)          such extension, refinancing or modification shall not be secured by any Lien on any asset other than the assets that secured such Indebtedness (or would have been required to secure such Indebtedness pursuant to the terms thereof).

“Permitted Refinancing Repurchase Amount” shall have the meaning specified in Section 14.05(a)(i).

“Permitted Refinancing Repurchase Price” shall mean with respect to any Notes to be repurchased pursuant to Section 14.05(a)(i), 101.5% (increased by an additional 1.50% on each three-month anniversary of the Issue Date) of the principal amount thereof.

“Permitted Restricted Payments” means any of the following Restricted Payments made by:

(a)          any Subsidiary of the Company to the Company or any other Subsidiary; provided that, if the Subsidiary making such Restricted Payment is a Notes Party, then the recipient of such Restricted Payment shall also be a Notes Party,

(b)          the Company to make Restricted Payments in the form of common Equity Interests,

(c)          so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) an Officer’s Certificate of the Company is received by the Trustee calculating the Total Gross Leverage Ratio for the Fiscal Quarter most recently ended prior to the Fiscal Quarter in which such Restricted Payment is made for purposes of determining the RP Threshold, the Company to make Restricted Payments in an aggregate amount not to exceed the RP Cap,

(d)          the Company to make cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchange for Equity Interests in the Company,

(e)          the Company to repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such stock options, and

(f)          Detroit Newspaper Partnership, L.P., a Michigan limited partnership, to Detroit News, Inc., a Michigan corporation and a wholly owned subsidiary of Media News Group, Inc. (“Detroit News”), as required pursuant to the Amended and Restated Joint Operating Agreement dated as of August 3, 2005 (as amended as of February 6, 2009), by and between Detroit Free Press, Incorporated, a Michigan corporation, and Detroit News, as such agreement is in effect as of the Issue Date, and in an amount not to exceed $2,000,000 in any Fiscal Year.

“Permitted Rights Agreement” means that certain Section 382 Rights Agreement, dated April 6, 2020 (as the same may be amended, restated, supplemented or otherwise modified in a manner that is not adverse to the interests of the Holders), entered into by the Company and American Stock Transfer & Trust Company LLC, as Rights Agent.  The Permitted Rights Agreement is a “stockholder rights plan” for purposes of this Indenture.

“Permitted Second Lien Refinancing Indebtedness” means Indebtedness incurred by the Company in the form of one or more series of second lien secured notes, loans or similar instruments the proceeds of which are used to fund (i) a Permitted Refinancing or the related aggregate Permitted Refinancing Repurchase Amount for Holders delivering a Put Notice, (ii) the aggregate Par Repurchase Event Amount for Holders that deliver a Repurchase Event Repurchase Notice for a Par Repurchase Event or (iii) the aggregate Redemption Price for Notes subject to an Optional Redemption, in each case, so long as:

(a)          such extension, refinancing or modification is pursuant to terms that (I) are not less favorable, when taken as a whole, to the Notes Parties than the terms of the Notes and (II) meet all the requirements of a Refinancing Facility (other than clauses (a) and (b) of the definition thereof);

(b)          the principal amount (or accreted value, if applicable) of such Permitted Second Lien Refinancing Indebtedness does not exceed the aggregate amount of funds required for purposes permitted by clause (i), (ii) or (iii) above, as applicable, plus any fees, premiums, original issue discount and accrued interest associated therewith, and costs and expenses related thereto; and

(c)          such extension, refinancing or modification shall be secured by the Collateral of the Notes Parties on a second lien or other junior lien basis to the First-Priority Obligations and shall not be secured by any Lien on any asset other than the assets that secured the Notes.

“Permitted Tax Distribution” means, for any taxable period during which (i) the Company and its Subsidiaries are part of a consolidated, combined, unitary or similar group for U.S. federal and/or applicable, state, local or foreign Tax purposes (a “Consolidated Group”) or (ii) the Company is a disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a Person that is a member of a Consolidated Group, distributions to discharge the income Tax liabilities of such Consolidated Group, when and as due, in an amount not to exceed the amount that the Company would be required to pay in respect of income Taxes for such taxable period if the Company were the parent of a separate Consolidated Group consisting of the Company and its Subsidiaries (computed at the highest marginal tax rate applicable to a corporation residing in New York, New York and in effect for such taxable period, and taking into account the character and type of income earned and any actual carryovers and carrybacks of Tax attributes (such as net operating losses) of the Company and its Subsidiaries from other taxable years).

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $1,000 principal amount and integral multiples thereof.

“Physical Settlement” shall have the meaning specified in Section 13.02(a).

“Plan” means any Employee Plan or Multiemployer Plan.

“PPSA” means the Personal Property Securities Act 2009 (Commonwealth of Australia).

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Projected Pension Obligation” means, with respect to any Fiscal Quarter, the portion of the following annual amounts that are expected to be paid in such Fiscal Quarter in respect of pension contributions, as set forth in a projection of quarterly payments prepared by the Company and delivered to the Trustee prior to the start of the applicable Fiscal Year in which such Fiscal Quarter will occur: (i) for Fiscal Year 2020, $83,000,000; (ii) for Fiscal Year 2021, $53,000,000; (iii) for Fiscal Year 2022, $54,000,000; (iv) for Fiscal Year 2023, $34,000,000; and (v) for Fiscal Year 2024, $28,000,000.

“Put Notice” shall have the meaning specified in Section 14.05(a)(i).

“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand of (x) the Notes Parties maintained in deposit accounts in the name of a Notes Party in the United States as of such date, which deposit accounts are, on and after the date that is 60 days after the Issue Date, subject to Control Agreements and (y) the Excluded Subsidiaries.

“Qualified Equity Interests” means, with respect to any Person, all Equity Interests of such Person that are not Disqualified Equity Interests.

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company, by statute, by contract or otherwise).

“Redemption Amount” means $99,419,000 aggregate principal amount of the Notes; provided, that such amount shall be reduced by 20% of the principal amount of Notes that have been converted by Holders or purchased by the Company prior to the date of the Redemption Notice; provided, further, that the Redemption Amount shall never be less than zero.

“Redemption Date” shall have the meaning specified in Section 15.02(a).

“Redemption Notice” shall have the meaning specified in Section 15.02(a).

 “Redemption Price” means, for any Notes to be redeemed pursuant to Section 15.01, 130% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to, but excluding, the Redemption Date (unless the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, in which case interest accrued to the Interest Payment Date will be paid to Holders of record of such Notes on such Regular Record Date, and the “Redemption Price” will be equal to 130% of the principal amount of such Notes).

“Reference Property” shall have the meaning specified in Section 13.07(a).

“Refinancing Facilities” means, collectively, any notes or loans issued or guaranteed by the Company or any of its Subsidiaries (whether under an indenture, a credit agreement or otherwise) and, in each case, the Indebtedness represented thereby; provided, that (a) 100% of the Net Cash Proceeds of such Refinancing Facilities are used to permanently redeem all (but not a portion) of the Remaining Term Loan on a dollar-for-dollar basis substantially simultaneously with the incurrence or issuance thereof; (b) the principal amount (or accreted value, if applicable) of such Refinancing Facilities does not exceed the principal amount (or accreted value, if applicable) of the aggregate principal amount of the Remaining Term Loan plus any fees, premiums, original issue discount and accrued interest associated therewith, and costs and expenses related thereto; (c) the final maturity date of such Refinancing Facilities is on or after the maturity date of the Remaining Term Loan; (d) the All-in Yield on such Refinancing Facilities is no greater than 9.50% per annum; (e) prepayments of such Refinancing Facilities may be made without fee or premium (other than customary “soft” call protection); (f) there shall be no assets securing such Refinancing Facilities that are not also Collateral; (g) there shall be no obligor in respect of such Refinancing Facilities that is not a Notes Party; and (h) the other terms of such Refinancing Facilities are not otherwise adverse to the interests of the Holders, except for any immaterial adverse terms.

“Registered Intellectual Property” means Intellectual Property that is issued, registered, renewed or the subject of a pending application with the U.S. Patent and Trademark Office or the U.S. Copyright Office, or any equivalent office or agency in any other country throughout the world.

“Registration Rights Agreement” means the Registration Rights Agreement, dated and effective as of November 19, 2019, between the Company and FIG LLC.

“Regular Record Date,” with respect to any Interest Payment Date, means the May 15 or November 15 (whether or not such day is a Business Day) immediately preceding the applicable June 1 or December 1 Interest Payment Date, respectively.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Material (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Material) into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through or in the ambient air, soil, surface or ground water, or property.

“Remaining Term Loan” means that certain Credit Agreement, dated as of November 19, 2019, among the Company, Gannett Holdings LLC, each guarantor party thereto, the lenders from time to time party thereto, Alter Domus Products Corp. (f/k/a Cortland Products Corp.), as collateral agent for the lenders, and Alter Domus Products Corp. (f/k/a Cortland Products Corp.), as administrative agent for the lenders, as amended, supplemented or otherwise modified from time to time.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Materials in the indoor or outdoor environment; (b) prevent or minimize a Release or threatened Release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (c) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (d) perform any other actions authorized by 42 U.S.C. § 9601.

“Reportable Event” means an event described in Section 4043 of ERISA (other than an event not subject to the provision for 30-day notice to the PBGC under the regulations promulgated under such Section).

“Repurchase Date” means the date that the Holder has complied with the requirements set forth in Section 14.05(b).

“Repurchase Event” shall mean, as applicable, an Asset Sale Repurchase Event, a Fundamental Change, a Par Repurchase Event, an ECF Repurchase Event, an Unrestricted Cash Repurchase Event or a Dividend Repurchase Event.

“Repurchase Event Amount” shall mean, as applicable, the Asset Sale Repurchase Event Amount, the Fundamental Change Repurchase Amount, the Par Repurchase Event Amount, the ECF Repurchase Event Amount, the Unrestricted Cash Repurchase Event Amount or the Dividend Repurchase Event Amount.

“Repurchase Event Company Notice” shall have the meaning specified in Section 14.01(c).

“Repurchase Event Repurchase Date” shall have the meaning specified in Section 14.01(a).

“Repurchase Event Repurchase Notice” shall have the meaning specified in Section 14.01(b)(i).

“Repurchase Event Repurchase Price” shall mean, as applicable, the Asset Sale Repurchase Event Price, the Fundamental Change Repurchase Price, the Par Repurchase Event Price, the ECF Repurchase Event Price, the Unrestricted Cash Repurchase Event Price or the Dividend Repurchase Event Price.

“Requirements of Law” means, with respect to any Person, collectively, the common law and all Federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resale Restriction Termination Date” shall have the meaning specified in Section 2.05(c).

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and, in each case, who shall have direct responsibility for the administration of this Indenture.

“Restricted Payment” means (a) the declaration or payment of any dividend or other distribution, direct or indirect, on account of any Equity Interests of any Notes Party or any of its Subsidiaries, now or hereafter outstanding, (b) the making of any repurchase, redemption, retirement, defeasance, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interests of any Notes Party or any direct or indirect parent of any Notes Party, now or hereafter outstanding or (c) the making of any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Equity Interests of any Notes Party, now or hereafter outstanding.

“Restricted Securities” shall have the meaning specified in Section 2.05(c).

“RP Cap” means, (w) $30,000,000, plus (x) Cash Interest Savings (as defined in the Remaining Term Loan), less (y) the amount of cash consideration paid in respect of Permitted Acquisitions in such Fiscal Quarter and less (z) any increased pension obligations incurred in such Fiscal Quarter that have, since the Fiscal Quarter ended June 30, 2020, been satisfied with cash of the Company or its Subsidiaries to the extent such amounts satisfied with cash exceed 105% of the Projected Pension Obligation for such Fiscal Quarter; provided that in the event clause (y) causes the RP Cap for the applicable Fiscal Quarter to be less than $0, then the amount by which such RP Cap is less than $0 shall be carried over to any succeeding Fiscal Quarter and reduce the RP Cap for such succeeding Fiscal Quarter (or any future succeeding Fiscal Quarter, as applicable); provided, further, that (A) unused amounts in any such Fiscal Quarter may be carried over to any succeeding Fiscal Quarter within the Fiscal Year of such Fiscal Quarter and (B) unused amounts not to exceed $40,000,000 in any Fiscal Year may be carried over to any succeeding Fiscal Year; provided, further, that the RP Cap for any Fiscal Quarter may not exceed $60,000,000 after giving effect to any permitted carry overs.  Notwithstanding the foregoing, Restricted Payments will not be permitted during any Fiscal Quarter if the Total Gross Leverage Ratio as of the last day of the immediately preceding Fiscal Quarter exceeds the corresponding RP Threshold on a pro forma basis.

“RP Threshold” means, with respect to any Fiscal Quarter, the Total Gross Leverage Ratio set forth below opposite such Fiscal Quarter:

Fiscal Quarter	Total Gross Leverage Ratio
The Fiscal Quarter ended December 31, 2020	3.50 to 1.00
Each of the next two succeeding Fiscal Quarters	3.00 to 1.00
Each of the next two succeeding Fiscal Quarters	2.50 to 1.00
Each of the next two succeeding Fiscal Quarters	2.25 to 1.00
Each of the next two succeeding Fiscal Quarters	2.00 to 1.00
Each of the next two succeeding Fiscal Quarters	1.75 to 1.00
Each Fiscal Quarter thereafter	1.50 to 1.00

“Rule 144” means Rule 144 as promulgated under the Securities Act.

“Rule 144A” means Rule 144A as promulgated under the Securities Act.

“Sale and Leaseback Transaction” means, with respect to the Company or any of its Subsidiaries, any arrangement, directly or indirectly, with any Person whereby the Company or any of its Subsidiaries shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property (or any portion thereof) or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

“Sanctions Programs” means any of the sanctions programs and related Requirements of Law administered by (a) the U.S. government, including those administered by the Treasury Department’s Office of Foreign Assets Control or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, the Government of Canada or Her Majesty’s Treasury of the United Kingdom, in each case, as renewed, extended, amended, or replaced.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement” means the Pledge and Security Agreement dated as of the Issue Date made by the Domestic Notes Parties in favor of the Notes Collateral Agent for the benefit of the Holders securing the Notes Obligations.

“Security Documents” means, collectively, the Security Agreement, the Foreign Pledge Agreements, the Foreign Security Agreements and each other security agreement or other instrument, mortgage or document executed and delivered pursuant to any of the foregoing or pursuant to Article 17 to secure any of the Notes Obligations.

“Seller” means any Person that sells Equity Interests or other property or assets to a Notes Party or a Subsidiary of a Notes Party in a Permitted Acquisition.

“Senior Lien Intercreditor Agreement” means a first lien/second lien intercreditor agreement, substantially in the form agreed in writing by the Trustee, the Notes Collateral Agent and the Company prior to the Issue Date and attached hereto as Exhibit C, among the administrative agent, trustee or other representative of the lenders or other holders under the Refinancing Facilities (and the Additional Refinancing Facilities, if any), as First Lien Agreement Agent (as defined therein), the collateral agent under the Refinancing Facilities, as First-Priority Collateral Agent (as defined therein), the Trustee, as Initial Second-Priority Agent (as defined therein), the Notes Collateral Agent, as Initial Second-Priority Collateral Agent (as defined therein), and the Notes Parties, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Indenture.

“Settlement Amount” has the meaning specified in Section 13.02(a)(iv).

“Settlement Method” means, with respect to any conversion of Notes, Physical Settlement, Cash Settlement or Combination Settlement, as elected (or deemed to have been elected) by the Company.

“Settlement Notice” has the meaning specified in Section 13.02(a)(iii).

“Significant Subsidiary” means a Subsidiary of the Company that meets the definition of “significant subsidiary” in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act.

“Specified Dollar Amount” means the maximum cash amount (excluding cash in lieu of any fractional share) per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice related to any converted Notes or as otherwise deemed to have been elected.

“Specified Refinancing” shall have the meaning specified in Section 14.05(a)(i).

“Spin-Off” shall have the meaning specified in Section 13.04(c).

“Standard & Poor’s” means S&P Global Ratings and any successor thereto.

“Stated Maturity” means, with respect to any security or loan, the date specified in such security or loan as the fixed date on which the final payment of principal of such security or loan is due and payable.

“Stock Price” shall have the meaning specified in Section 13.03(c).

“Subordinated Indebtedness” means Indebtedness of any Notes Party which has been expressly subordinated in right of payment to all Indebtedness of such Notes Party under this Indenture and the Security Documents by the execution and delivery of a subordination agreement, in form and substance satisfactory to the Trustee.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Equity Interests or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.  References to a Subsidiary shall mean a Subsidiary of the Company unless the context expressly provides otherwise.

“Subsidiary Guarantee” means any guarantee of the obligations of the Company under this Indenture and the Notes by any Subsidiary Guarantor in accordance with the provisions of this Indenture.

“Subsidiary Guarantor” means any Subsidiary that incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with this Indenture, such Subsidiary ceases to be a Subsidiary Guarantor.

“Successor Company” shall have the meaning specified in Section 11.01(a).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Loan Administrative Agent” means Alter Domus Products Corp., and its successors as administrative agent under the Remaining Term Loan.

“Term Loan Collateral Agent” means Alter Domus Products Corp., and its successors as collateral agent under the Remaining Term Loan.

“Termination Event” means (a) a Reportable Event with respect to any Employee Plan, (b) any event that causes any Notes Party or any of its ERISA Affiliates to incur liability under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 4971 or 4975 of the Internal Revenue Code, (c) the filing of a notice of intent to terminate an Employee Plan or the treatment of an Employee Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings by the PBGC to terminate an Employee Plan, or (e) any other event or condition that would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Employee Plan.

“Total Gross Leverage Ratio” means, with respect to any Person and its Subsidiaries for any period, the ratio of (a) all Indebtedness in respect of the Notes, the Remaining Term Loan and any other Indebtedness (excluding, for the avoidance of doubt, pension liabilities and any Indebtedness listed on Schedule 4.12(b) (other than any Permitted Refinancing Indebtedness in respect thereof)), in each case of such Person and its Subsidiaries on a consolidated basis outstanding as of the end of such period to (b) Consolidated EBITDA of such Person and its Subsidiaries for the period of four consecutive Fiscal Quarters then last ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.11(a)(ii) or Section 4.11(a)(iii), as applicable.  Unless otherwise specified, references to the “Total Gross Leverage Ratio” herein shall mean the Total Gross Leverage Ratio of the Company and its Subsidiaries.

“Trading Day” means a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if the Common Stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided, however, that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Transactions” means, collectively, (i) the execution, delivery and performance of the Indenture, the Notes and the Security Documents and (ii) the payment of all fees and expenses to be paid and owing in connection with the foregoing.

The term “transfer” shall have the meaning specified in Section 2.05(c).

“Trigger Event” shall have the meaning specified in Section 13.04(c).

“Triggering Dilutive Issuance” shall have the meaning specified in Section 13.04(g).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Uniform Commercial Code” or “UCC” has the meaning specified therefor in Section 1.05.

The term “unit of Reference Property” shall have the meaning specified in Section 13.07(a).

“Unrestricted Cash Repurchase Event” shall mean following the occurrence of an Event of Default and so long as such Event of Default is continuing, each date that the Company delivers to the Trustee or files with the Commission, as applicable, the annual financial statements required to be delivered pursuant to Section 4.11(a)(iii) for the Fiscal Years ending in 2020 and 2021, or, if such financial statements are not delivered to the Trustee or filed with the Commission on or prior to the date such statements are required to be delivered pursuant to Section 4.11(a)(iii), on the date such statements are required to be delivered to the Trustee pursuant to Section 4.11(a)(iii), if the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Subsidiaries as of the last day of the applicable Fiscal Year exceeds $40,000,000 (or, with respect to the 2020 Fiscal Year, $70,000,000).

“Unrestricted Cash Repurchase Event Amount” shall mean the amount by which the aggregate amount of unrestricted cash and Cash Equivalents of the Company and its Subsidiaries as of the last day of the applicable Fiscal Year exceeds $40,000,000 (or, with respect to the 2020 Fiscal Year, $70,000,000), provided that the Unrestricted Cash Repurchase Event Remaining Amount shall never be less than zero.

“Unrestricted Cash Repurchase Event Price” shall mean with respect to any Notes to be repurchased in connection with an Unrestricted Cash Repurchase Event, 100% of the principal amount thereof.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (PATRIOT) Act of 2001 (Title III of Pub. L. 107-56, Oct. 26, 2001) as amended by the USA Patriot Improvement and Reauthorization Act of 2005 (Pub. L. 109-177, March 9, 2006) and as the same may have been or may be further renewed, extended, amended, or replaced.

“Valuation Period” shall have the meaning specified in Section 13.04(c).

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Equity Interests or other interests in the relevant Subsidiary as may be required to satisfy local minority interest requirements outside of the United States.

“Working Capital” means, at any date of determination thereof, (a) the sum, for any Person and its Subsidiaries, of (i) the unpaid face amount of all Accounts of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of prepaid expenses and other current assets of such Person and its Subsidiaries as at such date of determination (other than cash, Cash Equivalents and any Indebtedness owing to such Person or any of its Subsidiaries by Affiliates of such Person), minus (b) the sum, for such Person and its Subsidiaries, of (i) the unpaid amount of all accounts payable of such Person and its Subsidiaries as at such date of determination, plus (ii) the aggregate amount of all accrued expenses of such Person and its Subsidiaries as at such date of determination (other than the current portion of long-term debt and lease liabilities and all accrued interest and taxes).

Section 1.02         References to Interest.  Unless the context otherwise requires, any reference to interest on, or in respect of, any Note in this Indenture shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.10(a).  Unless the context otherwise requires, any express mention of Additional Interest in any provision hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.

Section 1.03         Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Indenture in its entirety and not to any particular Article, Section or other subdivision, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Indenture and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any right or interest in or to assets and properties of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

Section 1.04         Certain Matters of Construction.  A Default or Event of Default shall be deemed to exist at all times during the period commencing on the date that such Default or Event of Default occurs to the date on which such Default or Event of Default is waived in writing pursuant to this Indenture or, in the case of a Default, is cured within any period of cure expressly provided for in this Indenture; and an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived pursuant to Section 6.09.  Any Lien referred to in this Indenture or any Security Document as having been created in favor of the Trustee or Notes Collateral Agent, any agreement entered into by the Trustee pursuant to this Indenture or any Security Document, any payment made by or to or funds received by the Trustee or Notes Collateral Agent pursuant to or as contemplated by this Indenture or any Security Document, or any act taken or omitted to be taken by the Trustee or Notes Collateral Agent, shall, unless otherwise expressly provided, be created, entered into, made or received, or taken or omitted, for the benefit or account of the Trustee.  Wherever the phrase “to the knowledge of any Notes Party” or words of similar import relating to the knowledge or the awareness of any Notes Party are used in this Indenture or any Security Document, such phrase shall mean and refer to (i) the actual knowledge of a senior officer of any Notes Party or (ii) the knowledge that a senior officer would have obtained if such officer had engaged in good faith and diligent performance of such officer’s duties, including the making of such reasonably specific inquiries as may be necessary of the employees or agents of such Notes Party and a good faith attempt to ascertain the existence or accuracy of the matter to which such phrase relates.  All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or otherwise within the limitations of, another covenant shall not avoid the occurrence of a default if such action is taken or condition exists.

Section 1.05         Pro Forma Calculations.

(a)          Notwithstanding anything to the contrary contained herein, financial ratios and tests (including the Total Gross Leverage Ratio) pursuant to this Indenture shall be calculated in the manner prescribed by this Section 1.05.

(b)          In the event that the Company or any of its Subsidiaries redeems, repays, retires or extinguishes any Indebtedness (other than Indebtedness repaid under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) subsequent to the end of the applicable period for which such financial ratio or test is being calculated but prior to or simultaneously with the event for which such calculation is being made, then such financial ratio or test shall, except to the extent relating to the RP Threshold, be calculated giving pro forma effect to such redemption, repayment, retirement or extinguishment of Indebtedness, as if the same had occurred on the last day of the applicable period.

Section 1.06         Accounting and Other Terms.

(a)          Unless otherwise expressly provided herein, each accounting term used herein shall have the meaning given it under GAAP.  For purposes of determining compliance with any incurrence or expenditure tests set forth in Section 4.11 and Section 4.12, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Company or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Trustee (acting at the written direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on the Bloomberg currency page for such currency or, if the same does not provide such exchange rate, by reference to such other publicly available service for displaying exchange rates as may be reasonably selected by the Company or, in the event no such service is selected, on such other basis as is reasonably satisfactory to the Trustee (acting at the written direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding)) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)          All terms used in this Indenture which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code” or the “UCC”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Trustee (acting at the written direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding) may otherwise determine.

Section 1.07         Time References.  Unless otherwise indicated herein, all references to time of day refer to Eastern Standard Time or Eastern daylight saving time, as in effect in New York City on such day.  For purposes of the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”; provided, however, that with respect to a computation of fees or interest payable to any Holder, such period shall in any event consist of at least one full day.

Section 1.08         Australian Terms.  (a) Unless the context requires otherwise, a reference to “Australia” shall include the Commonwealth of Australia and each State or Territory of the Commonwealth of Australia (and “Australian” shall have a corresponding meaning).

(b)          In relation to any Australian Person or where the PPSA otherwise applies, a reference to a Lien or other security interest includes any “security interest” as defined in sections 12(1) or (2) of the PPSA.

(c)          Where it relates to any Australian Person, a reference to: (i) bankruptcy includes administration; (ii) liquidation includes winding up; (iii) a receiver includes a controller and a managing controller, each as defined in the Corporations Act (and a reference to receivership has a corresponding meaning); (iv) Insolvency Proceeding includes any corporate action, legal proceedings or other formal procedure, filing or step under the Bankruptcy Act 1966 (Commonwealth of Australia) and Chapter 5 and Part 5C.9 of the Corporations Act in relation to the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation or the appointment of a liquidator, receiver, administrator, compulsory manager or other similar officer; or (v) such Australian Person being insolvent or unable, or admitting inability, to pay its debts as they become due includes such Australian Person being, or being presumed or deemed under applicable law to be, insolvent.

(d)          A reference to any consent or approval of, registration or filing with, or any other action by, any Governmental Authority includes, in relation to anything which will be fully or partly prohibited or restricted by Australian law if a Governmental Authority in or of Australia intervenes or acts in any way within a specified period after lodgment, filing, registration or notification, the expiry of that period without intervention or action.

Section 1.09         Canadian Terms.  (a)  Unless the context requires otherwise, a reference to “Canada” shall include the country of Canada and each Province or Territory of Canada (and “Canadian” shall have a corresponding meaning).

(b)          In relation to any Canadian Person or where the Canadian PPSA otherwise applies, a reference to a Lien or other security interest includes any “security interest” as defined in the applicable Canadian PPSA.

(c)          Where it relates to any Canadian Person, a reference to: (i) bankruptcy includes administration, (ii) liquidation includes winding up; (iii) a receiver includes a receiver and manager (and a reference to receivership has a corresponding meaning); (iv) Insolvency Proceeding includes a proceeding is taken with respect to a reorganization, liquidation, winding up, proposal, compromise or arrangement with creditors, or to any Canadian Person being declared bankrupt, (including, without limitation, any proceeding commenced by or in respect of any Canadian Person under the Bankruptcy and Insolvency Act, (Canada) R.S.C. 1985, c. B-3 as amended or the Companies’ Creditors Arrangement Act (Canada), R.S.C. 1985, c. C-36 as amended) or a proceeding is taken to have a receiver, interim receiver, receiver and manager or agent appointed over all or any part of the property and assets of a Canadian Person (including, without limitation, the private appointment of any such receiver, receiver and manager or agent) or any encumbrancer taking possession of all or any part of the property and assets of a Canadian Person, or any execution, writ of seizure and sale, sequestration or extent or any other process of any court becomes enforceable against a Canadian Person or a distress or analogous process is levied upon a material portion of the properties and assets of a Canadian Person; (v) such Canadian Person being insolvent or unable, or admitting inability, to pay its debts as they become due includes such Canadian Person being, or being presumed or deemed under applicable law to be, insolvent.

(d)          A reference to any consent or approval of, registration or filing with, or any other action by, any Governmental Authority includes, in relation to anything which will be fully or partly prohibited or restricted by Canadian law if a Governmental Authority in or of Canada intervenes or acts in any way within a specified period after lodgment, filing, registration or notification, the expiry of that period without intervention or action.

(e)          No Canadian Notes Party nor any of its Affiliates is or has at any time been an employer participating in a “registered pension plan” as defined in subsection 248(1) of the Income Tax Act (Canada) (a “Canadian Pension Plan”) and no Canadian Notes Party shall establish a Canadian Pension Plan without the express prior written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding.

(f)           For any Canadian Notes Party, (i) for the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable; (ii) the rates of interest under this Indenture are nominal rates, and not effective rates or yields; and (iii) the principle of deemed reinvestment does not apply to any interest calculation under this Indenture.

(g)          Each Canadian Notes Party confirms that they fully understand and are able to calculate the rate of interest applicable and based on the methodology for calculating per annum rates provided for in this Agreement and each Canadian Notes Party hereby irrevocably agrees not to plead or assert, whether by way of defense or otherwise, in any proceeding relating to this Indenture or to any other documents, that the interest payable under this Indenture and the calculation thereof has not been adequately disclosed to the Canadian Notes Party as required pursuant to Section 4 of the Interest Act (Canada).

ARTICLE 2

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01         Designation and Amount.  The Notes shall be designated as the “6.000% Convertible Senior Secured Notes due 2027.” The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is initially limited to $497,094,000, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes to the extent expressly permitted hereunder.

Section 2.02         Form of Notes.  The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective forms set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of this Indenture.  To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the Officer executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, cancellations, conversions, transfers, exchanges or issuances of additional Notes (to the extent that such issuances are fungible with the Notes represented by such Global Note for U.S. federal income tax and securities law purposes) permitted hereby.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture.  Payment of principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, a Global Note shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

Section 2.03         Date and Denomination of Notes; Payments of Interest and Defaulted Amounts.

(a)          The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of such Note.  Accrued interest on the Notes shall be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(b)          The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.  The principal amount of any Note (x) in the case of any Physical Note, shall be payable at the office or agency of the Company maintained by the Company for such purposes in the Borough of Manhattan, The City of New York, which shall initially be the Corporate Trust Office and (y) in the case of any Global Note, shall be payable by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Company shall pay, or cause the Paying Agent to pay, interest (i) on any Physical Notes (A) to Holders holding Physical Notes having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes at their address as it appears in the Note Register and (B) to Holders holding Physical Notes having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the Note Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies, in writing, the Note Registrar to the contrary or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

(c)          Any Defaulted Amounts shall forthwith cease to be payable to the Holder on the relevant payment date but shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, such relevant payment date, and such Defaulted Amounts together with such interest thereon shall be paid by the Company, at its election in each case, as provided in clause (i) or (ii) below:

(i)           The Company may elect to make payment of or cause the Paying Agent to make payment of any Defaulted Amounts to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Amounts, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of the Defaulted Amounts proposed to be paid on each Note and the date of the proposed payment (which shall be not less than 25 days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Amounts or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Amounts as in this clause provided.  Thereupon the Company shall fix a special record date for the payment of such Defaulted Amounts which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment, and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment (unless the Trustee shall consent to an earlier date).  The Company shall promptly notify the Trustee of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Amounts and the special record date therefor to be given, to each Holder at its address as it appears in the Note Register, or by electronic means to the Depositary in the case of Global Notes, not less than 10 days prior to such special record date.  Notice of the proposed payment of such Defaulted Amounts and the special record date therefor having been so mailed, such Defaulted Amounts shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (ii) of this Section 2.03(c).

(ii)         The Company may make payment of or cause the Paying Agent to make payment any Defaulted Amounts in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04         Execution, Authentication and Delivery of Notes.  The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, President, Chief Financial Officer, Treasurer, Secretary or any of its Executive or Senior Vice Presidents.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, executed manually by an authorized signatory of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 19.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose.  Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the Officers of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05         Exchange and Registration of Transfer of Notes; Restrictions on Transfer; Depositary.

(a)          The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02, the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes.  Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time.  The Trustee is hereby initially appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided.  The Company may appoint one or more co-Note Registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-Note Registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02.  Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange, repurchase or conversion shall (if so required by the Company, the Trustee, the Note Registrar or any co-Note Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Holder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent for any exchange or registration of transfer of Notes, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of new Notes issued upon such exchange or registration of transfer being different from the name of the Holder of the old Notes surrendered for exchange or registration of transfer.

None of the Company, the Subsidiary Guarantors, the Trustee, the Note Registrar and any co-Note Registrar shall be required to exchange or register a transfer of (i) any Notes surrendered for conversion or, if a portion of any Note is surrendered for conversion, such portion thereof surrendered for conversion, (ii) any Notes, or a portion of any Note, surrendered for repurchase (and not withdrawn) in accordance with Article 14 or (iii) any Notes selected for redemption in accordance with Article 15, except the unredeemed portion of any Note being redeemed in part.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company and the Subsidiary Guarantors, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

(b)          So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, subject to the fourth paragraph from the end of Section 2.05(c) all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary.  Each Global Note shall bear the legend required on a Global Note set forth in Exhibit A hereto.  The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c)          Every Note that bears or is required under this Section 2.05(c) to bear the legend set forth in this Section 2.05(c) (together with any Common Stock issued upon conversion of the Notes that is required to bear the legend set forth in Section 2.05(d), collectively, the “Restricted Securities”) shall be subject to the restrictions on transfer set forth in this Section 2.05(c) (including those contained in the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer.  As used in this Section 2.05(c) and Section 2.05(d), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the date (the “Resale Restriction Termination Date”) that is the later of (1) the date that is one year after the Issue Date, or such shorter period of time as permitted by Rule 144 or any successor provision thereto, and (2) such later date, if any, as may be required by applicable law, any certificate evidencing such Note (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 2.05(d), if applicable) shall bear a legend in substantially the following form (unless such Notes have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing, with notice thereof to the Trustee):

THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. THIS SECURITY WAS INITIALLY OFFERED AND SOLD BY THE COMPANY PURSUANT TO THAT CERTAIN EXCHANGE AGREEMENT DATED AS OF NOVEMBER 17, 2020 IN A PRIVATE PLACEMENT PURSUANT TO SECTION 4(A)(2) OF THE SECURITIES ACT TO CERTAIN INVESTORS (THE “INITIAL HOLDERS”). BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          IF THE ACQUIRER IS NOT AN INITIAL HOLDER, REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)          AGREES FOR THE BENEFIT OF GANNETT CO., INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)         TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)         PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)         TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)         PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Note prior to the Resale Restriction Termination Date will be registered by the Note Registrar unless the applicable box on the Form of Assignment and Transfer has been checked.

Any Note (or security issued in exchange or substitution therefor) (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become effective or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of such Note for exchange to the Note Registrar in accordance with the provisions of this Section 2.05, be exchanged for a new Note or Notes, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.05(c) and shall not be assigned a restricted CUSIP number.  The Company shall be entitled to instruct the Custodian in writing to so surrender any Global Note as to which any of the conditions set forth in clause (i) through (iii) of the immediately preceding sentence have been satisfied, and, upon such instruction, the Custodian shall so surrender such Global Note for exchange; and any new Global Note so exchanged therefor shall not bear the restrictive legend specified in this Section 2.05(c) and shall not be assigned a restricted CUSIP number.  In addition, the Company shall be entitled to issue and instruct the Trustee to authenticate an unrestricted Global Note for the purpose of permitting the transfer of beneficial interests in a Global Note bearing the restrictive legend, as to which the conditions set forth in clauses (i) through (iii) of the immediately preceding sentence have been satisfied with respect to such unrestricted Global Note.  The Company shall promptly notify the Trustee upon the occurrence of the Resale Restriction Termination Date and promptly after a registration statement, if any, with respect to the Notes or any Common Stock issued upon conversion of the Notes has been declared effective under the Securities Act.

Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.05(c)), a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for exchange of a Global Note or a portion thereof for one or more Physical Notes in accordance with the second immediately succeeding paragraph.

The Depositary shall be a clearing agency registered under the Exchange Act.  The Company initially appoints The Depository Trust Company to act as Depositary with respect to each Global Note.  Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for Cede & Co.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days or (iii) an Event of Default with respect to the Notes has occurred and is continuing and a beneficial owner of any Note requests that its beneficial interest therein be issued as a Physical Note, the Company shall execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, shall authenticate and deliver (x) in the case of clause (iii), a Physical Note to such beneficial owner in a principal amount equal to the principal amount of such Note corresponding to such beneficial owner’s beneficial interest and (y) in the case of clause (i) or (ii), Physical Notes to each beneficial owner of the related Global Notes (or a portion thereof) in an aggregate principal amount equal to the aggregate principal amount of such Global Notes in exchange for such Global Notes, and upon delivery of the Global Notes to the Trustee such Global Notes shall be canceled.

Physical Notes issued in exchange for all or a part of the Global Note pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, or, in the case of clause (iii) of the immediately preceding paragraph, the relevant beneficial owner, shall instruct the Trustee.  Upon execution and authentication, the Trustee shall deliver such Physical Notes to the Persons in whose names such Physical Notes are so registered.

At such time as all interests in a Global Note have been converted, canceled, repurchased, redeemed or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and existing instructions between the Depositary and the Custodian.  At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, converted, canceled, repurchased, redeemed or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee and any agent of the Company or the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

(d)          Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of a Note shall bear a legend in substantially the following form (unless the Note or such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of a Note that has transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Trustee and any transfer agent for the Common Stock):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)          AGREES FOR THE BENEFIT OF GANNETT CO., INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE OF THE SERIES OF NOTES UPON THE CONVERSION OF WHICH THIS SECURITY WAS ISSUED OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)         TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)         PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)         TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)         PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT FOR THE COMPANY’S COMMON STOCK RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Any such Common Stock (i) as to which such restrictions on transfer shall have expired in accordance with their terms, (ii) that has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer or (iii) that has been sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.05(d).

(e)          Any Note or Common Stock issued upon the conversion or exchange of a Note that is repurchased or owned by any Affiliate of the Company (or any Person who was an Affiliate of the Company at any time during the three months preceding) may not be resold by such Affiliate (or such Person, as the case may be) unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such Note or Common Stock, as the case may be, no longer being a “restricted security” (as defined under Rule 144).  The Company shall cause any Note that is repurchased or owned by it to be surrendered to the Trustee for cancellation in accordance with Section 2.08.

(f)           Each Holder of Notes, including any transferee, acknowledges that the Notes are subject to the Investor Agreement and each Holder agrees to be bound by the terms and conditions thereof to the extent applicable to such Holder. Without limiting the foregoing, each transferee of the Notes (including through beneficial interest in a Global Note) agrees that by accepting such Notes (or beneficial interest in a Global Note) they will be deemed to be a party to the Investor Agreement as a “Holder” and subject to the terms thereof to the extent applicable to such Holder.

Section 2.06         Mutilated, Destroyed, Lost or Stolen Notes.  In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon its written request the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a registration number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen.  In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to such authenticating agent evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or such authenticating agent may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, such authenticating agent may require.  No service charge shall be imposed by the Company, the Trustee, the Note Registrar, any co-Note Registrar or the Paying Agent upon the issuance of any substitute Note, but the Company may require a Holder to pay a sum sufficient to cover any documentary, stamp or similar issue or transfer tax required in connection therewith as a result of the name of the Holder of the new substitute Note being different from the name of the Holder of the old Note that became mutilated or was destroyed, lost or stolen.  In case any Note that has matured or is about to mature or has been surrendered for required repurchase or is about to be converted in accordance with Article 13 shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of or convert or authorize the conversion of the same (without surrender thereof except in the case of a mutilated Note), as the case may be, if the applicant for such payment or conversion shall furnish to the Company, to the Trustee and, if applicable, to such authenticating agent such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the Company, the Trustee and, if applicable, any Paying Agent or Conversion Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder.  To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement, payment, redemption, conversion or repurchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement, payment, redemption, conversion or repurchase of negotiable instruments or other securities without their surrender.

Section 2.07         Temporary Notes.  Pending the preparation of Physical Notes, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon written request of the Company, authenticate and deliver temporary Notes (printed or lithographed).  Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Physical Notes but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company.  Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Physical Notes.  Without unreasonable delay, the Company shall execute and deliver to the Trustee or such authenticating agent Physical Notes (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Physical Notes.  Such exchange shall be made by the Company at its own expense and without any charge therefor.  Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Physical Notes authenticated and delivered hereunder.

Section 2.08         Cancellation of Notes Paid, Converted, Etc.  The Company shall cause all Notes surrendered for the purpose of payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any Person other than the Trustee (including any of the Company’s agents, Subsidiaries or Affiliates), to be surrendered to the Trustee for cancellation.  All Notes delivered to the Trustee shall be canceled by it, and no Notes shall be authenticated in exchange thereof except as expressly permitted by any of the provisions of this Indenture.  The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a certificate of such disposition to the Company, at the Company’s written request in a Company Order.  If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption, repurchase or satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09         CUSIP Numbers.  The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Holders as a convenience to such Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes.  The Company shall promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10         Additional Notes; Repurchases.  The Company may, without the consent of the Holders and notwithstanding Section 2.01, reopen this Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder (other than differences in the issue price and interest accrued prior to the issue date of such additional Notes) in an unlimited aggregate principal amount; provided, however, that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes or securities law purposes, such additional Notes shall have one or more separate CUSIP numbers.  Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 19.05, as the Trustee shall reasonably request.  In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives.  The Company shall cause any Notes so repurchased (other than Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08 and such Notes shall no longer be considered outstanding under this Indenture upon their repurchase.

ARTICLE 3

SATISFACTION AND DISCHARGE

Section 3.01         Satisfaction and Discharge.  This Indenture shall cease to be of further effect, and the Trustee, upon request of the Company contained in an Officer’s Certificate and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders, as applicable, after the Notes have become due and payable, whether on the Maturity Date, any Redemption Date, any Repurchase Event Repurchase Date, upon conversion or otherwise, cash, shares of Common Stock or a combination thereof, as applicable, solely to satisfy the Company’s Conversion Obligation, sufficient to pay all of the outstanding Notes (Notes which have been destroyed, lost or stolen and which have been replaced, paid or converted as provided in Section 2.06) and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.  Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 7.06 shall survive.

ARTICLE 4

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01         Payment of Principal and Interest.  The Company covenants and agrees that it will pay or cause to be paid the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02         Maintenance of Office or Agency.  The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase (“Paying Agent”) or for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate as co-Note Registrars one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes.  The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.  The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar, Custodian and Conversion Agent and the Corporate Trust Office as the office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment or repurchase or for conversion.

Section 4.03         Appointments to Fill Vacancies in Trustee’s Office.  The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.09, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04         Provisions as to Paying Agent.

(a)          If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i)           that it will hold all sums held by it as such agent for the payment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders of the Notes;

(ii)          that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii)         that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b)          If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders of the Notes a sum sufficient to pay such principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, the Notes when the same shall become due and payable.

(c)          Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay, cause to be paid or deliver to the Trustee all sums or amounts held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums or amounts to be held by the Trustee upon the trusts herein contained and upon such payment or delivery by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability but only with respect to such sums or amounts.

(d)          Subject to applicable abandoned property laws, any money and shares of Common Stock deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, accrued and unpaid interest on and the consideration due upon conversion of any Note and remaining unclaimed for two years after such principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable), interest or consideration due upon conversion has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money and shares of Common Stock, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05         [Reserved].

Section 4.06         [Reserved].

Section 4.07         Stay, Extension and Usury Laws.  The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.08         Compliance Certificate; Statements as to Defaults.  The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the 2021 Fiscal Year) an Officer’s Certificate stating whether the signers thereof have knowledge of any Default or Event of Default under this Indenture that occurred during the previous fiscal year and, if so, specifying each such Default or Event of Default and the nature thereof.

In addition, the Company shall deliver to the Trustee, as soon as possible, and in any event within 30 days after obtaining knowledge of the occurrence of any Event of Default or Default, an Officer’s Certificate setting forth the details of such Event of Default or Default, its status and the action that the Company is taking or proposing to take in respect thereof; provided that the Company is not required to deliver such Officer’s Certificate if such Event of Default or Default has been cured.

Section 4.09         Further Instruments and Acts.  Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 4.10         Additional Interest.

(a)          If the Company has not received shareholder approval of the issuance of the maximum number of shares of Common Stock upon conversion of the Notes then outstanding (the “Full Conversion Approval”) as required under the rules and regulations of the New York Stock Exchange and any amount remains outstanding under the Remaining Term Loan, (x) beginning on the one-year anniversary of the Issue Date, the Company shall pay Additional Interest on such Notes at a rate equal to 1.50% per annum of the principal amount of such Notes outstanding and (y) beginning on the two-year anniversary of the Issue Date, the Company shall pay Additional Interest on such Notes at a rate equal to 3.00% per annum of the principal amount of such Notes outstanding.  From and after the date of Full Conversion Approval, any Additional Interest on the Notes shall cease to accrue.

(b)          If Additional Interest is payable by the Company pursuant to Section 4.10(a), the Company shall deliver to the Trustee an Officer’s Certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.  If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officer’s Certificate setting forth the particulars of such payment.

(c)          Additional Interest will be payable in arrears on each Interest Payment Date following accrual in the same manner as regular interest on the Notes.

Section 4.11         Affirmative Covenants.  So long as any Notes are outstanding, each Notes Party will:

(a)          Reporting Requirements.

(i)           [reserved];

(ii)         Deliver to the Trustee as soon as available, and in any event within 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, commencing with the first such Fiscal Quarter ending after the Issue Date, unaudited consolidated balance sheets, statements of operations and retained earnings and statements of cash flows of the Company and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and certified by an Officer of the Company as fairly presenting, in all material respects, the financial position of the Company and its Subsidiaries as of the end of such quarter and the results of operations of the Company and its Subsidiaries for such quarter and for such year-to-date period and the cash flows of the Company and its Subsidiaries for such year-to-date period, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Company and its Subsidiaries furnished to the Trustee, subject to the absence of footnotes and normal year-end adjustments

(iii)        Deliver to the Trustee as soon as available, and in any event within 75 days after the end of each Fiscal Year, statements of operations and retained earnings and statements of cash flows of the Company and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the figures for the corresponding date or period set forth in the financial statements for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an opinion, prepared in accordance with generally accepted auditing standards, of independent certified public accountants of recognized standing selected by the Company in good faith (which opinion shall be without (1) a “going concern” or like qualification or exception, or (2) any qualification or exception as to the scope of such audit (other than solely as a result of the impending maturity of the Notes)), together with a written statement of such accountants (x) to the effect that, in making the examination necessary for their certification of such financial statements, they have not obtained any knowledge of the existence of an Event of Default or a Default under Section 4.13 and (y) if such accountants shall have obtained any knowledge of the existence of an Event of Default or such Default, describing the nature thereof.

(iv)         The Company will also hold quarterly conference calls, beginning with the first Fiscal Quarter ending after the Issue Date, for all Holders of the Notes, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts to discuss such financial information no later than ten Business Days after the distribution of such information required by clauses (ii) or (iii) of this Section 4.11(a) and, prior to the date of each such conference call, will announce the time and date of such conference call and either include all information necessary to access the call or inform Holders of the Notes, prospective investors, market makers affiliated with any initial purchaser of the Notes and securities analysts how they can obtain such information, including, without limitation, the applicable password or login information (if applicable), it being agreed that the Company’s publicly accessible earnings webcast shall be deemed to satisfy this Section 4.11(a)(iv).

(v)          At any time the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Company shall, so long as any of the Notes or any shares of Common Stock issuable upon conversion thereof shall, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the Trustee and, upon written request, any Holder, beneficial owner or prospective purchaser of such Notes or any shares of Common Stock issuable upon conversion of such Notes, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of Common Stock pursuant to Rule 144A.

For the avoidance of doubt, delivery of any reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder.

Information required to be furnished pursuant to clause (ii) or (iii) of this Section 4.11(a) shall be deemed to have been furnished if such information, or one or more annual or quarterly reports containing such information, shall be available on the website of the SEC at http://www.sec.gov.  Information required to be furnished pursuant to this Section 4.11(a) may also be furnished by electronic communications pursuant to procedures approved by the Trustee.

(b)          Additional Guarantors and Collateral Security.

(i)           The Company shall cause each Subsidiary of any Notes Party not in existence on the Issue Date (other than any Excluded Subsidiary) to execute and deliver to the Trustee as promptly as practicable and in any event within 30 days (or such later date as agreed by the Notes Collateral Agent) a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor; provided that in the case of any Australian Subsidiary which was not a Subsidiary of a Notes Party as at the Issue Date, if compliance with the requirements set out in Section 4.11(b)(ii) would constitute financial assistance under Section 260A of the Corporations Act, then such Australian Subsidiary (A) shall not be required to satisfy such requirements until the date that is 75 days after the formation, acquisition or change in status of that Australian Subsidiary (the “Australian Joinder Date”), provided, further that Australian Subsidiary provides evidence of the completion of the financial assistance ‘whitewash’ procedure under Section 260B of the Corporations Act on or before the Australian Joinder Date.

(ii)          Upon the acquisition by the Company or any Subsidiary Guarantor of any After-Acquired Property, or upon any additional Subsidiary becoming a Subsidiary Guarantor, the Company or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and other Security Documents as shall be reasonably necessary to vest in the Notes Collateral Agent a perfected security interest, subject only to Permitted Liens and Liens permitted under Section 4.12(a), in such After-Acquired Property and to have such After-Acquired Property (but subject to the limitations as described in Article 17, the Security Documents and the Intercreditor Agreements) added to the Collateral (or in the case of a Subsidiary Guarantor, all of its assets that constitute After-Acquired Property), and thereupon all provisions of this Indenture relating to the Collateral shall be deemed to relate to such After-Acquired Property to the same extent and with the same force and effect.

(c)          Compliance with Laws; Payment of Taxes.

(i)          Comply, and cause each of its Subsidiaries to comply with all Requirements of Law (including, without limitation, all Environmental Laws), judgments and awards (including any settlement of any claim that, if breached, could give rise to any of the foregoing), except to the extent the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

(ii)         Pay, and cause each of its Subsidiaries to pay, in full before delinquency or before the expiration of any extension period, all taxes, assessments and other governmental charges imposed upon any Notes Party or any of its Subsidiaries or any property of any Notes Party or any of its Subsidiaries, except to the extent (x) contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and with respect to which adequate reserves have been set aside for the payment thereof in accordance with GAAP or (y) unpaid taxes, assessments and other governmental charges in an aggregate amount not exceed $25,000,000.

(d)          Preservation of Existence, Etc.  Except as otherwise expressly permitted by this Indenture, maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges (except as otherwise permitted by Article 11), and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except to the extent that the failure to be so qualified would not reasonably be expected to have a Material Adverse Effect.

(e)          Keeping of Records and Books of Account.  Keep, and cause each of its Subsidiaries to keep, adequate records and books of account, with complete entries made to permit the preparation of financial statements in accordance with GAAP.

(f)          [Reserved].

(g)          Maintenance of Properties, Etc.  Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear and casualty excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except to the extent the failure to so maintain and preserve or so comply would not reasonably be expected to have a Material Adverse Effect.

(h)          Maintenance of Insurance.  Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent, worker’s compensation and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.  All policies covering the Collateral are to be made payable to the Notes Collateral Agent for the benefit of the Trustee, as its interests may appear, in case of loss, under a standard non‑contributory “lender” or “secured party” clause and are to contain such other provisions as the Notes Collateral Agent may reasonably require to fully protect the Trustee’s interest in the Collateral and to any payments to be made under such policies.  All certificates of insurance are to be delivered to the Notes Collateral Agent, with the loss payable and additional insured endorsement in favor of the Notes Collateral Agent and such other Persons as the Notes Collateral Agent may designate from time to time, and shall provide for not less than 30 days’ (10 days’ in the case of non-payment) prior written notice to the Notes Collateral Agent of the exercise of any right of cancellation.  If any Notes Party or any of its Subsidiaries fails to maintain such insurance, the Notes Collateral Agent may arrange for such insurance, but at the Company’s expense and without any responsibility on the Notes Collateral Agent’s part or the Trustee’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims.  Upon the occurrence and during the continuance of an Event of Default, upon the written direction of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Notes Collateral Agent shall have the sole right, in the name of the Trustee, any Notes Party and its Subsidiaries, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

(i)           Obtaining of Permits, Etc.  Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations that are necessary or useful in the proper conduct of its business, in each case, except to the extent the failure to obtain, maintain, preserve or take such action would not reasonably be expected to have a Material Adverse Effect.

(j)           Environmental.  (i)  Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, with all Environmental Laws and provide to the Notes Collateral Agent any documentation of such compliance which the Notes Collateral Agent may reasonably request; (iii) provide the Notes Collateral Agent written notice within 20 days of becoming aware of any Release of a Hazardous Material in excess of any reportable quantity from or onto property at any time owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; and (iv) notify the Holders and the Notes Collateral Agent notice within 20 days of the receipt of any of the following:  (A) notice that an Environmental Lien has been filed against any property of any Notes Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Notes Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which, in the case of item (i), (ii) or (iii) of this paragraph, would reasonably be expected to have a Material Adverse Effect.

(k)          [Reserved].

(l)          [Reserved].

(m)          [Reserved].

(n)          [Reserved].

(o)          Anti-Bribery and Anti-Corruption Laws; Anti-Money Laundering and Anti-Terrorism Laws.  Maintain, and cause each of its Subsidiaries to maintain, policies and procedures that are reasonably designed to ensure compliance by the Notes Parties, their respective Subsidiaries and their respective directors, officers, employees and agents with the Anti-Corruption Laws and the Anti-Money Laundering and Anti-Terrorism Laws.

(p)          [Reserved].

(q)          [Reserved].

(r)          [Reserved].

(s)          [Reserved].

(t)           Control Agreements.  Deliver to the Notes Collateral Agent no later than 60 days after the Issue Date each Control Agreement that, in the reasonable judgment of the Notes Collateral Agent, are required for the Notes Parties to comply with the Indenture and the Security Documents, each duly executed by, in addition to the applicable Notes Party, the applicable financial institution.

(u)          [Reserved].

(v)          [Reserved].

(w)         Casualty and Condemnation.  Furnish to the Notes Collateral Agent and the Holders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding.

Section 4.12         Negative Covenants.  So long as any Notes are outstanding, each Notes Party shall not:

(a)          Liens, Etc.  Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien upon or with respect to any of its properties, whether now owned or hereafter acquired; file or suffer to exist under the Uniform Commercial Code or any Requirement of Law of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; or sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof) other than, as to all of the above, Permitted Liens.

(b)          Indebtedness.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness other than Permitted Indebtedness.

(c)          Dispositions.  Make any Disposition, whether in one transaction or a series of related transactions, of all or any part of its business, property or assets, whether now owned or hereafter acquired (or agree to do any of the foregoing), or permit any of its Subsidiaries to do any of the foregoing; provided, however, that any Notes Party and its Subsidiaries may make Permitted Dispositions.

(d)          Change in Nature of Business.  Make, or permit any of its Subsidiaries to make, any change in the nature of the business or activities of the Company and its Subsidiaries as of the Issue Date or business activities incidental or related thereto.

(e)          Loans, Advances, Investments, Etc.  Make or commit or agree to make, or permit any of its Subsidiaries make or commit or agree to make, any Investment in any other Person except for Permitted Investments.

(f)          Sale and Leaseback Transactions.  Enter into, or permit any of its Subsidiaries to enter into, any Sale and Leaseback Transaction except to the extent the Net Cash Proceeds thereof are used to repurchase Notes in accordance with Section 14.01 pursuant to an Asset Sale Repurchase Event.

(g)          Capital Expenditures.  Make or commit or agree to make, or permit any of its Subsidiaries to make or commit or agree to make, any Capital Expenditure (by purchase or Capitalized Lease) that would cause the aggregate amount of all Capital Expenditures made by the Notes Parties and their Subsidiaries to exceed $60,000,000.  For purposes of this Section 4.12(g), Capital Expenditures shall not include expenditures in respect of moving and build-out costs in connection with any Sale and Leaseback Transaction permitted under Section 4.12(f); provided that any such costs in excess of 20% of the proceeds received from such Sale and Leaseback Transaction shall be included.

(h)          Restricted Payments.  Make or permit any of its Subsidiaries to make any Restricted Payment other than (a) Permitted Restricted Payments and (b) Permitted Tax Distributions.

(i)          [Reserved].

(j)           Transactions with Affiliates.  Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) transactions consummated in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof if they involve one or more payments by the Company or any of its Subsidiaries in excess of $1,000,000 for any single transaction or series of related transactions, (ii) transactions by a Notes Party with another Notes Party not involving any other Affiliate and transactions by a Subsidiary that is not a Notes Party with another Subsidiary that is not a Notes Party not involving any other Affiliate, (iii) transactions permitted by Section 4.12(e) and Section 4.12(h), (iv) sales of Qualified Equity Interests of the Company to Affiliates of the Company not otherwise prohibited by this Indenture and the Security Documents and the granting of registration and other customary rights in connection therewith under agreements to which such Notes Party or such Subsidiary is a party as of the date hereof and any similar agreements which it may enter into thereafter; provided, however, that the existence of or the performance by any Notes Party or any of their respective Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the date hereof shall only be permitted by this clause (iv) to the extent that the terms of any such amendment or new agreement are not otherwise materially disadvantageous to the Holders when taken as a whole, (v) reasonable and customary director and officer compensation (including bonuses and stock option programs), benefits and indemnification arrangements, in each case approved by the Board of Directors (or a committee thereof) of such Notes Party or such Subsidiary, (vi) so long as no Default or Event of Default, in each case, pursuant to Section 6.01 has occurred and is continuing or would result therefrom, transactions in respect of the Management Agreement as in effect on the Issue Date and the payment of all amounts payable under the Management Agreement as in effect on the Issue Date, (vii) transactions, when viewed together with any related transactions, on terms that the Board of Directors of the Company determines pursuant to a Board Resolution are no less favorable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof and (viii) transactions under the Investor Agreement, the Registration Rights Agreement and the Option Awards Agreement.

(k)          Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.  Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of any Notes Party (i) to pay dividends or to make any other distribution on any shares of Equity Interests of such Subsidiary owned by any Notes Party or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to any Notes Party or any of its Subsidiaries, (iii) to make loans or advances to any Notes Party or any of its Subsidiaries or (iv) to transfer any of its property or assets to any Notes Party or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 4.12(k) shall prohibit or restrict compliance with:

(A)         (i) this Indenture and the Security Documents or (ii) the definitive documentation for the Remaining Term Loan, the Refinancing Facilities or any Additional Refinancing Facilities;

(B)         any agreement in effect on the date of this Indenture and described on Schedule 4.12(k), or any extension, replacement or continuation of any such agreement; provided, that, any such encumbrance or restriction contained in such extended, replaced or continued agreement is no less favorable in any material respect to the Holders than the encumbrance or restriction under or pursuant to the agreement so extended, replaced or continued;

(C)         any applicable law, rule or regulation (including, without limitation, applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(D)         in the case of clause (iv), (1) customary restrictions on the subletting, assignment or transfer of any specified property or asset set forth in a lease, license, asset sale agreement or similar contract for the conveyance of such property or asset and (2) instrument or other document evidencing a Permitted Lien (or the Indebtedness secured thereby) from restricting on customary terms the transfer of any property or assets subject thereto;

(E)         customary restrictions on dispositions of real property interests in reciprocal easement agreements;

(F)          customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets;

(G)         customary restrictions in contracts that prohibit the assignment of such contract; or

(H)         customary restrictions set forth in the Governing Documents of any Subsidiary that is not a wholly-owned Subsidiary.

(l)           Limitations on Negative Pledges.  Enter into, incur or permit to exist, or permit any Subsidiary to enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Notes Party or any Subsidiary of any Notes Party to create, incur or permit to exist any Lien (other than Permitted Liens) upon any of its property or revenues in favor of the Holders to secure the Notes Obligations under this Indenture and the Security Documents, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following:  (i) this Indenture and the Security Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 4.12(b) of this Indenture if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iii) any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition; provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases restricting the assignment or sublet thereof, (v) customary restrictions in contracts that prohibit the assignment of such contracts and (vi) customary restrictions set forth in the Governing Documents of any Subsidiary that is not a wholly-owned Subsidiary.

(m)         Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.

(i)          Except with respect to the Remaining Term Loan, the Refinancing Facilities or any Additional Refinancing Facilities, amend,, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness or of any instrument or agreement (including, without limitation, any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness if such amendment, modification or change would shorten the final maturity or average life to maturity of, or require any payment to be made earlier than the date originally scheduled on, such Indebtedness, would increase the interest rate applicable to such Indebtedness, would add any covenant or event of default, would change the subordination provision, if any, of such Indebtedness, or would otherwise be adverse to the Holders or the issuer of such Indebtedness in any respect,

(ii)          except for the Notes Obligations, the Obligations in respect of the Remaining Term Loan, the Refinancing Facilities or any Additional Refinancing Facilities or for any Indebtedness owing by a Subsidiary of a Notes Party to a Notes Party,

(A)         make any mandatory, voluntary or optional payment (including, without limitation, any payment of interest in cash that, at the option of the issuer, may be paid in cash or in kind), prepayment, redemption, defeasance, sinking fund payment or other acquisition for value of any of its or its Subsidiaries’ Subordinated Indebtedness (including, without limitation, by way of depositing money or securities with the trustee therefor before the date required for the purpose of paying any portion of such Subordinated Indebtedness when due),

(B)         refund, refinance, replace or exchange any other Subordinated Indebtedness for any such Indebtedness (other than with respect to Permitted Refinancing Indebtedness);

(iii)        amend, modify or otherwise change any of its Governing Documents (including, without limitation, by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it) with respect to any of its Equity Interests (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Equity Interests, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii)  that either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; provided that no such amendment, modification or change or new agreement or arrangement shall provide for any plan of division pursuant to Section 18-217 of the Delaware Limited Liability Company Act (or any similar statute or provision under applicable law); or

(iv)         agree to any amendment, modification or other change to or waiver of any of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to any Notes Party or any of its Subsidiaries or the Holders.

(n)          Investment Company Act of 1940.  Engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to be required to register under the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an “investment company” or a company “controlled” by an “investment company” not entitled to an exemption within the meaning of such Act.

(o)          ERISA.  (i) Engage, or permit any ERISA Affiliate to engage, in any transaction described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in Section 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not previously been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any employee welfare benefit plan within the meaning of Section 3(1) of ERISA which provides benefits to employees after termination of employment other than as required by Section 601 of ERISA or applicable law; (iv) fail to make any contribution or payment to any Multiemployer Plan which it or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or (v) fail, or permit any ERISA Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment.

(p)          Environmental.  Permit the use, handling, generation, storage, treatment, Release or disposal of Hazardous Materials at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws (other than any noncompliance that would not reasonably be expected to have a Material Adverse Effect).

(q)          [Reserved].

(r)           Anti-Money Laundering and Anti-Terrorism Laws.

(i)           None of the Notes Parties, nor any of their Subsidiaries shall:

(A)         conduct any business or engage in any transaction or dealing with or for the benefit of any Blocked Person, including the making or receiving of any contribution of funds, goods or services to, from or for the benefit of any Blocked Person;

(B)         deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked or subject to blocking pursuant to the Sanctions Programs;

(C)         use any of the proceeds of the Notes or the transactions contemplated by this Indenture to finance, promote or otherwise support in any manner any illegal activity, including, without limitation, any violation of the Anti-Money Laundering and Anti-Terrorism Laws or any specified unlawful activity as that term is defined in the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956 and 1957; or

(D)         violate, attempt to violate, or engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, any of the Anti-Money Laundering and Anti-Terrorism Laws in any material respects.

(ii)         None of the Notes Parties, nor any Subsidiary of any of the Notes Parties, nor any officer, director or principal shareholder or owner of any of the Notes Parties, nor, to the knowledge of any Notes Party, any of the Notes Parties’ respective agents acting or benefiting in any capacity in connection with the Notes or other transactions hereunder, shall be or shall become a Blocked Person.

(s)          Anti-Bribery and Anti-Corruption Laws.  None of the Notes Parties shall:

(i)           offer, promise, pay, give, or authorize the payment or giving of any money, gift or other thing of value, directly or indirectly, to or for the benefit of any Foreign Official for the purpose of: (A) influencing any act or decision of such Foreign Official in his, her, or its official capacity; (B) inducing such Foreign Official to do, or omit to do, an act in violation of the lawful duty of such Foreign Official, or (C) securing any improper advantage, in order to obtain or retain business for, or with, or to direct business to, any Person; or

(ii)          act or attempt to act in any manner which would subject any of the Notes Parties to liability under any Anti-Corruption Law.

(t)          Divisions.  Notwithstanding anything herein, no Notes Party that is a limited liability company may divide itself into two or more limited liability companies (pursuant to a “plan of division” as contemplated under the Delaware Limited Liability Company Act or otherwise), and in the event that any Notes Party that is a limited liability company divides itself into two or more limited liability companies, any limited liability companies formed as a result of such division shall be required to comply with the obligations set forth in this Indenture and become a Subsidiary Guarantor under this Indenture and the Security Documents.

Notwithstanding the foregoing, the limitations set forth in paragraphs (h) and (m) of this Section 4.12 shall not prohibit the Company’s entry into the Permitted Rights Agreement or, subject to the proviso in clause (ii) below, the taking of any action by the Company or any of the Subsidiaries pursuant to or in accordance with such Permitted Rights Agreement, including (i) the issuance (by dividend or otherwise) of common stock, preferred stock or other Equity Interests of the Company or purchase rights for the purchase of any of the foregoing; (ii) the making of Restricted Payments in respect of any Equity Interests or purchase rights described in the immediately preceding clause (i) (including the redemption of any such purchase rights); provided, that any such Restricted Payments made in the form of cash shall be subject to Section 4.12(h); and (iii) the filing of a certificate of designation or similar documentation in respect of any preferred stock or other Equity Interests of the Company that may be issued pursuant to or in accordance with such Permitted Rights Agreement.

Section 4.13         Minimum Liquidity.  So long as any Notes are outstanding, the Company shall not permit, as of the last day of any Fiscal Quarter, the aggregate amount of Qualified Cash of the Notes Parties to be less than $20,000,000.

Section 4.14         Dividend Event.  The Company shall not pay any dividend or make any distribution on account of any of the Company’s Equity Interests unless either (a) the Total Gross Leverage Ratio of the Company for the most recent four Fiscal Quarter period for which financial statements are available is less than 1.50 to 1.00 on a pro forma basis after giving effect to such dividend or distribution or (b) the Company shall have complied with the requirements of Article 14 with respect to the applicable Dividend Repurchase Event and, in such case, may only pay the dividend or make the distribution following the Repurchase Event Repurchase Date for such Dividend Repurchase Event in an amount up to the amount of the proposed dividend or distribution for such Dividend Repurchase Event.

Section 4.15          Remaining Term Loan.  The Company shall not incur any Indebtedness to refinance all or any portion of the Remaining Term Loan except pursuant to a Permitted Refinancing.

ARTICLE 5

LISTS OF HOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 5.01          Lists of Holders.  The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than 15 days after each May 15 and November 15 in each year beginning with May 15, 2021, and at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Holders as of a date not more than 15 days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 5.02          Preservation and Disclosure of Lists.  The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders contained in the most recent list furnished to it as provided in Section 5.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting.  The Trustee may dispose of any list furnished to it as provided in Section 5.01 upon receipt of a new list so furnished.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01         Events of Default.  Each of the following events shall be an “Event of Default” with respect to the Notes:

(a)          default in any payment of interest on any Note when due and payable, and the default continues for a period of 30 days;

(b)          default in the payment of principal or premium, if any, of any Note when due and payable on the Maturity Date, upon Optional Redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(c)          failure by the Company to comply with its obligation to convert the Notes in accordance with this Indenture upon exercise of a Holder’s conversion right and such failure continues for five calendar days;

(d)          failure by the Company to comply with its obligations under Article 11;

(e)          failure by the Company to issue a Repurchase Event Company Notice in accordance with Section 14.01(c) when due or comply with Section 14.05 in all material respects;

(f)          failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received by the Company to comply with any of its other agreements contained in the Notes or this Indenture;

(g)          default by the Company or any Subsidiary of the Company with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of the Company and/or any such Subsidiary, whether such debt now exists or shall hereafter be created, which default results (i) in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days or (ii) from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 30 days;

(h)          a final judgment or judgments for the payment of $25.0 million (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any Subsidiary of the Company, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished;

(i)           the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or any such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any such Significant Subsidiary or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due;

(j)           an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 90 consecutive days;

(k)          the Subsidiary Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) with respect to the Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or the Company or any Subsidiary Guarantor that qualifies as a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) denies or disaffirms in writing its obligations under this Indenture or any Subsidiary Guarantee with respect to the Notes (except as contemplated by the terms thereof) and such Default continues for 10 days;

(l)           unless such Liens have been released in accordance with the provisions of this Indenture, the Security Documents or the applicable Intercreditor Agreement, the Liens in favor of the Holders of the Notes with respect to all or substantially all of the Collateral cease to be valid or enforceable and such Default continues for 30 days, or the Company shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any security interest in the Collateral is invalid or unenforceable; or

(m)         the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice to the Company or such Subsidiary Guarantor with its other agreements contained in the Security Documents except for a failure that would not be material to the Holders of the Notes and would not materially affect the value of the Collateral taken as a whole.

Section 6.02         Acceleration; Rescission and Annulment.  If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding determined in accordance with Section 8.04, by notice in writing to the Company (and to the Trustee if given by Holders), may declare 100% of the principal of, premium, if any, and accrued and unpaid interest on, all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall automatically be immediately due and payable, anything contained in this Indenture or in the Notes to the contrary notwithstanding.  If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company or any of its Significant Subsidiaries occurs and is continuing, 100% of the principal of, premium, if any, and accrued and unpaid interest, if any, on, all Notes shall become and shall automatically be immediately due and payable.  Upon the acceleration of the Notes in connection with an Event of Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), an amount equal to the optional redemption premium that would have been payable in connection with an optional redemption of the Notes at the time of the occurrence of such acceleration will become and be immediately due and payable with respect to all Notes without any declaration or other act on the part of the Trustee or any Holders of the Notes and shall constitute part of the Notes Obligations in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Holder’s lost profits as a result thereof.  If the premium becomes due and payable pursuant to the preceding sentence, the premium shall be deemed to be principal of the Notes and interest shall accrue on the full principal amount of the Notes (including such premium) from and after the applicable triggering event.  Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the Notes and the Company agrees that it is reasonable under the circumstances currently existing.  The premium set forth in this paragraph shall also be payable in the event the Notes or the Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means.  THE COMPANY EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE PREMIUM PROVIDED FOR IN THIS PARAGRAPH IN CONNECTION WITH ANY SUCH ACCELERATION.  The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium set forth in the first sentence of this paragraph is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph.  The Company expressly acknowledges that their agreement to pay the premium to Holders pursuant to the first sentence of this paragraph is a material inducement to Holders to acquire the Notes.

The immediately preceding paragraph, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) any and all existing Events of Default under this Indenture, other than the nonpayment of the principal of and accrued and unpaid interest, if any, on Notes that shall have become due solely by such acceleration, shall have been cured or waived pursuant to Section 6.09, then and in every such case (except as provided in the immediately succeeding sentence) the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all Defaults or Events of Default with respect to the Notes and rescind and annul such declaration and its consequences and such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent Default or Event of Default, or shall impair any right consequent thereon.  Notwithstanding anything to the contrary herein, no such waiver or rescission and annulment shall extend to or shall affect any Default or Event of Default resulting from (i) the nonpayment of the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, or accrued and unpaid interest on, any Notes, (ii) a failure to repurchase any Notes when required or (iii) a failure to pay or deliver, as the case may be, the consideration due upon conversion of the Notes.

Section 6.03         [Reserved].

Section 6.04         Payments of Notes on Default; Suit Therefor.  If an Event of Default described in clause (a) or (b) of Section 6.01 shall have occurred, the Company shall, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal and interest, if any, with interest on any overdue principal and interest, if any, at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 7.06.  If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under Title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.04, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest, if any, in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due to the Trustee under Section 7.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Holders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 7.06, incurred by it up to the date of such distribution.  To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders of the Notes may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting such Holder or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Holders of the Notes parties to any such proceedings.

In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of any waiver pursuant to Section 6.09 or any rescission and annulment pursuant to Section 6.02 or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Holders and the Trustee shall, subject to any determination in such proceeding, be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the Holders and the Trustee shall continue as though no such proceeding had been instituted.

Section 6.05         Application of Monies Collected by Trustee.  Subject to the applicable Intercreditor Agreement, any monies collected by the Trustee pursuant to this Article 6 with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee and its agents and counsel under Section 7.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on, and any cash due upon conversion of, the Notes in default in the order of the date due of the payments of such interest and cash due upon conversion, as the case may be, with interest (to the extent that such interest has been collected by the Trustee) upon such overdue payments at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount (including, if applicable, the payment of the Redemption Price and the Repurchase Event Repurchase Price and any cash due upon conversion) then owing and unpaid upon the Notes for principal and interest, if any, with interest on the overdue principal and, to the extent that such interest has been collected by the Trustee, upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal (including, if applicable, the Redemption Price and the Repurchase Event Repurchase Price and the cash due upon conversion) and interest without preference or priority of principal over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal (including, if applicable, the Redemption Price and the Repurchase Event Repurchase Price and any cash due upon conversion) and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company or, to the extent the Trustee collects any amount for any Subsidiary Guarantor, to such Subsidiary Guarantor.

Section 6.06         Proceedings by Holders.  Except to enforce the right to receive payment of principal (including, if applicable, the Redemption Price and the Repurchase Event Repurchase Price) or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless:

(a)          such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as herein provided;

(b)          Holders of at least 25% in aggregate principal amount of the Notes then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder;

(c)          such Holders shall have offered to the Trustee such security or indemnity reasonably satisfactory to it against any loss, liability or expense to be incurred therein or thereby;

(d)          the Trustee for 60 days after its receipt of such notice, request and offer of such security or indemnity, shall have neglected or refused to institute any such action, suit or proceeding; and

(e)          no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority of the aggregate principal amount of the Notes then outstanding within such 60-day period pursuant to Section 6.09, it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders (except as otherwise provided herein) (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not any such actions or forbearances on the part of any Holder or Holders are unduly prejudicial to such other Holder or Holders).  For the protection and enforcement of this Section 6.06, each and every Holder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Holder to receive payment or delivery, as the case may be, of (x) the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, (y) accrued and unpaid interest, if any, on, and (z) the consideration due upon conversion of, such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, on or after such respective dates against the Company shall not be impaired or affected without the consent of such Holder.

Section 6.07          Proceedings by Trustee.  In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any of such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 6.08         Remedies Cumulative and Continuing.  Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article 6 to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders of the Notes, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or Event of Default or any acquiescence therein; and, subject to the provisions of Section 6.06, every power and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

Section 6.09         Direction of Proceedings and Waiver of Defaults by Majority of Holders.  The Holders of a majority of the aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.  The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 8.04 may on behalf of the Holders of all of the Notes waive any Default or Event of Default hereunder and its consequences except (i) a default in the payment of accrued and unpaid interest, if any, on, or the principal (including any Redemption Price and any Repurchase Event Repurchase Price) of, the Notes when due that has not been cured pursuant to the provisions of Section 6.01, (ii) a failure by the Company to pay or deliver, as the case may be, the consideration due upon conversion of the Notes or (iii) a default in respect of a covenant or provision hereof which under Article 10 cannot be modified or amended without the consent of each Holder of an outstanding Note affected.  Upon any such waiver the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.  Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 6.09, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.10         Notice of Defaults.  The Trustee shall, within 90 days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, give to all Holders as the names and addresses of such Holders appear upon the Note Register (or, in the case of Global Notes, pursuant to the customary procedures of the Depositary), notice of such Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; provided, however, that, except in the case of a Default in the payment of the principal of (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable), or accrued and unpaid interest on, any of the Notes or a Default in the payment or delivery of the consideration due upon conversion, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of the Holders.

Section 6.11         Undertaking to Pay Costs.  All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 6.11 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 8.04, or to any suit instituted by any Holder for the enforcement of the payment of the principal of or accrued and unpaid interest, if any, on any Note (including, but not limited to, the Redemption Price and the Repurchase Event Repurchase Price, if applicable) on or after the due date expressed or provided for in such Note or to any suit for the enforcement of the right to convert any Note, or receive the consideration due upon conversion, in accordance with the provisions of Article 13.

ARTICLE 7

CONCERNING THE TRUSTEE

Section 7.01         Duties and Responsibilities of Trustee.  The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture.  In the event an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own grossly negligent action, its own grossly negligent failure to act or its own willful misconduct, except that:

(a)          prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i)          the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)          in the absence of gross negligence and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b)          the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved that the Trustee was grossly negligent in ascertaining the pertinent facts;

(c)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time outstanding determined as provided in Section 8.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d)          whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section;

(e)          the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-Note Registrar with respect to the Notes;

(f)           if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless a Responsible Officer of the Trustee had actual knowledge of such event;

(g)          in the absence of written investment direction from the Company, all cash received by the Trustee shall be placed in a non-interest bearing trust account, and in no event shall the Trustee be liable for the selection of investments or for investment losses incurred thereon or for losses incurred as a result of the liquidation of any such investment prior to its maturity date or the failure of the party directing such investments prior to its maturity date or the failure of the party directing such investment to provide timely written investment direction, and the Trustee shall have no obligation to invest or reinvest any amounts held hereunder in the absence of such written investment direction from the Company;

(h)          the rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; and

(i)           the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 7.02         Reliance on Documents, Opinions, Etc.   Except as otherwise provided in Section 7.01:

(a)           the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c)          the Trustee may consult with counsel and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company for any reasonable expenses incurred and shall incur no liability of any kind by reason of such inquiry or investigation;

(e)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder; and

(f)           the permissive rights of the Trustee enumerated herein shall not be construed as duties.

In no event shall the Trustee be liable for any indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action other than any such loss or damage caused by the Trustee’s willful misconduct or gross negligence.  The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Notes, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Company, any Subsidiary Guarantor or by any Holder of the Notes and such notice references this Indenture and the Notes.

Section 7.03         No Responsibility for Recitals, Etc.  The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes.  The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 7.04         Trustee, Paying Agents, Conversion Agents or Note Registrar May Own Notes.  The Trustee, any Paying Agent, any Conversion Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent, Conversion Agent or Note Registrar.

Section 7.05         Monies and Shares of Common Stock to Be Held in Trust.  All monies and shares of Common Stock received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received.  Money and shares of Common Stock held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money or shares of Common Stock received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 7.06         Compensation and Expenses of Trustee.  The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ) except any such expense, disbursement or advance as shall have been caused by its gross negligence or willful misconduct.  The Company and the Subsidiary Guarantors also covenant to, jointly and severally, indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence or willful misconduct on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this Indenture or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises.  The obligations of the Company and the Subsidiary Guarantors under this Section 7.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 6.05, funds held in trust herewith for the benefit of the Holders of particular Notes, and for the avoidance of doubt, such lien shall not be extended in a manner that would conflict with the Company’s obligations to its other creditors.  The Trustee’s right to receive payment of any amounts due under this Section 7.06 shall not be subordinate to any other liability or indebtedness of the Company.  The obligation of the Company under this Section 7.06 shall survive the satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee.  The Company and any Subsidiary Guarantor need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.  The indemnification provided in this Section 7.06 shall extend to the officers, directors, agents and employees of the Trustee.

Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee and its agents and any authenticating agent incur expenses or render services after an Event of Default specified in Section 6.01(i) or Section 6.01(j) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any bankruptcy, insolvency or similar laws.

Section 7.07         Officer’s Certificate as Evidence.  Except as otherwise provided in Section 7.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence and willful misconduct on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence and willful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 7.08         Eligibility of Trustee.  There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act (as if the Trust Indenture Act were applicable hereto) to act as such and has a combined capital and surplus of at least $50,000,000.  If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09         Resignation or Removal of Trustee.

(a)          The Trustee may at any time resign by giving written notice of such resignation to the Company and by giving notice thereof to the Holders at their addresses as they shall appear on the Note Register.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee.  If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation to the Holders, the resigning Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, subject to the provisions of Section 6.11, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b)          In case at any time any of the following shall occur:

(i)           the Trustee shall cease to be eligible in accordance with the provisions of Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder, or

(ii)          the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in either case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 6.11, any Holder who has been a bona fide holder of a Note or Notes for at least six months (or since the date of this Indenture) may, on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c)          The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 8.04, may at any time remove the Trustee by so notifying the Trustee and the Company in writing not less than 30 days prior to the effective date of such removal, and may nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Holder, upon the terms and conditions and otherwise as in (a) provided, may petition any court of competent jurisdiction for an appointment of a successor trustee at the expense of the Company.

(d)          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 7.09 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 7.10.

(e)          The resigning or removed Trustee shall have no responsibility or liability for any action or inaction of a successor Trustee.

Section 7.10         Acceptance by Successor Trustee.  Any successor trustee appointed as provided in Section 7.09 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 7.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act.  Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.  Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 7.06.

No successor trustee shall accept appointment as provided in this Section 7.10 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 7.08.

Upon acceptance of appointment by a successor trustee as provided in this Section 7.10, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall give or cause to be given notice of the succession of such trustee hereunder to the Holders at their addresses as they shall appear on the Note Register.  If the Company fails to give such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 7.11         Succession by Merger, Etc.  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be eligible under the provisions of Section 7.08.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Notes in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 7.12         Trustee’s Application for Instructions from the Company.  Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders of the Notes under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective.  The Trustee shall not be liable to the Company for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action (or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

Section 7.13         Limitation on Duty of Trustee; Indemnification.  Subject to Section 7.01 of this Indenture, the Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreements or any other Security Document by the Company, the Subsidiary Guarantors or the Notes Collateral Agent.  The Trustee may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Trustee, in relation to any matter arising in the administration of this Indenture.

ARTICLE 8

CONCERNING THE HOLDERS

Section 8.01         Action by Holders.  Whenever in this Indenture it is provided that the Holders of a specified percentage of the aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced (a) by any instrument or any number of instruments of similar tenor executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of the Holders voting in favor thereof at any meeting of Holders duly called and held in accordance with the provisions of Article 9, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.  Whenever the Company or the Trustee solicits the taking of any action by the Holders of the Notes, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Holders entitled to take such action.  The record date if one is selected shall be not more than fifteen days prior to the date of commencement of solicitation of such action.

Section 8.02         Proof of Execution by Holders.  Subject to the provisions of Section 7.01, Section 7.02 and Section 9.05, proof of the execution of any instrument by a Holder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee.  The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.  The record of any Holders’ meeting shall be proved in the manner provided in Section 9.06.

Section 8.03         Who Are Deemed Absolute Owners.  The Company, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for conversion of such Note and for all other purposes under this Indenture; and none of the Company, the Trustee, any Paying Agent, any Conversion Agent and any Note Registrar shall be affected by any notice to the contrary.  The sole registered holder of a Global Note shall be the Depositary or its nominee.  All such payments or deliveries so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sums or shares of Common Stock so paid or delivered, effectual to satisfy and discharge the liability for monies payable or shares deliverable upon any such Note.  Notwithstanding anything to the contrary in this Indenture or the Notes following an Event of Default, any holder of a beneficial interest in a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such holder’s right to exchange such beneficial interest for a Note in certificated form in accordance with the provisions of this Indenture.

Section 8.04         Company-Owned Notes Disregarded.  In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are owned by the Company or by any Subsidiary thereof shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer actually knows are so owned shall be so disregarded.  Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 8.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Subsidiary thereof.  In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee.  Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 7.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 8.05         Revocation of Consents; Future Holders Bound.  At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 8.01, of the taking of any action by the Holders of the percentage of the aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 8.02, revoke such action so far as concerns such Note.  Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE 9

HOLDERS’ MEETINGS

Section 9.01         Purpose of Meetings.  A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article 9 for any of the following purposes:

(a)          to give any notice to the Company or to the Trustee or to give any directions to the Trustee permitted under this Indenture, or to consent to the waiving of any Default or Event of Default hereunder (in each case, as permitted under this Indenture) and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article 6;

(b)          to remove the Trustee and nominate a successor trustee pursuant to the provisions of Article 7;

(c)          to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 10.02; or

(d)          to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Notes under any other provision of this Indenture or under applicable law.

Section 9.02         Call of Meetings by Trustee.  The Trustee may at any time call a meeting of Holders to take any action specified in Section 9.01, to be held at such time and at such place as the Trustee shall determine.  Notice of every meeting of the Holders, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting and the establishment of any record date pursuant to Section 8.01, shall be given to Holders of such Notes at their addresses as they shall appear on the Note Register.  Such notice shall also be given to the Company.  Such notices shall be given not less than 20 nor more than 90 days prior to the date fixed for the meeting.

Any meeting of Holders shall be valid without notice if the Holders of all Notes then outstanding are present in person or by proxy or if notice is waived before or after the meeting by the Holders of all Notes then outstanding, and if the Company and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

Section 9.03         Call of Meetings by Company or Holders.  In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% of the aggregate principal amount of the Notes then outstanding, shall have requested the Trustee to call a meeting of Holders, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after receipt of such request, then the Company or such Holders may determine the time and the place for such meeting and may call such meeting to take any action authorized in Section 9.01, by mailing notice thereof as provided in Section 9.02.

Section 9.04         Qualifications for Voting.  To be entitled to vote at any meeting of Holders a Person shall (a) be a Holder of one or more Notes on the record date pertaining to such meeting or (b) be a Person appointed by an instrument in writing as proxy by a Holder of one or more Notes on the record date pertaining to such meeting.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 9.05         Regulations.  Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders, in regard to proof of the holding of Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in aggregate principal amount of the Notes represented at the meeting and entitled to vote at the meeting.

Subject to the provisions of Section 8.04, at any meeting of Holders each Holder or proxyholder shall be entitled to one vote for each $1,000 principal amount of Notes held or represented by him or her; provided, however, that no vote shall be cast or counted at any meeting in respect of any Note challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding.  The chairman of the meeting shall have no right to vote other than by virtue of Notes held by it or instruments in writing as aforesaid duly designating it as the proxy to vote on behalf of other Holders.  Any meeting of Holders duly called pursuant to the provisions of Section 9.02 or Section 9.03 may be adjourned from time to time by the Holders of a majority of the aggregate principal amount of Notes represented at the meeting, whether or not constituting a quorum, and the meeting may be held as so adjourned without further notice.

Section 9.06         Voting.  The vote upon any resolution submitted to any meeting of Holders shall be by written ballot on which shall be subscribed the signatures of the Holders or of their representatives by proxy and the outstanding aggregate principal amount of the Notes held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record in duplicate of the proceedings of each meeting of Holders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.02.  The record shall show the aggregate principal amount of the Notes voting in favor of or against any resolution.  The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Section 9.07         No Delay of Rights by Meeting.  Nothing contained in this Article 9 shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Notes.

ARTICLE 10

SUPPLEMENTAL INDENTURES

Section 10.01       Supplemental Indentures Without Consent of Holders.  The Company and Subsidiary Guarantors, when authorized by the resolutions of the Board of Directors of the Company, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

(a)         to cure any ambiguity, omission, defect or inconsistency;

(b)          to provide for the assumption by a Successor Company of the obligations of the Company under this Indenture pursuant to Article 11, or to provide for the assumption by a Successor Subsidiary Guarantor of the obligations of a Subsidiary Guarantor under this Indenture pursuant to Article 11;

(c)          to add guarantees or collateral with respect to the Notes;

(d)          to secure the Notes;

(e)          to add to the covenants or Events of Default of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(f)           to provide for the conversion of Notes in accordance with the terms of this Indenture;

(g)          to make any change that does not adversely affect the rights of any Holder;

(h)          to comply with any requirement of the Securities and Exchange Commission with any qualification of this Indenture under the Trust Indenture Act (if the Company elects to qualify this Indenture under the Trust Indenture Act);

(i)           to comply with the applicable procedures of the Depositary;

(j)           to increase the Conversion Rate as provided in this Indenture;

(k)          to provide for the appointment of a successor trustee or facilitate the administration of the trusts under this Indenture by more than one trustee, in each case, in accordance with this Indenture;

(l)           to irrevocably elect or eliminate the right to elect a Settlement Method or irrevocably elect a Specified Dollar Amount; provided, however, that no such election or elimination will affect the Settlement Method applicable to any conversion whose Conversion Date occurs before such election or elimination;

(m)         in connection with any Merger Event, to provide that the Notes are convertible into Reference Property, subject to Section 13.02, and to make certain related changes to the terms of the Notes;

(n)          to release Collateral as explicitly permitted by this Indenture or the Security Documents;

(o)          to subordinate the Liens on the Collateral in connection with a Permitted Refinancing in a manner reasonably acceptable to Holders of at least a majority of the of the aggregate principal amount of the Notes then outstanding; provided that no Holder shall be adversely affected in a manner different from any other Holder; and

(p)          to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or any Subsidiary.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02       Supplemental Indentures with Consent of Holders.  With the consent (evidenced as provided in Article 8) of the Holders of at least a majority of the aggregate principal amount of the Notes then outstanding (determined in accordance with Article 8 and including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company and Subsidiary Guarantors, when authorized by the resolutions of the Board of Directors of the Company, and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided, however, that, without the consent of each Holder of an outstanding Note affected, no such supplemental indenture shall:

(a)          reduce the percentage of the principal amount of then outstanding Notes whose Holders must consent to an amendment;

(b)          reduce the rate, or extend the stated time for payment, of interest on any Note;

(c)          reduce the principal, or extend the Maturity Date, of any Note;

(d)          except as required by this Indenture, make any change that adversely affects the conversion rights of any Notes;

(e)          reduce the Redemption Price or the Repurchase Event Repurchase Price of any Note or amend or modify in any manner adverse to the Holders the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (it being understood that amendments to the definitions of Asset Sale Repurchase Event, Asset Sale Repurchase Event Amount, ECF Repurchase Event, ECF Repurchase Event Amount, Unrestricted Cash Repurchase Event, Unrestricted Cash Repurchase Event Amount and component definitions thereof in order to conform such terms to the corresponding terms of the Refinancing Facilities (or remove any such term if there is no corresponding term in the Refinancing Facilities) may be effected with the consent of Holders of a majority in a principal amount of the Notes);

(f)          change the place or currency of payment of principal or interest in respect of any Note;

(g)          impair the right of any Holder to receive payment of principal and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(h)          except as required by this Indenture, adversely affect the ranking (including as to payment priority and lien priority) of the Notes or any Subsidiary Guarantee to any other Indebtedness of the Company or any Subsidiary Guarantor;

(i)           make any change in this Article 10 that requires each Holder’s consent or in the waiver provisions in Section 6.02 or Section 6.09; or

(j)           make any change to the provisions of this Indenture, the Security Documents or the Intercreditor Agreements with respect to the pro rata application of proceeds of Collateral in respect of the Notes required thereby in a manner that by its terms modifies the application of such proceeds in respect of the Notes required thereby to be on a less than pro rata basis to the Holder of such Note.

Except as expressly provided by this Indenture, the Security Documents or the Intercreditor Agreements, without the consent of the Holders of at least 90% in an aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of this Indenture and the Security Documents with respect to the Notes

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Holders do not need under this Section 10.02 to approve the particular form of any proposed supplemental indenture.  It shall be sufficient if such Holders approve the substance thereof.  After any such supplemental indenture becomes effective, the Company shall give to the Holders a notice briefly describing such supplemental indenture.  However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the supplemental indenture.

Section 10.03       Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture pursuant to the provisions of this Article 10, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04       Notation on Notes.  Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article 10 may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 19.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05       Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee.  In addition to the documents required by Section 19.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel stating that, and as conclusive evidence that, any supplemental indenture executed pursuant hereto complies with the requirements of this Article 10, is permitted or authorized by this Indenture, and that such supplemental indenture is the valid and binding obligation of the Company and any guarantor party thereto, enforceable against the Company and any guarantor party thereto in accordance with its terms.

ARTICLE 11

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 11.01       Company May Consolidate, Etc. on Certain Terms.  Subject to the provisions of Section 11.02, the Company shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person, unless:

(a)          the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (collectively, the “Permitted Jurisdictions”), and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture or other applicable documents or instruments all of the obligations of the Company under the Notes, this Indenture and the Security Documents;

(b)          immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture; and

(c)          the Successor Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, amalgamation or transfer and such supplemental indentures (if any) comply with this Indenture.

For purposes of this Section 11.01, the sale, conveyance, transfer or lease of all or substantially all of the properties and assets of one or more Subsidiaries of the Company to another Person, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, to another Person.

Section 11.02       Successor Corporation to Be Substituted.  In case of any such consolidation, merger, sale, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company, such Successor Company (if not the Company) shall succeed to and, except in the case of a lease of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries, taken as a whole, shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part.  Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose.  All the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof.  In the event of any such consolidation, merger, sale, conveyance or transfer where there is a Successor Company (but not in the case of a lease), upon compliance with this Article 11 the Person named as the “Company” in the first paragraph of this Indenture (or any successor that shall thereafter have become such in the manner prescribed in this Article 11) may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture and the Notes.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 11.03       Subsidiary Guarantors May Consolidate, Etc. on Certain Terms.

(a)          Subject to Section 18.02(b), no Subsidiary Guarantor shall, and the Company shall not permit any Subsidiary Guarantor to, consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of its consolidated properties and assets to another Person, unless:

(i)           either (a) the resulting, surviving or transferee Person (the “Successor Subsidiary Guarantor”), if not the Subsidiary Guarantor, shall be a company, corporation, partnership or limited liability company or similar entity organized and existing under the laws of a Permitted Jurisdiction or the same jurisdiction as such Subsidiary Guarantor, and the Successor Subsidiary Guarantor (if not the Subsidiary Guarantor) shall expressly assume, by supplemental indenture or other applicable documents or instruments all of the obligations of the Subsidiary Guarantor under the Notes, this Indenture and the Security Documents and the Subsidiary Guarantee, as applicable, or (b) such sale, conveyance, transfer, lease or disposition or consolidation, amalgamation or merger is not in violation of Section 4.12(c); and

(ii)          if pursuant to clause (i)(a) above, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

(b)          Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating or reorganizing such Subsidiary Guarantor in a Permitted Jurisdiction or may convert into a limited liability company, corporation, partnership or similar entity organized or existing under the laws of any Permitted Jurisdiction so long as the amount of Indebtedness of such Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with the Company or any Subsidiary Guarantor.

(c)          In addition, notwithstanding the foregoing, a Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, liquidate, dissolve, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to the Company or any Subsidiary Guarantor.

(d)          Except as otherwise provided in this Indenture, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under this Indenture, the Notes and the Security Documents and the Subsidiary Guarantee, as applicable, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under this Indenture, the Notes and the Security Documents and its Subsidiary Guarantee.

ARTICLE 12

IMMUNITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS AND DIRECTORS

Section 12.01       Indenture and Notes Solely Corporate Obligations.  No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor the delivery of Common Stock upon conversion of any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, Officer or director or Subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE 13

CONVERSION OF NOTES

Section 13.01       Conversion Privilege.

(a)         Subject to and upon compliance with the provisions of this Article 13, each Holder of a Note shall have the right, at such Holder’s option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Note at any time until the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, in each case, at an initial conversion rate of 200.0000 shares of Common Stock (subject to adjustment as provided in this Article 13, the “Conversion Rate”) per $1,000 principal amount of Notes (subject to, and in accordance with, the settlement provisions of Section 13.02, the “Conversion Obligation”).

Section 13.02       Conversion Procedure; Settlement Upon Conversion.

(a)          Subject to this Section 13.02, Section 13.03(b) and Section 13.07(a), upon conversion of any Note, the Company shall pay or deliver, as the case may be, to the converting Holder, in respect of each $1,000 principal amount of Notes being converted, cash (“Cash Settlement”), shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 (“Physical Settlement”) or a combination of cash and shares of Common Stock, together with cash, if applicable, in lieu of delivering any fractional share of Common Stock in accordance with subsection (j) of this Section 13.02 (“Combination Settlement”), at its election, as set forth in this Section 13.02.

(i)          All conversions for which the relevant Conversion Date occurs on or after September 1, 2027, and all conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes and on or prior to the second Scheduled Trading Day prior to the related Redemption Date, shall be settled using the same Settlement Method.

(ii)         Except for any conversions for which the relevant Conversion Date occurs after the Company’s issuance of a Redemption Notice with respect to the Notes but on or prior to the second Scheduled Trading Day prior to the related Redemption Date, and any conversions for which the relevant Conversion Date occurs on or after September 1, 2027, the Company shall use the same Settlement Method for all conversions with the same Conversion Date, but the Company shall not have any obligation to use the same Settlement Method with respect to conversions with different Conversion Dates.

(iii)        Subject to clauses (i) and (ii) above, if, in respect of any Conversion Date, the Company elects to deliver a notice (the “Settlement Notice”) of the relevant Settlement Method in respect of such Conversion Date, the Company, through the Trustee, shall deliver such Settlement Notice to converting Holders no later than the close of business on the Trading Day immediately following the relevant Conversion Date (or, in the case of any conversions for which the relevant Conversion Date occurs (x) after the date of issuance of a Redemption Notice with respect to the Notes and on or prior to the second Scheduled Trading Day prior to the related Redemption Date, in such Redemption Notice or (y) on or after September 1, 2027, no later than September 1, 2027).  If the Company does not elect a Settlement Method prior to the deadline set forth in the immediately preceding sentence, the Company shall no longer have the right to elect Cash Settlement or Physical Settlement and the Company shall be deemed to have elected Combination Settlement in respect of its Conversion Obligation, and the Specified Dollar Amount per $1,000 principal amount of Notes shall be equal to $1,000.  Such Settlement Notice shall specify the relevant Settlement Method and in the case of an election of Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount per $1,000 principal amount of Notes.  If the Company delivers a Settlement Notice electing Combination Settlement in respect of its Conversion Obligation but does not indicate a Specified Dollar Amount per $1,000 principal amount of Notes in such Settlement Notice, the Specified Dollar Amount per $1,000 principal amount of Notes shall be deemed to be $1,000.  The Company may, prior to September 1, 2027, at its option, irrevocably fix the Settlement Method or the Specified Dollar Amount per $1,000 principal amount of Notes of $1,000 or elect Combination Settlement with an ability to continue to set the Specified Dollar Amount per $1,000 principal amount of Notes at or above any specific amount set forth in such election notice, for all conversions for which the relevant Conversion Date occurs subsequent to such notice, by notice of such election to all Holders.  For the avoidance of doubt, such change or election (as the case may be), if made, will be effective without the need to amend this Indenture or the Notes. However, the Company may nonetheless choose to execute such an amendment at its option.

(iv)         The cash, shares of Common Stock or combination of cash and shares of Common Stock in respect of any conversion of Notes (the “Settlement Amount”) shall be computed as follows:

(A)         if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Physical Settlement, the Company shall deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date;

(B)         if the Company elects to satisfy its Conversion Obligation in respect of such conversion by Cash Settlement, the Company shall pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the sum of the Daily Conversion Values for each of the 40 consecutive Trading Days during the related Observation Period; and

(C)         if the Company elects (or is deemed to have elected) to satisfy its Conversion Obligation in respect of such conversion by Combination Settlement, the Company shall pay or deliver, as the case may be, in respect of each $1,000 principal amount of Notes being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 40 consecutive Trading Days during the related Observation Period.

(v)          The Daily Settlement Amounts (if applicable) and the Daily Conversion Values (if applicable) shall be determined by the Company promptly following the last day of the Observation Period.  Promptly after such determination of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering any fractional share of Common Stock, the Company shall notify the Trustee and the Conversion Agent (if other than the Trustee) of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash payable in lieu of delivering fractional shares of Common Stock.  The Trustee and the Conversion Agent (if other than the Trustee) shall have no responsibility for any such determination.

(b)          Subject to Section 13.02(e), before any Holder of a Note shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and, if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h) and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock to be delivered upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date to which such Holder is not entitled as set forth in Section 13.02(h).  The Trustee (and if different, the Conversion Agent) shall notify the Company of any conversion pursuant to this Article 13 on the Conversion Date for such conversion.  No Notice of Conversion with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Event Repurchase Notice or Put Notice to the Company in respect of such Notes and has not validly withdrawn such Repurchase Event Repurchase Notice or Put Notice in accordance with Section 14.02 or Section 14.05, as applicable.  A Holder’s exercise of its conversion rights shall be irrevocable.

If more than one Note shall be surrendered for conversion at one time by the same Holder, the Conversion Obligation with respect to such Notes shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

(c)          A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in subsection (b) above.  Except as set forth in Section 13.03(b), Section 13.04(f) or Section 13.07(a), the Company shall pay or deliver, as the case may be, the consideration due in respect of the Conversion Obligation on the second Business Day immediately following the relevant Conversion Date, if the Company elects Physical Settlement, or on the second Business Day immediately following the last Trading Day of the Observation Period, in the case of any other Settlement Method.  If any shares of Common Stock are due to converting Holders, the Company shall issue or cause to be issued, and deliver (if applicable) to the Conversion Agent or to such Holder, or such Holder’s nominee or nominees, the full number of shares of Common Stock to which such Holder shall be entitled, in certificate form or in book-entry format, in satisfaction of the Company’s Conversion Obligation.

(d)          In case any Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)          If a Holder submits a Note for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of Common Stock upon conversion, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder shall pay that tax.  The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Trustee receives a sum sufficient to pay any tax that is due by such Holder in accordance with the immediately preceding sentence.

(f)           Except as provided in Section 13.04, no adjustment shall be made for dividends on any shares of Common Stock issued upon the conversion of any Note as provided in this Article 13.

(g)          Upon the conversion of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(h)          Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below.  The Company’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date.  As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.  Notwithstanding the foregoing, if Notes are converted after the close of business on a Regular Record Date, Holders of such Notes as of the close of business on such Regular Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the close of business on any Regular Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted (regardless of whether the converting Holder was the Holder of record on the corresponding Regular Record Date); provided, however, that no such payment shall be required (1) for conversions following the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Redemption Date that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; (3) if the Company has specified a Repurchase Event Repurchase Date for a Fundamental Change or Par Repurchase Event that is after a Regular Record Date and on or prior to the second Business Day immediately following the corresponding Interest Payment Date; or (4) to the extent of any Defaulted Amounts, if any Defaulted Amounts exists at the time of conversion with respect to such Note.  Therefore, for the avoidance of doubt, all Holders of record on the Regular Record Date immediately preceding the Maturity Date, any Redemption Date described in clause (2) above, and any Repurchase Event Repurchase Date described in clause (3) above shall receive the full interest payment due on the Maturity Date or other applicable Interest Payment Date in cash regardless of whether their Notes have been converted following such Regular Record Date.

(i)           The Person in whose name the shares of Common Stock shall be issuable upon conversion shall be treated as a stockholder of record as of the close of business on the relevant Conversion Date (if the Company elects to satisfy the related Conversion Obligation by Physical Settlement) or the last Trading Day of the relevant Observation Period (if the Company elects (or is deemed to elect) to satisfy the related Conversion Obligation by Combination Settlement), as the case may be.  Upon a conversion of Notes, such Person shall no longer be a Holder of such Notes surrendered for conversion.

(j)           The Company shall not issue any fractional share of Common Stock upon conversion of the Notes and shall instead pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant Conversion Date (in the case of Physical Settlement) or based on the Daily VWAP for the last Trading Day of the relevant Observation Period (in the case of Combination Settlement).  For each Note surrendered for conversion, if the Company has elected Combination Settlement, the full number of shares that shall be issued upon conversion thereof shall be computed on the basis of the aggregate Daily Settlement Amounts for the relevant Observation Period and any fractional shares remaining after such computation shall be paid in cash.

Section 13.03       Increased Conversion Rate Applicable to Certain Notes Surrendered in Connection with Make-Whole Fundamental Changes.

(a)          If the Effective Date of a Make-Whole Fundamental Change occurs prior to the Maturity Date and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, then the Company shall, under the circumstances described below, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the relevant Notice of Conversion is received by the Conversion Agent from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the close of business on the second Business Day immediately prior to the Repurchase Event Repurchase Date related to such Fundamental Change (or, in the case of a Make-Whole Fundamental Change that would have been a Fundamental Change but for the proviso in clause (b) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change) (such period, the “Make-Whole Fundamental Change Period”).

(b)          Upon surrender of Notes for conversion in connection with a Make-Whole Fundamental Change, the Company shall, at its option, satisfy the related Conversion Obligation by Physical Settlement, Cash Settlement or Combination Settlement in accordance with Section 13.02; provided, however, that if, at the effective time of a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the Reference Property following such Make-Whole Fundamental Change is composed entirely of cash, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the Conversion Obligation shall be calculated based solely on the Stock Price for the transaction and shall be deemed to be an amount of cash per $1,000 principal amount of converted Notes equal to the Conversion Rate (including any adjustment for Additional Shares as described in this Section 13.03), multiplied by such Stock Price.  In such event, the Conversion Obligation shall be paid to Holders in cash on the second Business Day following the Conversion Date.  The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change no later than five Business Days after such Effective Date.

(c)          The number of Additional Shares, if any, by which the Conversion Rate shall be increased shall be determined by reference to the table below, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the relevant Stock Price.  If the holders of the Common Stock receive in exchange for their Common Stock only cash in a Make-Whole Fundamental Change described in clause (b) of the definition of Fundamental Change, the “Stock Price” shall be the cash amount paid per share.  Otherwise, the “Stock Price” shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change.  The Board of Directors of the Company shall make appropriate adjustments to the Stock Price, in its good faith determination, to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date (as such term is used in Section 13.04) or expiration date of the event occurs during such five consecutive Trading Day period.

(d)          The Stock Prices set forth in the column headings of the table below shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in the table below shall be adjusted in the same manner and at the same time as the Conversion Rate as set forth in Section 13.04.

(e)          The following table sets forth the number of Additional Shares, if any, of Common Stock by which the Conversion Rate shall be increased per $1,000 principal amount of Notes pursuant to this Section 13.03 for each Stock Price and Effective Date set forth below:

	Stock Price
Effective Date	$1.69	$2.00	$3.00	$4.00	$5.00	$6.00	$8.00	$10.00	$12.00	$14.00	$16.00	$18.00	$20.00	$25.00	$30.00
Nov. 17, 2020	391.7456	325.7650	207.9033	150.4450	116.6940	94.6050	67.6075	51.8350	41.5492	34.3364	29.0125	24.9272	21.6980	15.9928	12.2597
Dec. 1, 2021	390.6627	323.7500	204.6867	147.0150	113.3380	91.4133	64.7975	49.3780	39.3950	32.4393	27.3325	23.4339	20.3645	14.9800	11.4817
Dec. 1, 2022	388.7988	320.7250	200.1900	142.2900	108.7420	87.0567	60.9788	46.0490	36.4817	29.8750	25.0638	21.4161	18.5630	13.6084	10.4233
Dec. 1, 2023	386.0947	316.4600	193.9500	135.7550	102.4000	81.0617	55.7463	41.5040	32.5158	26.3943	21.9900	18.6872	16.1285	11.7556	8.9910
Dec. 1, 2024	382.5799	310.7000	185.2467	126.5800	93.4960	72.6683	48.4825	35.2520	27.1075	21.6821	17.8544	15.0344	12.8840	9.3024	7.0980
Dec. 1, 2025	378.2604	302.8650	172.5367	112.9850	80.3180	60.3367	38.0513	26.4920	19.7033	15.3607	12.4031	10.2900	8.7210	6.2180	4.7400
Dec. 1, 2026	376.8817	295.0600	154.0033	91.4825	59.1540	40.8100	22.4838	14.2510	9.9475	7.4364	5.8450	4.7694	4.0040	2.8580	2.2107
Dec. 1, 2027	391.7456	295.0600	133.3633	50.0275	0.0280	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact Stock Prices and Effective Dates may not be set forth in the table above, in which case:

(i)           if the Stock Price is between two Stock Prices in the table above or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates based on a 365-day year;

(ii)          if the Stock Price is greater than $30.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate; and

(iii)         if the Stock Price is less than $1.69 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above pursuant to subsection (d) above), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate per $1,000 principal amount of Notes exceed 591.7456 shares of Common Stock, subject to adjustment in the same manner as the Conversion Rate pursuant to Section 13.04.

(f)          Nothing in this Section 13.03 shall prevent an adjustment to the Conversion Rate pursuant to Section 13.04 in respect of a Make-Whole Fundamental Change.

Section 13.04       Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company shall not make any adjustments to the Conversion Rate if Holders of the Notes participate (other than in the case of (i) a share split or share combination or (ii) a tender or exchange offer), at the same time and upon the same terms as holders of the Common Stock and solely as a result of holding the Notes, in any of the transactions described in this Section 13.04, without having to convert their Notes, as if they held a number of shares of Common Stock equal to the Conversion Rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(a)          If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all of the shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=
the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split or share combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date or Effective Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or Effective Date; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this Section 13.04(a) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the Effective Date for such share split or share combination, as applicable.  If any dividend or distribution of the type described in this Section 13.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors of the Company determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)          If the Company issues to all or substantially all holders of the Common Stock any rights, options or warrants (other than in connection with a stockholder rights plan) entitling them, for a period of not more than 60 calendar days after the declaration date for such issuance, to subscribe for or purchase shares of the Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=
the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for the issuance of such rights, options or warrants.

Any increase made under this Section 13.04(b) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the Ex-Dividend Date for such issuance.  To the extent that shares of the Common Stock are not delivered after the expiration of such rights, options or warrants, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered.  If such rights, options or warrants are not so issued, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 13.04(b), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the declaration date for such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company, which determination shall be conclusive.

(c)          If the Company distributes Equity Interests, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Equity Interests or other securities, to all or substantially all holders of the Common Stock, excluding (i) dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 13.04(a) or Section 13.04(b), (ii) dividends or distributions paid exclusively in cash as to which the provisions set forth in Section 13.04(d) shall apply, (iii) distributions of Reference Property in exchange for, or upon conversion of, the Common Stock in a Merger Event, (iv) except as otherwise described in Section 13.11, rights issued pursuant to a stockholder rights plan adopted by the Company, and (v) Spin-Offs as to which the provisions set forth below in this Section 13.04(c) shall apply (any of such Equity Interests, evidences of indebtedness, other assets or property or rights, options or warrants to acquire Equity Interests or other securities, the “Distributed Property”), then the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=
the fair market value (as determined by the Board of Directors of the Company, which determination shall be conclusive) of the Distributed Property with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this Section 13.04(c) above shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to pay or make such distribution, to the Conversion Rate that would then be in effect if such distribution had not been declared.  In the case of any distribution of rights, options or warrants, to the extent such rights, options or warrants expire unexercised, the applicable Conversion Rate shall be immediately readjusted to the applicable Conversion Rate that would then be in effect had the increase made for the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, options or warrants.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of the Common Stock receive the Distributed Property, the amount and kind of Distributed Property such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.  If the Board of Directors of the Company determines the “FMV” (as defined above) of any distribution for purposes of this Section 13.04(c) by reference to the actual or when-issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in computing the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution.

With respect to an adjustment pursuant to this Section 13.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of Equity Interests of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the end of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0	=
the average of the Last Reported Sale Prices of the Equity Interest distributed to holders of the Common Stock applicable to one share of the Common Stock (determined by reference to the definition of Last Reported Sale Price as set forth in Section 1.01 as if references therein to Common Stock were to such Equity Interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of the Common Stock over the Valuation Period.

The increase to the Conversion Rate under the preceding paragraph shall occur on the last Trading Day of the Valuation Period; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the Valuation Period, references in the portion of this Section 13.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the Valuation Period, references in the portion of this Section 13.04(c) related to Spin-Offs to 10 Trading Days shall be deemed to be replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and such Trading Day in determining the Conversion Rate as of such Trading Day.  If the Ex-Dividend Date of the Spin-Off is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to 10 Trading Days will be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Observation Period.

For purposes of this Section 13.04(c) (and subject in all respect to Section 13.11), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Equity Interests, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”) pursuant to a stockholder rights plan or otherwise: (i) are deemed to be transferred with such shares of the Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 13.04(c) (and no adjustment to the Conversion Rate under this Section 13.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 13.04(c).  If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event (of the type described in the immediately preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 13.04(c) was made, (1) in the case of any such rights, options or warrants that shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights, options and warrants had not been issued.

(d)          If any cash dividend or distribution is made to all or substantially all holders of the Common Stock (other than (x) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up; and (y) a regular quarterly cash dividend that does not exceed the Dividend Threshold per share of Common Stock), the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=
an amount (subject to the proviso below, the “Dividend Threshold”) initially equal to $0.16 per share of Common Stock; provided, however, that (x) if such dividend or distribution is not a regular quarterly cash dividend on the Common Stock, then the Dividend Threshold will be deemed to be zero per share of Common Stock with respect to such dividend or distribution; and (y) the Dividend Threshold will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of paragraphs (a), (b), (c) above and paragraph (e) below; and

D	=	the amount in cash per share the Company distributes to all or substantially all holders of the Common Stock.

Any increase pursuant to this Section 13.04(d) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution.  If such dividend or distribution is not so paid, the Conversion Rate shall be decreased, effective as of the date the Board of Directors of the Company determines not to make or pay such dividend or distribution, to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if “D” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a Note shall receive, for each $1,000 principal amount of Notes, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution.

(e)           If the Company or any of its Subsidiaries make a payment in respect of a tender or exchange offer for the Common Stock (other than odd lot tender offers), to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=
the Conversion Rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=
the Conversion Rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=
the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company, which determination shall be conclusive) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=
the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=
the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=
the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 13.04(e) shall occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which Physical Settlement is applicable, if the relevant Conversion Date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 13.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and such Conversion Date in determining the Conversion Rate and (y) in respect of any conversion of Notes for which Cash Settlement or Combination Settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references in this Section 13.04(e) with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the date that such tender or exchange offer expires and such Trading Day in determining the Conversion Rate as of such Trading Day.  In addition, if the Trading Day next succeeding the date such tender or exchange offer expires is after the 10th Trading Day immediately preceding, and including, the end of any Observation Period in respect of a conversion of Notes, references in the preceding paragraph to 10 Trading Days shall be deemed to be replaced, solely in respect of that conversion of Notes, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the date such tender or exchange offer expires to, and including, the last Trading Day of such Observation Period.

If the Company is obligated to purchase its Common Stock pursuant to any such tender or exchange offer described in this clause (e) but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the applicable Conversion Rate will be decreased to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases of Common Stock that have been effected.

(f)           Notwithstanding anything to the contrary in this Indenture or the Notes, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date, as described in clauses (a), (b), (c), (d) and (e) of this Section 13.04, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related Record Date would be treated as the record holder of the shares of Common Stock as of the related Conversion Date as described under Section 13.02(i) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the Conversion Rate adjustment provisions in this Section 13.04, the Conversion Rate adjustment relating to such Ex-Dividend Date shall not be made for such converting Holder.  Instead, such Holder shall be treated as if such Holder were the record owner of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.  Notwithstanding anything to the contrary in this Indenture or the Notes, if (i) a Note is to be converted pursuant to Physical Settlement or Combination Settlement; (ii) the Record Date, effective date or expiration time for any event that requires an adjustment to the Conversion Rate pursuant to the provisions described in clauses (a) through (d) above, inclusive, has occurred on or before the Conversion Date for such conversion (in the case of Physical Settlement) or on or before any Trading Day in the Observation Period for such conversion (in the case of Combination Settlement), but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date or Trading Day, as applicable; (iii) the consideration due upon such conversion (in the case of Physical Settlement) or due in respect of such Trading Day (in the case of Combination Settlement) includes any whole shares of Common Stock; and (iv) such shares are not entitled to participate in such event (because they were not held on the related Record Date or otherwise), then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date (in the case of Physical Settlement) or such Trading Day (in the case of Combination Settlement).  In such case, if the date the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second Business Day after such first date.

(g)          If the Company or any of its Subsidiaries issue shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock (other than Excluded Securities) at a price per share (or conversion price per share in the case of a convertible or exchangeable security) of the Common Stock equal to or less than the Conversion Price as of the Issue Date (a “Triggering Dilutive Issuance”), the Conversion Rate shall be increased based on the following formula:

where,

CR1	=	the Conversion Rate in effect immediately after the Triggering Dilutive Issuance;

O	=	the aggregate principal amount of Notes outstanding immediately prior to the Triggering Dilutive Issuance;

P	=
the greater of (i) 0.418821 (provided that if the aggregate principal amount of Notes outstanding is less than $497,094,000 because any Notes have been repurchased, redeemed or converted, then such fraction shall be reduced to reflect the percentage of shares of Common Stock underlying the Notes as if such lesser principal amount of Notes had been issued on the Issue Date (e.g., if $100,000,000 of Notes are redeemed, the fraction shall be 0.365349)) and (ii) the amount equal to (A) the number of shares of the Common Stock issuable upon conversion of the Notes immediately prior to the Triggering Dilutive Issuance divided by (B) the number of shares of Common Stock outstanding on a fully diluted basis (including shares of the Common Stock issuable upon conversion of the Notes, but excluding shares of Common Stock actually issued upon conversion of the Notes) immediately prior to the Triggering Dilutive Issuance; and

CS	=
the number of shares of Common Stock outstanding on a fully diluted basis (excluding shares of the Common Stock issuable or issued upon conversion of the Notes) immediately after giving effect to the Triggering Dilutive Issuance.

(h)          Except as stated herein, the Company shall not adjust the Conversion Rate for the issuance of shares of the Common Stock or any securities convertible into or exchangeable for shares of the Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities.

(i)           In addition to those adjustments required by clauses (a), (b), (c), (d), (e) and (g) of this Section 13.04, and to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company from time to time may increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors of the Company determines that such increase would be in the Company’s best interest.  In addition, to the extent permitted by applicable law and subject to the applicable rules of any exchange on which any of the Company’s securities are then listed, the Company may (but is not required to) increase the Conversion Rate to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares of Common Stock (or rights to acquire shares of Common Stock) or similar event.  Whenever the Conversion Rate is increased pursuant to either of the preceding two sentences, the Company shall give to the Holder of each Note at its last address appearing on the Note Register a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(j)           Notwithstanding anything to the contrary in this Article 13, the Conversion Rate shall not be adjusted:

(i)           upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(ii)          upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of the Company’s Subsidiaries;

(iii)         upon the issuance of any shares of the Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in clause (ii) of this subsection and outstanding as of the date the Notes were first issued;

(iv)         upon the repurchase of any shares of Common Stock pursuant to an open-market share repurchase program or other buyback transaction that is not a tender offer or exchange offer of the nature described in clause (e) of this Section 13.04;

(v)          solely for a change in the par value of the Common Stock; or

(vi)         for accrued and unpaid interest, if any.

(k)          All calculations and other determinations under this Article 13 shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share.  The Company shall not be required to make an adjustment to the Conversion Rate unless the adjustment would require a change of at least 1% in the then effective Conversion Rate.  However, the Company shall carry forward any adjustments to the Conversion Rate that are less than 1% of the then effective Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) in connection with any subsequent adjustment to the Conversion Rate and (ii) upon conversion of any Note (and on each Trading Day of the related Observation Period, if any).

(l)           Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee (and the Conversion Agent if not the Trustee) an Officer’s Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officer’s Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall give such notice of such adjustment of the Conversion Rate to each Holder at its last address appearing on the Note Register of this Indenture.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(m)         For purposes of this Section 13.04, the number of shares of Common Stock at any time outstanding shall not include shares of Common Stock held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares of Common Stock issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

Section 13.05       Adjustments of Prices.  Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts over a span of multiple days (including an Observation Period and the period for determining the Stock Price for purposes of a Make-Whole Fundamental Change), the Board of Directors of the Company shall make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date, Effective Date or expiration date, as the case may be, of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Daily Conversion Values or the Daily Settlement Amounts are to be calculated.

Section 13.06       Shares to Be Fully Paid.  The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for conversion of the Notes from time to time as such Notes are presented for conversion (assuming delivery of the maximum number of Additional Shares pursuant to Section 13.03 and that at the time of computation of such number of shares, all such Notes would be converted by a single Holder and that Physical Settlement were applicable).

Section 13.07       Effect of Recapitalizations, Reclassifications and Changes of the Common Stock.

(a)          In the case of:

(i)          any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination or a change in par value),

(ii)         any consolidation, merger or combination involving the Company,

(iii)        any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety or

(iv)        any statutory share exchange,

in each case, as a result of which the Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then, at and after the effective time of such Merger Event, the right to convert each $1,000 principal amount of Notes shall be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property,” with each “unit of Reference Property” meaning the kind and amount of Reference Property that a holder of one share of Common Stock is entitled to receive) upon such Merger Event and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture permitted under Section 10.01(g) providing for such change in the right to convert each $1,000 principal amount of Notes; provided, however, that at and after the effective time of the Merger Event (A) the Company shall continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes in accordance with Section 13.02 and (B) (I) any amount payable in cash upon conversion of the Notes in accordance with Section 13.02 shall continue to be payable in cash, (II) any shares of Common Stock that the Company would have been required to deliver upon conversion of the Notes in accordance with Section 13.02 shall instead be deliverable in the amount and type of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (III) the Daily VWAP shall be calculated based on the value of a unit of Reference Property.

If the Merger Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (i) the Reference Property into which the Notes will be convertible shall be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election or (y) if no holders of Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of Common Stock, and (ii) the unit of Reference Property for purposes of the immediately preceding paragraph shall refer to the consideration referred to in clause (i) attributable to one share of Common Stock.  If such Merger Event occurs prior to the 41st Scheduled Trading Day immediately prior to the Maturity Date or a Redemption Date with respect to all outstanding Notes and the holders of the Common Stock receive only cash in such Merger Event, then for all conversions for which the relevant Conversion Date occurs after the effective date of such Merger Event (A) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the Conversion Rate in effect on the Conversion Date (as may be increased by any Additional Shares pursuant to Section 13.03), multiplied by the price paid per share of Common Stock in such Merger Event and (B) the Company shall satisfy the Conversion Obligation by paying cash to converting Holders on the second Business Day immediately following the relevant Conversion Date.  The Company shall notify Holders, the Trustee and the Conversion Agent (if other than the Trustee) of such weighted average as soon as practicable after such determination is made.

If the Reference Property in respect of any Merger Event includes shares of common equity, such supplemental indenture described in the second immediately preceding paragraph shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Article 13.  If, in the case of any Merger Event, the Reference Property includes shares of stock, securities or other property or assets (other than cash and/or cash equivalents) of a Person other than the Company or the successor or purchasing corporation, as the case may be, in such Merger Event, then, if such other Person is an Affiliate of the Company or the successor or purchasing corporation, such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing, including the provisions providing for the purchase rights set forth in Article 14.

(b)          When the Company executes a supplemental indenture pursuant to subsection (a) of this Section 13.07, the Company shall promptly file with the Trustee an Officer’s Certificate briefly stating the reasons therefor, the kind or amount of cash, securities or property or asset that will comprise a unit of Reference Property after any such Merger Event, any adjustment to be made with respect thereto and that all conditions precedent have been complied with, and shall promptly give notice thereof to all Holders.  The Company shall cause notice of the execution of such supplemental indenture to be given to each Holder, at its address appearing on the Note Register provided for in this Indenture, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

(c)          The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 13.07.  None of the foregoing provisions shall affect the right of a Holder to convert its Notes into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, as set forth in Section 13.01 and Section 13.02 prior to the effective date of such Merger Event.

(d)          The above provisions of this Section shall similarly apply to successive Merger Events.

Section 13.08       Certain Covenants.

(a)          The Company covenants that all shares of Common Stock issued upon conversion of Notes will be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

(b)          The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares of Common Stock may be validly issued upon conversion, the Company will, to the extent then permitted by the rules and interpretations of the Commission, secure such registration or approval, as the case may be.

(c)          The Company further covenants that if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system the Company will list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, any Common Stock issuable upon conversion of the Notes.

Section 13.09       Responsibility of Trustee.  The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.  Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 13.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to in such Section 13.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 7.01, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in conclusively relying upon, the Officer’s Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 13.10       Notice to Holders Prior to Certain Actions.  In case of any:

(a)          action by the Company or one of its Subsidiaries that would require an adjustment in the Conversion Rate pursuant to Section 13.04 or Section 13.11;

(b)          Merger Event; or

(c)          voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, in each case (unless notice of such event is otherwise required pursuant to another provision of this Indenture), the Company shall cause to be filed with the Trustee and the Conversion Agent (if other than the Trustee) and to be given to each Holder at its address appearing on the Note Register, as promptly as possible but in any event at least 10 days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action by the Company or one of its Subsidiaries or, if a record is not to be taken, the date as of which the holders of Common Stock of record are to be determined for the purposes of such action by the Company or one of its Subsidiaries, or (ii) the date on which such Merger Event, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding-up.  Failure to give such notice, or any defect therein, shall not affect the legality or validity of such action by the Company or one of its Subsidiaries, Merger Event, dissolution, liquidation or winding-up.

Section 13.11       Stockholder Rights Plans.  If the Company has a stockholder rights plan in effect upon conversion of the Notes, each share of Common Stock, if any, issued upon such conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time.  However, if, prior to any conversion of Notes, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights plan, the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all or substantially all holders of the Common Stock Distributed Property as provided in Section 13.04(c), subject to readjustment in the event of the expiration, termination or redemption of such rights.

Section 13.12       Exchange in Lieu of Conversion.

(a)          When a Holder surrenders its Notes for conversion, the Company may, at its election (an “Exchange Election”), direct the Conversion Agent to surrender, on or prior to the Trading Day immediately following the Conversion Date, such Notes to one or more financial institutions designated by the Company for exchange in lieu of conversion.  In order to accept any Notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, the cash, shares of the Common Stock or a combination of cash and shares of the Common Stock, at the Company’s election, that would otherwise be due upon conversion as described under Section 13.02.  If the Company makes an Exchange Election, it shall, by the close of business on the Trading Day immediately following the relevant Conversion Date, notify the Holder surrendering its Notes for conversion that it has made such Exchange Election and notify the designated financial institution(s) of the relevant deadline for payment or delivery, as the case may be, of the conversion consideration and the type of conversion consideration to be paid or delivered, as the case may be.

(b)          Any Notes exchanged by the designated financial institution(s) shall remain outstanding.  If the designated financial institution(s) agree(s) to accept any Notes for exchange but does not timely pay or deliver, as the case may be, the consideration due upon conversion, or if the designated financial institution(s) does not accept the Notes for exchange, the Company shall pay or deliver, as the case may be, the consideration due upon conversion to the converting Holder at the time and in the manner required under this Indenture as if the Company had not made an Exchange Election.

(c)          The Company’s designation of any financial institution(s) to which the Notes may be submitted for exchange does not require such financial institution(s) to accept any Notes.  The Company may, but will not be obligated to, pay any consideration to, or otherwise enter into any agreement with, the designated financial institution(s) for or with respect to such designation.

Section 13.13       Limit On Issuance Of Shares Of Common Stock Upon Conversion.  Notwithstanding anything to the contrary in this Indenture, if an event occurs that would result in an increase in the Conversion Rate by an amount in excess of limitations imposed by any shareholder approval rules or listing standards of any national or regional securities exchange that are applicable to the Company or the Company has not obtained the Full Conversion Approval, the Company will seek to obtain stockholder approval of any issuance of Common Stock upon conversion of the Notes in excess of such limitations and, until such approval is obtained, pay cash in lieu of delivering any shares of Common Stock otherwise deliverable upon conversions in excess of such limitations based on the Daily VWAP (i) on the Conversion Date (in the case of Physical Settlement) or (ii) on each Trading Day of the relevant Observation Period (in the case of Combination Settlement) in respect of which, in lieu of delivering shares of Common Stock, the Company pays cash pursuant to this Section 13.13.

ARTICLE 14

REPURCHASE OF NOTES AT OPTION OF HOLDERS

Section 14.01       Repurchase at Option of Holders Upon a Repurchase Event.

(a)          If a Repurchase Event occurs at any time, the Company shall be required to offer to repurchase from the Holders up to the applicable Repurchase Event Amount of the Notes on the date (the “Repurchase Event Repurchase Date”) specified by the Company that is not less than 20 Business Days nor more than 35 Business Days following the date of the Repurchase Event Company Notice delivered in accordance with Section 14.01(c) at the applicable Repurchase Event Repurchase Price, plus accrued and unpaid interest thereon to, but excluding, the Repurchase Event Repurchase Date, unless the Repurchase Event Repurchase Date falls after the close of business on a Regular Record Date but on or prior to the Interest Payment Date to which such Regular Record Date relates, in which case the Company shall instead pay the full amount of accrued and unpaid interest to Holders of record as of the close of business on such Regular Record Date, and the applicable repurchase price shall be equal to Repurchase Event Repurchase Price for the Notes to be repurchased pursuant to this Article 14.

(b)          Repurchases of Notes under this Section 14.01 shall be made, at the option of the Holder thereof, upon:

(i)           delivery to the Paying Agent by a Holder of a duly completed notice (the “Repurchase Event Repurchase Notice”) in the form set forth in Attachment 2, to the Form of Note attached hereto as Exhibit A, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for surrendering interests in Global Notes, if the Notes are Global Notes, in each case on or before the close of business on the Business Day immediately preceding the Repurchase Event Repurchase Date; and

(ii)          delivery of the Notes, if the Notes are Physical Notes, to the Paying Agent at any time after delivery of the Repurchase Event Repurchase Notice (together with all necessary endorsements for transfer) at the Corporate Trust Office of the Paying Agent, or book-entry transfer of the Notes, if the Notes are Global Notes, in compliance with the procedures of the Depositary, in each case such delivery being a condition to receipt by the Holder of the Repurchase Event Repurchase Price therefor.

The Repurchase Event Repurchase Notice in respect of any Notes to be repurchased shall state:

(A)         in the case of Physical Notes, the certificate numbers of the Notes to be delivered for repurchase;

(B)         the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof; and

(C)         that the Notes are to be repurchased by the Company pursuant to the applicable provisions of the Notes and this Indenture;

provided, however, that if the Notes are Global Notes, the Holders must surrender their Notes for repurchase in accordance with appropriate Depositary procedures.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Event Repurchase Notice contemplated by this Section 14.01 shall have the right to withdraw, in whole or in part, such Repurchase Event Repurchase Notice at any time prior to the close of business on the Business Day immediately preceding the Repurchase Event Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 14.02.

The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Event Repurchase Notice or written notice of withdrawal thereof.

(c)          On or before the 20th calendar day after the occurrence of the effective date of a Fundamental Change or, in the case of an Asset Sale Repurchase Event, Par Repurchase Event, ECF Repurchase Event, Unrestricted Cash Repurchase Event or Dividend Repurchase Event, on or before the tenth calendar day after the date of such Repurchase Event, the Company shall provide to all Holders of Notes and the Trustee and the Paying Agent (in the case of a Paying Agent other than the Trustee) a notice (a “Repurchase Event Company Notice”) of the occurrence of the effective date of the applicable Repurchase Event and of the repurchase right at the option of the Holders arising as a result thereof.  In the case of Physical Notes, such notice shall be by first class mail or, in the case of Global Notes, such notice shall be delivered in accordance with the applicable procedures of the Depositary.  Each Repurchase Event Company Notice shall specify:

(i)           the events causing such Repurchase Event;

(ii)          the date of such Repurchase Event;

(iii)         the last date on which a Holder may exercise the repurchase right pursuant to this Article 14;

(iv)         the Repurchase Event Repurchase Price;

(v)          the Repurchase Event Repurchase Date;

(vi)         if the Repurchase Event is a Dividend Repurchase Event, the Dividend Repurchase Event Amount or, if the Repurchase Event is a Par Repurchase Event, the Par Repurchase Event Amount or, if the Repurchase Event is an Asset Sale Repurchase Event, the Asset Sale Repurchase Event Amount;

(vii)        the name and address of the Paying Agent and the Conversion Agent (if other than the Trustee), if applicable;

(viii)       if applicable, the Conversion Rate and any adjustments to the Conversion Rate;

(ix)         that the Notes with respect to which a Repurchase Event Repurchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Repurchase Event Repurchase Notice in accordance with the terms of this Indenture; and

(x)          the procedures that Holders must follow to require the Company to repurchase their Notes.

No failure of the Company to give the foregoing notices and no defect therein shall limit the Holders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 14.01.

At the Company’s request, the Trustee shall give such notice in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Repurchase Event Company Notice shall be prepared by the Company.

(d)          Notwithstanding the foregoing, no Notes may be repurchased by the Company on any date at the option of the Holders upon a Repurchase Event if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Event Repurchase Price with respect to such Notes).  The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it during the acceleration of the Notes (except in the case of an acceleration resulting from a Default by the Company in the payment of the Repurchase Event Repurchase Price with respect to such Notes), or any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary shall be deemed to have been cancelled, and, upon such return or cancellation, as the case may be, the Repurchase Event Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

(e)          If fewer than all of the outstanding Notes are to be repurchased, the Notes to be repurchased shall be selected according to the Depositary’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Notes in certificated form, the Trustee shall select the Notes or portions thereof to be repurchased (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate (it being understood that as long as Notes are held by DTC, notice will be given by the rules of the Depositary).

(f)           Notwithstanding anything in this Section 14.01 to the contrary, at any time that the Notes are subject to the Senior Lien Intercreditor Agreement, there will be no Repurchase Event in connection with an Asset Sale Repurchase Event, ECF Repurchase Event or Unrestricted Cash Repurchase Event until the Discharge of First-Priority Obligations shall have occurred.

Section 14.02       Withdrawal of Repurchase Event Repurchase Notice.

(a)          A Repurchase Event Repurchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Corporate Trust Office of the Paying Agent in accordance with this Section 14.02 at any time prior to the close of business on the Business Day immediately preceding the Repurchase Event Repurchase Date, specifying:

(i)           the principal amount of the Notes with respect to which such notice of withdrawal is being submitted,

(ii)          if Physical Notes have been issued, the certificate number of the Note in respect of which such notice of withdrawal is being submitted, and

(iii)         the principal amount, if any, of such Note that remains subject to the original Repurchase Event Repurchase Notice, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000;

provided, however, that if the Notes are Global Notes, Holders must withdraw their Notes in accordance with appropriate Depositary procedures.

Section 14.03       Deposit of Repurchase Event Repurchase Price.

(a)          The Company will deposit with the Trustee (or other Paying Agent appointed by the Company, or if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in this Section 14.03) on or prior to 11:00 a.m., New York City time, on the Repurchase Event Repurchase Date an amount of money sufficient to repurchase all of the Notes to be repurchased at the appropriate Repurchase Event Repurchase Price.  Subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), payment for Notes surrendered for repurchase (and not withdrawn prior to the close of business on the Business Day immediately preceding the Repurchase Event Repurchase Date) will be made on the later of (i) the Repurchase Event Repurchase Date (provided, however, the Holder has satisfied the conditions in Section 14.01) and (ii) the time of book-entry transfer or the delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by Section 14.01 by mailing checks for the amount payable to the Holders of such Notes entitled thereto as they shall appear in the Note Register; provided, however, that payments to the Depositary shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.  The Trustee shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Repurchase Event Repurchase Price.

(b)          If by 11:00 a.m.  New York City time, on the Repurchase Event Repurchase Date, the Trustee (or other Paying Agent appointed by the Company) holds money sufficient to make payment on all the Notes or portions thereof that are to be repurchased on such Repurchase Event Repurchase Date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn, (i) such Notes will cease to be outstanding, (ii) interest will cease to accrue on such Notes (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the Holders of such Notes will terminate (other than the right to receive the Repurchase Event Repurchase Price and, if applicable, accrued and unpaid interest).

(c)          Upon surrender of a Note that is to be repurchased in part pursuant to Section 14.01, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unrepurchased portion of the Note surrendered.

Section 14.04       Covenant to Comply with Applicable Laws Upon Repurchase of Notes.  In connection with any repurchase offer upon a Repurchase Event pursuant to this Article 14, the Company will, if required:

(a)          comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;

(b)          file a Schedule TO or any other required schedule under the Exchange Act; and

(c)          otherwise comply with all federal and state securities laws in connection with any offer by the Company to repurchase the Notes;

in each case, so as to permit the rights and obligations under this Article 14 to be exercised in the time and in the manner specified in this Article 14.

Section 14.05       Additional Repurchase Rights.

(a)

(i)           At least four Business Days but not more than 20 Business Days prior to consummating a Permitted Refinancing of the Remaining Term Loan, the Company shall deliver to each Holder a notice (a “Company Permitted Refinancing Notice”) that will specify that the Company intends to refinance all of the Remaining Term Loan, the material terms of the proposed refinancing (a “Specified Refinancing”) and that each Holder has the right to require the Company to repurchase its Notes in accordance with Section 14.05(a) of this Indenture (it being understood that any Permitted Refinancing that is inconsistent in any material respect with the terms in the Company Permitted Refinancing Notice delivered to Holders (for the avoidance of doubt any changes to the pricing terms of the Specified Refinancing, such as principal amount (other than increases for any Permitted Refinancing Repurchase Amount), interest rate and maturity shall be considered material), shall be deemed to be a separate Permitted Refinancing under this Section 14.05(a)). During the period commencing from receipt of a Company Permitted Refinancing Notice until three Business Days after such receipt, each Holder of Notes shall have the right, at such Holder’s option, to deliver a written notice (a “Put Notice”) to the Company specifying that the Holder has elected cause the Company to repurchase all or any portion (if the portion to be repurchased is $1,000 principal amount or an integral multiple thereof) of such Notes at any time at a price equal to the Permitted Refinancing Repurchase Price, plus accrued and unpaid interest with respect to such Notes until, but not including, the Repurchase Date, subject to the condition that the Company consummates the Specified Refinancing. To be valid, each Put Notice must specify the principal amount of the Holder’s Notes that the Holder is electing to cause the Company to repurchase (with respect to each Holder, the “Permitted Refinancing Repurchase Amount”). The Company may withdraw any Company Permitted Refinancing Notice at any time (in which case each Put Notice related thereto shall also be deemed to be withdrawn) and may thereafter deliver a new Company Permitted Refinancing Notice, including to propose a different or additional terms for a Specified Refinancing, in which case the procedures in the preceding three sentences will apply. The Company may increase the principal amount of the Specified Refinancing by up to the aggregate Permitted Refinancing Repurchase Amount.

(ii)          In the event Holders of the Notes timely deliver valid Put Notices for a Permitted Refinancing Repurchase Amount equal to more than 10% of the outstanding principal amount of the Notes to the Company with respect to any Specified Refinancing, the Company shall deliver another notice (a “10% Exercise Notice”) to each Holder specifying the principal amount of the Notes that have submitted to be repurchased. Each Holder shall have two Business Days following receipt of a 10% Exercise Notice to deliver a Put Notice to the Company or modify the Permitted Refinancing Repurchase Amount specified in a previously submitted Put Notice pursuant to Section 14.05(a)(i) with respect to such Specified Refinancing. In the event that the Company receives Put Notices that increases the Permitted Refinancing Repurchase Amount, the Company may increase the principal amount of the Specified Refinancing by up to the aggregate Permitted Refinancing Repurchase Amount, in which case the Company may notify the Holders of such increase in the applicable 10% Exercise Notice or a new Company Permitted Refinancing Notice.

(iii)         In the event that the Company receives one or more Put Notices pursuant to Section 14.05(a)(ii) for an additional Permitted Refinancing Repurchase Amount equal to more than 10% of the outstanding principal amount of the Notes, the Company shall deliver another 10% Exercise Notice to each Holder specifying the principal amount of the Notes that have submitted to be repurchase.  Such additional 10% Exercise Notice shall be deemed a new Company Permitted Refinancing Notice and the procedures outlined in Section 14.05(a)(i) and (ii) shall apply, except that in each case the Holders will have only one Business Day (but at least 24 hours) to deliver or modify a Put Notice (it being understood that Put Notices delivered prior the additional 10% Exercise Notice will continue in effect unless expressly modified by the Holder in writing).

(iv)         In the event that the Company consummates a Specified Refinancing, then (x) the Company shall be required to repurchase from each Holder an aggregate principal amount of Notes equal to the Permitted Refinancing Repurchase Amount from such Holder at a price equal to the Permitted Refinancing Repurchase Price, plus accrued and unpaid interest with respect to such Notes until, but not including, the Repurchase Date and (y) each Holder that delivered a Put Notice shall be irrevocably bound to sell to the Company an amount of Notes equal to the Permitted Refinancing Repurchase Amount at a price equal to the Permitted Refinancing Repurchase Price, plus accrued and unpaid interest with respect to such Notes until, but not including, the Repurchase Date. The closing date for such purchase and sale shall be two Business Days after the closing of the Specified Refinancing and, on or prior to such date, the Holder shall comply with Section 14.05(a).

(v)          For the avoidance of doubt, the Company shall not be permitted to consummate a Permitted Refinancing without complying with the procedures in this Section 14.05.

(b)          Before any Holder of a Note shall be entitled to cause the Company to repurchase a Note as set forth in Section 14.05(a) above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depositary in effect at that time and (ii) in the case of a Physical Note (1) complete, manually sign and deliver an irrevocable notice to the Paying Agent as set forth in the repurchase notice (or a facsimile thereof) (a “Notice of Repurchase”) in the form set forth in Attachment 4, to the Form of Note attached hereto as Exhibit A, at the office of the Paying Agent and state in writing therein the principal amount of Notes to be repurchased, (2) surrender such Notes, duly endorsed to the Company or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Paying Agent and (3) if required, furnish appropriate endorsements and transfer documents.  The Trustee (and if different, the Paying Agent) shall notify the Company when such procedures have been completed by a Holder.  No Notice of Repurchase with respect to any Notes may be surrendered by a Holder thereof if such Holder has also delivered a Repurchase Event Repurchase Notice to the Company in respect of such Notes and has not validly withdrawn such Repurchase Event Repurchase Notice in accordance with Section 14.02.  A Holder’s exercise of its repurchase rights shall be irrevocable.

(c)          In case any Note shall be surrendered for partial repurchase, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the remaining portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Company or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(d)          Upon the repurchase of an interest in a Global Note, the Trustee, or the Custodian at the direction of the Trustee, shall make a notation on such Global Note as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any repurchase of Notes effected through any Paying Agent other than the Trustee.

ARTICLE 15

OPTIONAL REDEMPTION

Section 15.01       Optional Redemption.  The Company may redeem (an “Optional Redemption”) for cash from time to time prior to December 1, 2024, up to the Redemption Amount of the Notes at the Redemption Price.  No sinking fund is provided for the Notes.

Section 15.02       Notice of Optional Redemption; Selection of Notes.

(a)          In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any portion of the Notes pursuant to Section 15.01, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 45 Scheduled Trading Days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall give or cause to be given a notice of such Optional Redemption (a “Redemption Notice”) not less than 45 Scheduled Trading Days nor more than 70 Scheduled Trading Days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Note Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee, the Conversion Agent (if other than the Trustee) and the Paying Agent (if other than the Trustee).  The Redemption Date must be a Business Day.

(b)          The Redemption Notice, if given in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.  In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)          Each Redemption Notice shall specify:

(i)           the Redemption Date;

(ii)          the Redemption Price;

(iii)         that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)         the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)          that Holders may surrender their Notes for conversion at any time prior to the close of business on the second Scheduled Trading Day immediately preceding the Redemption Date;

(vi)         the Settlement Method and Specified Dollar Amount, if applicable;

(vii)        the Conversion Rate and the number of Additional Shares added to the Conversion Rate in accordance with Section 13.03, if applicable;

(viii)       the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(ix)         in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)          If fewer than all of the outstanding Notes are to be redeemed, the Notes to be redeemed shall be selected according to the Depositary’s applicable procedures, in the case of Notes represented by a Global Note, or, in the case of Notes in certificated form, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $1,000 or multiples thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate (it being understood that as long as Notes are held by DTC, notice will be given by the rules of the Depositary).  If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of the Note submitted for conversion shall be deemed (so far as may be possible) to be the portion selected for redemption.

Section 15.03       Payment of Notes Called for Redemption.

(a)          If any Redemption Notice has been given in respect of the Notes in accordance with Section 13.02, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price.  On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)          Prior to 11:00 a.m.  New York City time on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 7.05 an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date.  Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made on the Redemption Date for such Notes.  The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 15.04       Restrictions on Redemption.  The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of this Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE 16

RANKING OF NOTES LIENS

Section 16.01       Relative Rights.  The First Lien Intercreditor Agreement governs the relative rights and remedies, as lienholders, among the Holders on the one hand, and the lenders under the Remaining Term Loan, on the other hand, with respect to Collateral. After a Permitted Refinancing, the Senior Lien Intercreditor Agreement will govern the relative rights and remedies, as lienholders, among the Holders on the one hand, and the lenders or holders under the Refinancing Facilities, on the other hand, with respect to Collateral.  Nothing in this Indenture or the Intercreditor Agreements will:

(a)          impair, as between the Company and Holders, the obligation of the Company which is absolute and unconditional, to pay principal of, premium and interest on Notes in accordance with their terms or to perform any other obligation of the Company or any other obligor under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents;

(b)          restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreements;

(c)          prevent the Trustee, the Notes Collateral Agent or any Holder from exercising against the Company or any other obligor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreements); or

(d)          restrict the right of the Trustee, the Notes Collateral Agent or any Holder:

(i)           to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to any obligor or otherwise to commence, or seek relief commencing, any insolvency or liquidation proceeding involuntarily against any obligor;

(ii)          to make, support or oppose any request for an order for dismissal, abstention or conversion in any insolvency or liquidation proceeding;

(iii)        to make, support or oppose, in any insolvency or liquidation proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;

(iv)         to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any insolvency or liquidation proceedings and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 16;

(v)          to seek or object to the appointment of any professional person to serve in any capacity in any insolvency or liquidation proceeding or to support or object to any request for compensation made by any professional person or others therein;

(vi)         to make, support or oppose any request for order appointing a trustee or examiner in any insolvency or liquidation proceedings; or

(vii)        otherwise to make, support or oppose any request for relief in any insolvency or liquidation proceeding that it is permitted by law to make, support or oppose if it were a holder of unsecured claims, or as to any matter relating to (x) any plan of reorganization or other restructuring or liquidation plan or (y) the administration of the estate or the disposition of the case or proceeding (in each case except as set forth in the Intercreditor Agreements).

ARTICLE 17

COLLATERAL

Section 17.01       Security Documents.  (a) The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Company pursuant to the Notes, or by the Subsidiary Guarantors pursuant to the Subsidiary Guarantees, the payment of all other Notes Obligations and the performance of all other obligations of the Company and the Subsidiary Guarantors under this Indenture, the Notes, the Subsidiary Guarantees and the Security Documents shall be secured as provided in the Security Documents, which the Company and the applicable Subsidiary Guarantors entered into on the Issue Date and will be secured by the Collateral as set forth in Security Documents hereafter entered into or delivered as required or permitted by this Indenture.  The Company shall, and shall cause each Notes Party to, and each Notes Party shall, make all filings (including filings of continuation statements and amendments to UCC financing statements that may be necessary to continue the effectiveness of such UCC financing statements) and all other actions as are required by the Security Documents to maintain (at the sole cost and expense of the Company) the security interest created by the Security Documents in the Collateral (other than with respect to any Collateral the security interest in which is not required to be perfected under the Security Documents) as a perfected security interest subject only to Permitted Liens.

(b)          Notwithstanding the foregoing, the Company shall use commercially reasonable efforts to perfect all security interests in the Collateral (other than Material Real Property) on or prior to the Issue Date and, with respect to any Collateral (other than Material Real Property), for which security interests have not been granted or perfected on or prior to the Issue Date, cause the taking of additional actions required to grant or perfect the security interest in the Collateral (other than Material Real Property) required to be pledged under this Indenture and the Security Documents within 180 days following the Issue Date (or such later date as agreed by the Notes Collateral Agent). With respect to Material Real Property, the Company shall deliver within 180 days following the Issue Date (or such later date as agreed by the Notes Collateral Agent), but only to the extent such deliverables are provided to the holders of the other First-Priority Obligations in connection with their mortgage on such property: (i) a policy or policies or marked-up unconditional binder of lender’s title insurance, paid for by the Company and the Subsidiary Guarantors, issued by a nationally recognized title insurance company, insuring the Lien of each mortgage as a valid Lien on the mortgaged property described therein, free of any title exceptions and other Liens except Permitted Liens, (ii) an as-is survey of the property subject to any such mortgage certified to the Company, Notes Collateral Agent and the title company (including all improvements, easements and other customary matters thereon), meeting minimum standard detail requirements for ALTA/ACSM Land Title Surveys as such requirements are in effect on the date of preparation of such survey, (iii) customary opinions of counsel addressing such matters as are addressed in the comparable opinions provided to the holders of other First-Priority Obligations, (iv) evidence of insurance required to be maintained pursuant to the mortgages and this Indenture, and (v) if required by applicable law, if any portion of any of the Material Real Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations together with evidence of such acceptable flood insurance coverage.

Section 17.02       Notes Collateral Agent.

(a)          The Notes Collateral Agent is authorized and empowered to appoint one or more co-Notes Collateral Agents as it deems necessary or appropriate.

(b)          Subject to Section 7.01, neither the Trustee nor the Notes Collateral Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any Lien securing Notes Obligations, or for any defect or deficiency as to any such matters, or for any failure to demand, collect, foreclose or realize upon or otherwise enforce any of the Liens securing Notes Obligations or the Security Documents or any delay in doing so.

(c)          The Notes Collateral Agent will be subject to such directions as may be given it by the Trustee from time to time (as required or permitted by this Indenture); provided that in the event of conflict between directions received pursuant to the Security Documents and the Intercreditor Agreements and directions received hereunder, the Notes Collateral Agent will be subject to directions received pursuant to the Security Documents and the Intercreditor Agreements.  Except as directed by the Trustee as required or permitted by this Indenture and any other representatives or pursuant to the Security Documents or the Intercreditor Agreements, the Notes Collateral Agent will not be obligated:

(i)           to act upon directions purported to be delivered to it by any other Person;

(ii)          to foreclose upon or otherwise enforce any Lien securing Notes Obligations; or

(iii)         to take any other action whatsoever with regard to any or all of the Liens securing Notes Obligations, Security Documents or Collateral.

(d)          The Notes Collateral Agent will be accountable only for amounts that it actually receives as a result of the enforcement of the Liens securing Notes Obligations or the Security Documents.

(e)          In acting as Notes Collateral Agent or co-Notes Collateral Agent, the Notes Collateral Agent and each co-Notes Collateral Agent may rely upon and enforce each and all of the rights, powers, immunities, indemnities and benefits of the Trustee under Article 7 hereof.

(f)           The holders of Notes agree that the Notes Collateral Agent shall be entitled to the rights, privileges, protections, immunities, indemnities and benefits provided to the Notes Collateral Agent by this Indenture and the Security Documents.  Furthermore, each holder of a Note, by accepting such Note, consents to the terms of and authorizes and directs the Trustee (in each of its capacities) and the Notes Collateral Agent to enter into and perform each of the Intercreditor Agreements and Security Documents in each of its capacities thereunder.

(g)          If the Company (i) incurs Refinancing Facilities in connection with a Permitted Refinancing, and (ii) delivers to the Notes Collateral Agent an Officer’s Certificate so stating and requesting the Notes Collateral Agent to enter into the Senior Lien Intercreditor Agreement in favor of a designated agent or representative for the holders of the Refinancing Facilities so incurred, the Notes Collateral Agent shall (and is hereby authorized and directed to) enter into such Senior Lien Intercreditor Agreement, bind the holders on the terms set forth therein and perform and observe its obligations thereunder.

(h)          At all times when the Trustee is not itself the Notes Collateral Agent, upon request of the Trustee, the Company will deliver to the Trustee copies of all Security Documents delivered to the Notes Collateral Agent and copies of all documents delivered to the Notes Collateral Agent pursuant to this Indenture and the Security Documents.

(i)           For so long as the First Lien Intercreditor Agreement is in effect, in taking any action or making any determination under this Indenture under the Security Documents (including grants of extensions or exemptions), the Notes Collateral Agent shall be entitled to rely on the determination of the Term Loan Collateral Agent in accordance with the terms of the First Lien Intercreditor Agreement.

Section 17.03       Authorization of Actions to Be Taken.  (a) Each holder of Notes, by its acceptance thereof, appoints the Notes Collateral Agent as its collateral agent under the Security Documents, consents and agrees to the terms of each Security Document and the Intercreditor Agreements, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee and/or the Notes Collateral Agent to enter into the Intercreditor Agreements and the Security Documents to which it is a party, authorizes and empowers the Trustee to direct the Notes Collateral Agent to enter into, and the Notes Collateral Agent to execute and deliver, the Security Documents and the Intercreditor Agreements and authorizes and empowers the Trustee and the Notes Collateral Agent to bind the holders of Notes and other holders of Notes Obligations secured by the Collateral as set forth in the Security Documents to which it is a party and the Intercreditor Agreements and to perform its obligations and exercise its rights and powers thereunder.

(b)          Subject to the provisions of the Intercreditor Agreements and the Security Documents, the Trustee and the Notes Collateral Agent are authorized and empowered to receive for the benefit of the holders of Notes any funds collected or distributed under the Security Documents to which the Notes Collateral Agent or Trustee is a party and to make further distributions of such funds to the holders of Notes according to the provisions of this Indenture.

(c)          Subject to the provisions of Article 6, Section 7.01 and Section 7.02 hereof, the Intercreditor Agreements and the Security Documents, upon the occurrence and continuance of an Event of Default, the Trustee may, in its sole discretion and without the consent of the holders, direct, on behalf of the holders, the Notes Collateral Agent to take all actions it deems necessary or appropriate in order to:

(1)          foreclose upon or otherwise enforce any or all of the Liens securing the First-Priority Obligations;

(2)          enforce any of the terms of the Security Documents to which the Notes Collateral Agent or Trustee is a party; or

(3)          collect and receive payment of any and all Notes Obligations.

Subject to the Intercreditor Agreements, the Trustee is authorized and empowered to institute and maintain, or direct the Notes Collateral Agent to institute and maintain, such suits and proceedings as it may deem expedient to protect or enforce the Liens securing the Notes Obligations or the Security Documents to which the Notes Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents to which the Notes Collateral Agent or Trustee is a party or this Indenture, and such suits and proceedings as the Trustee or the Notes Collateral Agent may deem expedient to preserve or protect its interests and the interests of the holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of holders, the Trustee or the Notes Collateral Agent.

Section 17.04       Release of Liens.  (a) Notwithstanding anything to the contrary in the Security Documents or the Intercreditor Agreements, Collateral may be released from the Lien and security interest created by the Security Documents to secure the Notes and obligations under this Indenture at any time or from time to time in accordance with the provisions of the Intercreditor Agreements or the Security Documents or as provided hereby.  The applicable assets included in the Collateral shall be automatically released from the Liens securing the Notes, and the applicable Subsidiary Guarantor shall be automatically released from its obligations under this Indenture and the Security Documents, under any one or more of the following circumstances or any applicable circumstance as provided in the Intercreditor Agreements or the Security Documents:

(i)           to enable the Company or any Subsidiary Guarantor to consummate the disposition (other than any disposition to the Company or a Subsidiary Guarantor) of such property or assets to the extent not prohibited under Section 4.12(c) or Section 4.12(f);

(ii)          [reserved];

(iii)         in respect of the property and assets of a Subsidiary Guarantor, upon the release or discharge of the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with this Indenture;

(iv)        in respect of any property and assets of the Company or a Subsidiary Guarantor that would constitute Collateral but is at such time not subject to a Lien securing First-Priority Obligations (to the extent incurred and outstanding after the Issue Date and other than the Notes Obligations), other than any property or assets that cease to be subject to a Lien securing First-Priority Obligations in connection with a Discharge of First-Priority Obligations; provided that if such property and assets are subsequently subject to a Lien securing First-Priority Obligations (other than Excluded Property), such property and assets shall subsequently constitute Collateral under this Indenture;

(v)          in respect of any Collateral transferred to a third party or otherwise disposed of in connection with any enforcement by the Notes Collateral Agent in accordance with the Intercreditor Agreements;

(vi)        pursuant to an amendment or waiver in accordance with Article 10; and

(vii)       in accordance with the applicable provisions of the Intercreditor Agreements or the Security Documents.

In addition, (i) the security interests granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate and/or be released all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the applicable Grantors (as defined in the applicable Security Documents), as of the date when all the Notes Obligations under this Indenture and the Security Documents (other than contingent or unliquidated obligations or liabilities not then due) have been paid in full in cash or immediately available funds; and (ii) the security interests granted pursuant to the Security Documents securing the Notes Obligations shall automatically terminate as of the date when the holders of at least two thirds in aggregate principal amount of all Notes issued under this Indenture consent to the termination of the Security Documents.

In connection with any termination or release pursuant to this Section 17.04(a), subject to the Intercreditor Agreements, the Notes Collateral Agent shall execute and deliver to any Grantor (as defined in the applicable Security Documents), at such Grantor’s expense, all documents that such Grantor shall reasonably request to evidence such termination or release (including, without limitation, the authorization to file UCC termination statements), and will duly assign and transfer to such Grantor, such of the Collateral that may be in the possession of the Notes Collateral Agent and has not theretofore been sold or otherwise applied or released pursuant to this Indenture or the Security Documents.  Any execution and delivery of documents pursuant to this Section 17.04(a) shall be without recourse to or warranty by the Notes Collateral Agent.  In connection with any release pursuant to this Section 17.04(a), the Grantors shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of UCC termination statements.

Upon the receipt of an Officer’s Certificate from the Company, if requested as described in Section 17.04(b) below, if applicable, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company, the Notes Collateral Agent shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Security Documents or the Intercreditor Agreements.

(b)          Notwithstanding anything herein to the contrary, in connection with (x) any release of Collateral pursuant to Section 17.04(a), the Notes Collateral Agent may, but shall not be required to, request an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent, including, without limitation, this Section 17.04, have been met and stating under which of the circumstances set forth in Section 17.04(a) above the Collateral is being released have been delivered to the Notes Collateral Agent on or prior to the date of such release or, in the case of clause (y) above, the date on which the Notes Collateral Agent executes any such instrument.

(c)          Notwithstanding anything herein to the contrary, at any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise) and the Trustee has delivered a notice of acceleration to the Notes Collateral Agent, no release of Collateral from or after the time of such acceleration pursuant to the provisions of this Indenture or the Security Documents will be effective as against the holders, except as otherwise provided in the Intercreditor Agreements.

Section 17.05       Powers Exercisable by Receiver or Trustee.  In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 17 upon the Company or the Subsidiary Guarantors with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or the Subsidiary Guarantors or of any officer or officers thereof required by the provisions of this Article 17; and if the Trustee, Notes Collateral Agent or a nominee of the Trustee or Notes Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee, Notes Collateral Agent or a nominee of the Trustee or Notes Collateral Agent.

Section 17.06       Release Upon Termination of the Company’s Obligations.  In the event that the Company delivers to the Trustee an Officer’s Certificate and Opinion of Counsel certifying that all the Obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Company’s Obligations under the Notes, this Indenture and the Security Documents, and all such Obligations have been so satisfied, the Trustee shall deliver to the Company and the Notes Collateral Agent a notice stating that the Trustee, on behalf of the holders, without recourse or warranty, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the Notes Collateral Agent of such notice, the Notes Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee and shall do or cause to be done all acts reasonably necessary at the request and expense of the Company to release such Lien as soon as is reasonably practicable.

Section 17.07       Designations.  Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreements requiring the Company to designate Indebtedness, any such designation shall be sufficient if the relevant designation provides in writing that such other Obligations are permitted under this Indenture and is signed on behalf of the Company by an Officer and delivered to the Trustee and the Notes Collateral Agent.  For all purposes hereof and the Intercreditor Agreements, the Company hereby designates the Obligations pursuant to the Remaining Term Loan as in effect on the Issue Date as First-Priority Obligations.

Section 17.08       Limitation on Duty of Notes Collateral Agent in Respect of Collateral; Indemnification.

(a)          Beyond the exercise of reasonable care in the custody thereof, the Notes Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Notes Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Notes Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)          The Notes Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. Subject to Section 17.02 of this Indenture, the Notes Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture, the Intercreditor Agreements or any other Security Document by the Company, the Subsidiary Guarantors or the Trustee. The Notes Collateral Agent may act and rely and shall be protected in acting and relying in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Company or by the Notes Collateral Agent, in relation to any matter arising in the administration of the Security Documents.

ARTICLE 18

GUARANTEE

Section 18.01       Subsidiary Guarantee.

(a)          Each Subsidiary Guarantor hereby jointly and severally, irrevocably and unconditionally guarantees, on a senior unsecured basis, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under this Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on the Notes and all other monetary obligations of the Company under this Indenture and the Notes and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company whether for fees, expenses, indemnification or otherwise under this Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from any Subsidiary Guarantor, and that each Subsidiary Guarantor shall remain bound under this Article 18 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b)          Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any default under the Notes or the Guaranteed Obligations.  The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Notes or any other agreement or otherwise; (ii) any extension or renewal of this Indenture, the Notes or any other agreement; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or each Subsidiary Guarantor; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of each Subsidiary Guarantor, except as provided in Section 18.02(b).  Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor’s obligations would be less than the full amount claimed.

(c)          Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company first be used and depleted as payment of the Company’s or such Subsidiary Guarantor’s obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder.  Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company be sued prior to an action being initiated against such Subsidiary Guarantor.

(d)          Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

(e)          The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in this Article 18, equal in right of payment to all existing and future Pari Passu Indebtedness, senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor.

(f)          Except as expressly set forth in Article 3, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

(g)          Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

(h)          In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by applicable law) and (iii) all other monetary obligations of the Company to the Holders and the Trustee.

(i)           Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purposes of this Section 18.01.

(j)           Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable out-of-pocket attorneys’ fees and expenses) incurred by the Trustee, the Notes Collateral Agent or any Holder in enforcing any rights under this Section 18.01.

(k)          Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 18.02       Limitation on Liability.

(a)          Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by each Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee or this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally or capital maintenance or corporate benefit rules applicable to guarantees for obligations of affiliates.

(b)          A Subsidiary Guarantee as to any Subsidiary that is (or becomes) a party hereto on the date hereof or that executes a supplemental indenture in accordance with Section 4.11(b) hereof and provides a guarantee shall terminate and be of no further force or effect and such Subsidiary Guarantee shall be deemed to be automatically released from all obligations under this Article 18 upon any of the following:

(i)          the sale, disposition, exchange or other transfer (including through merger, consolidation, amalgamation, dividend, distribution or otherwise) of the Equity Interests (including any sale, disposition, exchange or other transfer following which the applicable Subsidiary Guarantor is no longer a Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition, exchange or other transfer is made in a manner not in violation of this Indenture;

(ii)         the occurrence of any other event following which such Subsidiary Guarantor is no longer a Subsidiary in a manner not in violation of this Indenture;

(iii)        the release or discharge of the guarantee by such Subsidiary Guarantor of the Credit Agreement or any other Indebtedness which resulted in the obligation to guarantee the Notes;

(iv)        if the Company’s obligations under this Indenture are discharged in accordance with the terms of this Indenture;

(v)         such Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest in favor of the Notes Obligations or other exercise of remedies in respect thereof, subject to, in each case, the application of the proceeds of such foreclosure or exercise of remedies in the manner described in the Security Documents;

(vi)        [reserved];

(vii)       upon the merger, amalgamation or consolidation of such Subsidiary Guarantor with and into the Company or another Subsidiary Guarantor or upon the liquidation or dissolution of such Subsidiary Guarantor, in each case, in a manner not in violation of this Indenture; and

(viii)       as set forth in Article 10 of this Indenture.

Section 18.03       [Intentionally Omitted].

Section 18.04       Successors and Assigns.  This Article 18 shall be binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

Section 18.05       No Waiver.  Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 18 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 18 at law, in equity, by statute or otherwise.

Section 18.06       Modification.  No modification, amendment or waiver of any provision of this Article 18, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Subsidiary Guarantor in any case shall entitle any Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

Section 18.07       Execution of Supplemental Indenture for Future Subsidiary Guarantors.  Each Subsidiary which is required to become a Subsidiary Guarantor of the Notes pursuant to Section 4.11(b) shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit B hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 18 and shall guarantee the Notes.  Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and/or to such other matters as the Trustee may reasonably request.

Section 18.08       Non-Impairment.  The failure to endorse a Subsidiary Guarantee on any Note shall not affect or impair the validity thereof.

ARTICLE 19

MISCELLANEOUS PROVISIONS

Section 19.01       Provisions Binding on Company’s Successors.  All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 19.02       Official Acts by Successor Corporation.  Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 19.03      Addresses for Notices, Etc.  Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed (until another address is filed by the Company with the Trustee) to Gannett Co., Inc., 7950 Jones Branch Drive McLean, Virginia 22107, Attention: General Counsel.  Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office (and to the attention of a Responsible Officer of the Trustee) or sent electronically in PDF format to a Responsible Officer of the Trustee.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Holder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed; provided, however, that notices given to Holders of Global Notes may be given through the facilities of the Depositary.

Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 19.04       Governing Law; Jurisdiction.  THIS INDENTURE, EACH NOTE, EACH SUBSIDIARY GUARANTEE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS INDENTURE AND EACH NOTE, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF).

The Company irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Company and each Subsidiary Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 19.05       Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee.  Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall, if requested by the Trustee, furnish to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that such action is permitted by the terms of this Indenture and that all conditions precedent provided for in this Indenture relating to such action have been satisfied.

Each Officer’s Certificate and Opinion of Counsel provided for, by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture (other than the Officer’s Certificates provided for in Section 13.09) shall include (a) a statement that the person signing such certificate or opinion is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture and whether any conditions precedent provided for in this Indenture relating to the requested action have been satisfied; and (d) a statement as to whether or not, in the judgment of such person, such action is permitted by this Indenture and such conditions precedent have been satisfied; provided, however, that no Opinion of Counsel shall be required to be delivered in connection with (x) the original issuance of Notes on the date hereof under this Indenture and (y) the mandatory exchange of the restricted Notes to an unrestricted CUSIP pursuant to the applicable procedures of the Depositary upon becoming freely tradable by non-Affiliates of the Company under Rule 144.

Section 19.06       Legal Holidays.  In any case where any Interest Payment Date, Repurchase Event Repurchase Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue in respect of the delay.

Section 19.07       No Security Interest Created.  Except as expressly provided in the Security Documents, nothing in this Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 19.08       Benefits of Indenture.  Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the Holders, the parties hereto, any Paying Agent, any Conversion Agent, any authenticating agent, any Note Registrar and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 19.09       Table of Contents, Headings, Etc.The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 19.10       Authenticating Agent.  The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.06, Section 2.07, Section 10.04 and Section 14.03 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes.  For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication.  Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 7.08.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 19.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company.  The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall give notice of such appointment to all Holders as the names and addresses of such Holders appear on the Note Register (or, in the case of Global Notes, pursuant to the customary procedures of the Depositary).

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 7.02, Section 7.03, Section 7.04, Section 8.03 and this Section 19.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 19.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:	Authorized Signatory

Section 19.11       Execution in Counterparts.  This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.  The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 19.12       Severability.  In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 19.13       Waiver of Jury Trial.  EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 19.14       Force Majeure.  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 19.15       Calculations.  Except as otherwise provided herein, the Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, the Daily VWAPs, the Daily Conversion Values, the Daily Settlement Amounts, accrued interest payable on the Notes and the Conversion Rate of the Notes.  The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

Section 19.16       Tax Matters.  Notwithstanding any other provision of this Indenture, if the Company or other applicable withholding agent pays withholding taxes or backup withholding on behalf of a Holder or beneficial owner as a result of an adjustment to the Conversion Rate, the Company or other applicable withholding agent may, at its option, set off such payments against payments of cash and shares of Common Stock on a Note (or any payments on the Common Stock) of or sales proceeds received by or other funds or assets of the Holder or beneficial owner.

Section 19.17       USA PATRIOT Act.  The parties hereto acknowledge that in accordance with Section 326 of the USA PATRIOT Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

GANNETT CO., INC.

By:	/s/ Michael E. Reed
Name:Michael E. Reed
Title: President and Chief Executive Officer

[Signature Page to the Indenture]

GANNETT HOLDINGS LLC
By: GANNETT CO., INC., as its Sole Member

By:	/s/ Michael E. Reed
Name:Michael E. Reed
Title: President and Chief Executive Officer

[Signature Page to the Indenture]

EACH GUARANTOR LISTED ON ANNEX 1:

By:	/s/ Mark Maring
Name: Mark Maring
Title: As Indicated on Annex I

EACH GUARANTOR LISTED ON ANNEX II:

By:	/s/ Michael E. Reed
Name: Michael E Reed
Title: As Indicated on Annex II

[Signature Page to the Indenture]

AMERICAN INFLUENCER AWARDS LLC

By:	/s/ Jason Taylor
Name: Jason Taylor
Title: Manager

By:	/s/ Christopher Crellin
Name: Christopher Crellin
Title: Manager

[Signature Page to the Indenture]

GIDDYUP EVENTS, LLC MILWAUKEE MARATHON LLC ENMOTIVE COMPANY LLC

By:	/s/ Bradford Scudder
Name: Bradford Scudder
Title: Manager

[Signature Page to the Indenture]

GANNETT INTERNATIONAL FINANCE LLC

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: Manager

By:	/s/ Douglas E. Horne
Name: Douglas E. Horne
Title: Manager

By:	/s/ Polly Grunfeld Sack
Name: Polly Grunfeld Sack
Title: Manager

[Signature Page to the Indenture]

EACH GUARANTOR LISTED ON ANNEX III:

By:	/s/ Michael E. Reed
Name: Michael E. Reed
Title: As Indicated on Annex III

[Signature Page to the Indenture]

RUGGED EVENTS CANADA LTD

By:	/s/ Mark Maring
Name: Mark Maring
Title: Senior Vice President and Treasurer

[Signature Page to the Indenture]

GANNETT U.K. LTD.

By:	/s/ Douglas E. Horne
Name:	Douglas E. Horne
Title:	Authorized Signatory

NEWSQUEST CAPITAL LIMITED

By:	/s/ Douglas E. Horne
Name:	Douglas E. Horne
Title:	Authorized Signatory

NEWSQUEST LIMITED

By:	/s/ Douglas E. Horne
Name:	Douglas E. Horne
Title:	Authorized Signatory

GANNETT INTERNATIONAL FINANCE, LLP

By:	/s/ Douglas E. Horne
Name:	Douglas E. Horne
Title:	Authorized Signatory

GANNETT INTERNATIONAL HOLDINGS, LLP

By:	/s/ Douglas E. Horne
Name:	Douglas E. Horne
Title:	Authorized Signatory

[Signature Page to the Indenture]

Annex I

Exact Legal Name of Each Guarantor	Signature Block
BridgeTower Media Holding Company	Mark Maring - Senior Vice President of Finance and Treasurer
CA Alabama Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CA Louisiana Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CA Massachusetts Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CA North Carolina Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CA South Carolina Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Copley Ohio Newspapers, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
CyberInk, LLC	GateHouse Media Pennsylvania Holdings, Inc., as its Sole Member • Mark Maring - Senior Vice President of Finance and Treasurer
Daily Journal of Commerce, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Daily Reporter Publishing Company	Mark Maring - Senior Vice President of Finance and Treasurer
DB Acquisition, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Arkansas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Iowa Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB North Carolina Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Oklahoma Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Tennessee Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Texas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
DB Washington Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Enterprise NewsMedia Holding, LLC	GateHouse Media Massachusetts II, Inc., as its Sole Member • Mark Maring - Senior Vice President of Finance and Treasurer
Enterprise NewsMedia, LLC	Enterprise NewsMedia Holding, LLC, as its Sole Member • By GateHouse Media Massachusetts II, Inc., its Sole Member • Mark Maring - Senior Vice President of Finance and Treasurer
Enterprise Publishing Company, LLC
Enterprise NewsMedia, LLC, as its Member
•          By Enterprise NewsMedia Holding, LLC, its Member

•          By GateHouse Media Massachusetts II, Inc., its Member

•          Mark Maring—Senior Vice President of Finance and Treasurer

Finance and Commerce, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Alaska Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Arkansas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media California Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer

Annex I - 1

GateHouse Media Colorado Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Connecticut Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Corning Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Delaware Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Directories Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Freeport Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Georgia Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Illinois Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Illinois Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Indiana Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Iowa Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Kansas Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Kansas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Lansing Printing, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Louisiana Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Macomb Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Management Services, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Maryland Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Massachusetts I, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Massachusetts II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Michigan Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Michigan Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Minnesota Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Missouri Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Missouri Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Nebraska Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media New York Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media North Dakota Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Ohio Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Ohio Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Oklahoma Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Oregon Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer

Annex I - 2

Exact Legal Name of Each Guarantor	Signature Block
GateHouse Media Pennsylvania Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media South Dakota Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Suburban Newspapers, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Tennessee Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Texas Holdings II, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Texas Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
GateHouse Media Virginia Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
George W. Prescott Publishing Company, LLC
Enterprise NewsMedia, LLC, as its Member

•          By Enterprise NewsMedia Holding, LLC, as its Sole Member

•          By GateHouse Media Massachusetts II, Inc., as its Sole Member

•          Mark Maring—Senior Vice President of Finance and Treasurer

LMG Maine Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG Massachusetts, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG National Publishing, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG Rhode Island Holdings, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
LMG Stockton, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Local Media Group Holdings LLC	Mark Maring - Senior Vice President of Finance and Treasurer
Local Media Group, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Loco Sports, LLC	Mark Maring - Senior Vice President of Finance and Treasurer
Low Realty, LLC
Enterprise NewsMedia, LLC, as its Sole Member

•          By Enterprise NewsMedia Holding, LLC, as its Sole Member

•          By GateHouse Media Massachusetts II, Inc., as its Sole Member

•          Mark Maring—Senior Vice President of Finance  and Treasurer

LRT Four Hundred, LLC
Enterprise NewsMedia, LLC, as its Sole Member

•          By Enterprise NewsMedia Holding, LLC, as its Sole Member

•          By GateHouse Media Massachusetts II, Inc., as its Sole Member

•          Mark Maring—Senior Vice President of Finance and Treasurer

Mineral Daily News Tribune, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
News Leader, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
Seacoast Newspapers, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
SureWest Directories	Mark Maring - Senior Vice President of Finance and Treasurer
Terry Newspapers, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
The Inquirer and Mirror, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
The Mail Tribune, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
The Nickel of Medford, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
The Peoria Journal Star, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer

Annex I - 3

Exact Legal Name of Each Guarantor	Signature Block
ThriveHive, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
UpCurve Cloud LLC	UpCurve, Inc • Mark Maring—Senior Vice President of Finance and Treasurer
UpCurve, Inc.	Mark Maring - Senior Vice President of Finance and Treasurer
W-Systems Corp.	Mark Maring - Senior Vice President of Finance and Treasurer
Annex I - 4

Annex II

Exact Legal Name of Each Guarantor	Signature Block
Arizona News Service, LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

BridgeTower Media DLN, LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

BridgeTower Media, LLC
Dolco Acquisition, LLC, as its Sole Member

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Annex II - 1

Exact Legal Name of Each Guarantor	Signature Block
CA Florida Holdings, LLC
Cummings Acquisition, LLC, as its Sole Member

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Cummings Acquisition, LLC
GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Dolco Acquisition, LLC
GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Annex II - 2

Exact Legal Name of Each Guarantor	Signature Block
ENHE Acquisition, LLC
GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Gannett Ventures LLC	New Media Ventures Group LLC, as its Sole Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed - President and Chief Executive Officer
GateHouse Media Holdco, LLC
GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, its Sole Member

•          By New Media Holdings II LLC, its Sole Member

•          By New Media Holdings I LLC, its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

GateHouse Media Intermediate Holdco, LLC
GateHouse Media, LLC, as its Member

•          By New Media Holdings II LLC, its Sole Member

•          New Media Holdings I LLC, its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

GateHouse Media Operating, LLC
GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, its Sole Member

•          By New Media Holdings I LLC, its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Annex II - 3

Exact Legal Name of Each Guarantor	Signature Block
GateHouse Media, LLC	New Media Holdings II LLC, as its Sole Member • By New Media Holdings I LLC, its Sole Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed - President and Chief Executive Officer
Idaho Business Review, LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Lawyer's Weekly, LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Liberty SMC, L.L.C.
GateHouse Media Operating, LLC

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, its Sole Member

•          By New Media Holdings I LLC, its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Annex II - 4

Exact Legal Name of Each Guarantor	Signature Block
Long Island Business News, LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Missouri Lawyers Media, LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

New Media Holdings I LLC	Gannett Media Corp., as its Sole Member • Michael E. Reed - President and Chief Executive Officer
New Media Holdings II LLC	New Media Holdings I LLC, as its Sole Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed - President and Chief Executive Officer
New Media Ventures Group LLC	Gannett Media Corp., as its Sole Member • Michael E. Reed - President and Chief Executive Officer

Annex II - 5

Exact Legal Name of Each Guarantor	Signature Block
New Orleans Publishing Group, L.L.C.
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

NOPG, L.L.C.
New Orleans Publishing Group, L.L.C., as its Manager

•          By Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Rugged Events Holding LLC	Gannett Ventures LLC • By New Media Ventures Group LLC, as its Sole Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed - President and Chief Executive Officer
Rugged Races LLC
Rugged Events Holding LLC

•          By Gannett Ventures LLC

•          By New Media Ventures Group LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Annex II - 6

Exact Legal Name of Each Guarantor	Signature Block
The Daily Record Company, LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

The Journal Record Publishing Co., LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

The NWS Company, LLC
Dolco Acquisition, LLC, as its Manager

•          By GateHouse Media Operating, LLC, as its Sole Member

•          By GateHouse Media Holdco, LLC, as its Sole Member

•          By GateHouse Media Intermediate Holdco, LLC, as its Sole Member

•          By GateHouse Media, LLC, as its Sole Member

•          By New Media Holdings II LLC, as its Sole Member

•          By New Media Holdings I LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed - President and Chief Executive Officer

Annex II - 7

Annex III

Exact Legal Name of Each Guarantor	Signature Block
Action Advertising, Inc.	Michael E. Reed - President and Chief Executive Officer
Alexandria Newspapers, Inc.	Michael E. Reed - President and Chief Executive Officer
Baxter County Newspapers, Inc.	Michael E. Reed - President and Chief Executive Officer
Bizzy, Inc.	Michael E. Reed - President and Chief Executive Officer
Boat Spinco, Inc.	Michael E. Reed - President and Chief Executive Officer
Citizen Publishing Company	Michael E. Reed - President and Chief Executive Officer
DealOn, LLC	ReachLocal,Inc., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Des Moines Press Citizen LLC	Des Moines Register and Tribune Company, as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Des Moines Register and Tribune Company	Michael E. Reed - President and Chief Executive Officer
Desert Sun Publishing, LLC
Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

o          Michael E. Reed – President and Chief Executive Officer

•          By The Desert Sun Publishing Co., as its Member

o          Michael E. Reed – President and Chief Executive Officer

•          By Gannett Satellite Information Network, LLC, as its Member

o          By Gannett Media Corp., as its Sole Member

          Michael E. Reed – President and Chief Executive Officer

•          By Gannett International Communications, Inc., as its Member

o          Michael E. Reed – President and Chief Executive Officer

Desk Spinco, Inc.	Michael E. Reed - President and Chief Executive Officer
Detroit Free Press, Inc.	Michael E. Reed - President and Chief Executive Officer
DiGiCol, Inc.	Michael E. Reed - President and Chief Executive Officer
Evansville Courier Company, Inc.	Michael E. Reed - President and Chief Executive Officer
Federated Publications, Inc.	Michael E. Reed - President and Chief Executive Officer
FoodBlogs, LLC	Grateful Media, LLC • By Gannett Satellite Information Network, LLC, as its Sole Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Gannett GP Media, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett International Communications, Inc.	Michael E. Reed - President and Chief Executive Officer

Annex III - 1

Exact Legal Name of Each Guarantor	Signature Block
Gannett Media Corp.	Michael E. Reed – President and Chief Executive Officer
Gannett Media Services, LLC
Gannett Media Corp., as its Member

•          Michael E. Reed – President and Chief Executive Officer

The Desert Sun Publishing Co., as its Member

•          Michael E. Reed – President and Chief Executive Officer

Gannett Satellite Information Network, LLC, as its Member

•          By Gannett Media Corp., as its Sole Member

o          Michael E. Reed – President and Chief Executive Officer

Gannett International Communications, Inc., as its Member

•          Michael E. Reed – President and Chief Executive Officer

Gannett MHC Media, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett Missouri Publishing, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett Publishing Services, LLC	Gannett Satellite Information Network, LLC, as its Managing Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Gannett Retail Advertising Group, Inc.	Michael E. Reed - President and Chief Executive Officer
Gannett River States Publishing Corporation	Michael E. Reed - President and Chief Executive Officer
Gannett Satellite Information Network, LLC	Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Gannett Supply Corporation	Michael E. Reed - President and Chief Executive Officer
Gannett UK Media, LLC	Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Gannett Vermont Publishing, Inc.	Michael E. Reed - President and Chief Executive Officer
GCCC, LLC	Gannett Missouri Publishing, Inc., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
GCOE, LLC	Gannett Satellite Information Network, LLC, as its Managing Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
GFHC, LLC	Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
GNSS LLC	Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Grateful Media, LLC	Gannett Satellite Information Network, LLC, as its Sole Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer

Annex III - 2

Exact Legal Name of Each Guarantor	Signature Block
Guam Publications, Incorporated (Pacific Daily News)	Michael E. Reed - President and Chief Executive Officer
Imagn Content Services, LLC
USA Today Sports Media Group, LLC, as its Sole Member

•          By Gannett Satellite Information Network, LLC, as its Managing Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed – President and Chief Executive Officer

Journal Community Publishing Group, Inc.	Michael E. Reed - President and Chief Executive Officer
Journal Media Group, Inc.	Michael E. Reed - President and Chief Executive Officer
Journal Sentinel Inc.	Michael E. Reed - President and Chief Executive Officer
Kickserv, Inc.	Michael E. Reed - President and Chief Executive Officer
LOCALiQ LLC	Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Memphis Publishing Company	Michael E. Reed - President and Chief Executive Officer
Multimedia, Inc.	Michael E. Reed - President and Chief Executive Officer
Pacific Media, Inc.	Michael E. Reed - President and Chief Executive Officer
Phoenix Newspapers, Inc.	Michael E. Reed - President and Chief Executive Officer
Press-Citizen Company, Inc.	Michael E. Reed - President and Chief Executive Officer
ReachLocal Canada, Inc.	Michael E. Reed - President and Chief Executive Officer
ReachLocal DP, Inc.	Michael E. Reed - President and Chief Executive Officer
ReachLocal International GP LLC	ReachLocal International, Inc. • Michael E. Reed – President and Chief Executive Officer
ReachLocal International, Inc.	Michael E. Reed - President and Chief Executive Officer
ReachLocal, Inc.	Michael E. Reed - President and Chief Executive Officer
Reno Newspapers, Inc.	Michael E. Reed - President and Chief Executive Officer
Salinas Newspapers LLC
Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

o          Michael E. Reed – President and Chief Executive Officer

•          By The Desert Sun Publishing Co., as its Member

o          Michael E. Reed – President and Chief Executive Officer

•          By Gannett Satellite Information Network, LLC, as its Member

o          By Gannett Media Corp., as its Sole Member

          Michael E. Reed – President and Chief Executive Officer

•          By Gannett International Communications, Inc., as its Member

o          Michael E. Reed – President and Chief Executive Officer

Annex III - 3

Exact Legal Name of Each Guarantor	Signature Block
Scripps NP Operating, LLC	Desk Spinco, Inc., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Sedona Publishing Company, Inc.	Michael E. Reed - President and Chief Executive Officer
State-Kilbourn Holdings LLC	Journal Sentinel Inc., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
Texas-New Mexico Newspapers, LLC
Texas-New Mexico Newspapers, LLC, as its Manager

•          By The Sun Company of San Bernardino, California LLC, as its Managing Member

•          By Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed – President and Chief Executive Officer

Thanksgiving Ventures, LLC	Grateful Media, LLC • By Gannett Satellite Information Network, LLC, as its Sole Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer
The Advertiser Company	Michael E. Reed - President and Chief Executive Officer
The Courier-Journal, Inc.	Michael E. Reed - President and Chief Executive Officer
The Desert Sun Publishing Co.	Michael E. Reed - President and Chief Executive Officer
The Sun Company of San Bernardino, California LLC
Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

o          Michael E. Reed – President and Chief Executive Officer

•          By The Desert Sun Publishing Co., as its Member

o          Michael E. Reed – President and Chief Executive Officer

•          By Gannett Satellite Information Network, LLC, as its Member

o          By Gannett Media Corp., as its Sole Member

          Michael E. Reed – President and Chief Executive Officer

•          By Gannett International Communications, Inc., as its Member

o          Michael E. Reed – President and Chief Executive Officer

The Times Herald Company	Michael E. Reed - President and Chief Executive Officer
USA Today Sports Media Group, LLC	Gannett Satellite Information Network, LLC, as its Managing Member • By Gannett Media Corp., as its Sole Member • Michael E. Reed – President and Chief Executive Officer

Annex III - 4

Exact Legal Name of Each Guarantor	Signature Block
Visalia Newspapers LLC
Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

o          Michael E. Reed – President and Chief Executive Officer

•          By The Desert Sun Publishing Co., as its Member

o          Michael E. Reed – President and Chief Executive Officer

•          By Gannett Satellite Information Network, LLC, as its Member

o          By Gannett Media Corp., as its Sole Member

          Michael E. Reed – President and Chief Executive Officer

•          By Gannett International Communications, Inc., as its Member

o          Michael E. Reed – President and Chief Executive Officer

Wordstream, Inc.	Michael E. Reed - President and Chief Executive Officer
x.com, Inc.	Michael E. Reed - President and Chief Executive Officer
York Daily Record-York Sunday News LLC	Michael E. Reed - President and Chief Executive Officer
York Dispatch LLC	Michael E. Reed - President and Chief Executive Officer
York Newspaper Company
By York Newspapers Holdings, L.P., as its General Partner

•          By York Partnership Holdings, LLC, as its General Partner

•          By Texas-New Mexico Newspapers, LLC, as its Managing Member

•          By The Sun Company of San Bernardino, California LLC, as its Managing Member

•          By Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed – President and Chief Executive Officer

By York Partnership Holdings, LLC, as its General Partner

•          By Texas-New Mexico Newspapers, LLC, as its Managing Member

•          By The Sun Company of San Bernardino, California LLC, as its Managing Member

•          By Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed – President and Chief Executive Officer

Annex III - 5

Exact Legal Name of Each Guarantor	Signature Block
York Newspapers Holdings, L.P.
York Partnership Holdings, LLC, as its General Partner

•          By Texas-New Mexico Newspapers, LLC, as its Managing Member

•          By The Sun Company of San Bernardino, California LLC, as its Managing Member

•          By Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed – President and Chief Executive Officer

York Newspapers Holdings, LLC
York Newspapers Holdings, L.P., as its Sole Member

•          By York Partnership Holdings, LLC, as its General Partner

•          By Texas-New Mexico Newspapers, LLC, as its Managing Member

•          By The Sun Company of San Bernardino, California LLC, as its Managing Member

•          By Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed – President and Chief Executive Officer

York Partnership Holdings, LLC
Texas-New Mexico Newspapers, LLC, as its Manager

•          By The Sun Company of San Bernardino, California LLC, as its Managing Member

•          By Gannett Media Services, LLC, as its Sole Member

•          By Gannett Media Corp., as its Sole Member

•          Michael E. Reed – President and Chief Executive Officer

Annex III - 6

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ William Sicking
Name: William Sicking
Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREUNDER IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[INCLUDE FOLLOWING LEGEND IF A RESTRICTED SECURITY]

[THIS SECURITY AND THE COMMON STOCK, IF ANY, ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE.  THIS SECURITY WAS INITIALLY OFFERED AND SOLD BY THE COMPANY PURSUANT TO THAT CERTAIN EXCHANGE AGREEMENT DATED AS OF NOVEMBER 17, 2020 IN A PRIVATE PLACEMENT PURSUANT TO SECTION 4(A)(2) OF THE SECURITIES ACT TO CERTAIN INVESTORS (THE “INITIAL HOLDERS”).  BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

(1)          IF THE ACQUIRER IS NOT AN INITIAL HOLDER, REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

(2)          AGREES FOR THE BENEFIT OF GANNETT CO., INC. (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS THE LATER OF (X) ONE YEAR AFTER THE LAST ORIGINAL ISSUE DATE HEREOF OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)         TO THE COMPANY OR ANY SUBSIDIARY THEREOF, OR

(B)         PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)         TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)         PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRUSTEE RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.  NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.]

EXCEPT AS OTHERWISE EXPRESSLY CONTEMPLATED IN THE INDENTURE, THE TERMS OF THIS SECURITY ARE SUBJECT TO THE TERMS OF THE FIRST LIEN/FIRST LIEN INTERCREDITOR AGREEMENT, DATED AS OF NOVEMBER [__], 2020, BY AND AMONG ALTER DOMUS PRODUCTS CORP., AS CREDIT AGREEMENT COLLATERAL AGENT, ALTER DOMUS PRODUCTS CORP., AS AUTHORIZED REPRESENTATIVE UNDER THE CREDIT AGREEMENT, U.S. BANK, NATIONAL ASSOCIATION, AS INITIAL OTHER AUTHORIZED REPRESENTATIVE, AND ALTER DOMUS PRODUCTS CORP., AS INITIAL OTHER COLLATERAL AGENT.

Gannett Co., Inc.

6.000% Convertible Senior Secured Note due 2027

No. [________]	[Initially][1] $[_______]

CUSIP No. [_____________]

Gannett Co., Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to [CEDE & CO.]2 [________________]3, or registered assigns, the principal sum [as set forth in the “Schedule of Exchanges of Notes” attached hereto]4 [of $[_______________]]5, which amount, taken together with the principal amounts of all other outstanding Notes, shall not, unless permitted by the Indenture, exceed $497,094,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on December 1, 2027, and interest thereon as set forth below.

This Note shall bear interest at the rate of 6.000% per year from November 17, 2020, or from the most recent date to which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until, and including, December 1, 2027.  Interest is payable semi-annually in arrears on each June 1 and December 1, commencing on June 1, 2021, to Holders of record at the close of business on the preceding May 15 and November 15 (whether or not such day is a Business Day), respectively.  Additional Interest will be payable as set forth in Section 4.10(a) of the within-mentioned Indenture, and any reference to interest on, or in respect of, any Note therein shall be deemed to include Additional Interest if, in such context, Additional Interest is, was or would be payable pursuant to Section 4.10(a), and any express mention of the payment of Additional Interest in any provision therein shall not be construed as excluding Additional Interest in those provisions thereof where such express mention is not made.

Any Defaulted Amounts shall accrue interest per annum at the rate borne by the Notes, subject to the enforceability thereof under applicable law, from, and including, the relevant payment date to, but excluding, the date on which such Defaulted Amounts shall have been paid by the Company, at its election, in accordance with Section 2.03(c) of the Indenture.

The Company shall pay the principal of and interest on this Note, if and so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note.  As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose.  The Company has initially designated the Trustee as its Paying Agent and Note Registrar in respect of the Notes and its agency in the Borough of Manhattan, The City of New York, as a place where Notes may be presented for payment or for registration of transfer and exchange.

[1]	Include if a global note.
[2]	Include if a global note.
[3]	Include if a physical note.
[4]	Include if a global note.
[5]	Include if a physical note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, on the terms and subject to the limitations set forth in the Indenture.  Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note, and any claim, controversy or dispute arising under or related to this Note, shall be construed in accordance with and governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof).

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed manually or by facsimile by the Trustee or a duly authorized authenticating agent under the Indenture.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

GANNETT CO., INC.

By:
Name:
Title:
Dated: [______________]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION as Trustee, certifies that this is one of the Notes described in the within named Indenture.

By:
Authorized Signatory

Dated:	[______________]

[FORM OF REVERSE OF NOTE]

Gannett Co., Inc.

6.000% Convertible Senior Secured Note due 2027

This Note is one of a duly authorized issue of Notes of the Company, designated as its 6.000% Convertible Senior Secured Notes due 2027 (the “Notes”), initially limited to the aggregate principal amount of $497,094,000 all issued or to be issued under and pursuant to an Indenture dated as of November 17, 2020 (the “Indenture”), among the Company, the Subsidiary Guarantors party thereto and U.S. Bank National Association (the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes.  Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.  Capitalized terms used in this Note and not defined in this Note shall have the respective meanings set forth in the Indenture.

In case certain Events of Default shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Repurchase Event Repurchase Price on the Repurchase Event Repurchase Date and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

To guarantee the due and punctual payment of the principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Subsidiary Guarantors have unconditionally guaranteed the Guaranteed Obligations pursuant to the terms of the Indenture and any Subsidiary Guarantor that executes a Subsidiary Guarantee will unconditionally guarantee the Guaranteed Obligations on a senior secured basis, pursuant to the terms of the Indenture.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than either a majority in aggregate principal amount or 66.67%, as applicable, of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein.  It is also provided in the Indenture that, subject to certain exceptions, the Holders of either a majority or 66.67%, as applicable, in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any Default or Event of Default under the Indenture and its consequences. Except as expressly provided by in the Indenture, the Security Documents or the Intercreditor Agreements, without the consent of the Holders of at least 90% in an aggregate principal amount of the Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indenture and the Security Documents with respect to the Notes.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal (including the Redemption Price and the Repurchase Event Repurchase Price, if applicable) of, accrued and unpaid interest on, and the consideration due upon conversion of, this Note at the place, at the respective times, at the rate and in the lawful money or shares of Common Stock, as the case may be, herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof.  At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer or similar tax that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

Up to $99,419,000 aggregate principal amount of the Notes shall be redeemable at the Company’s option prior to December 1, 2024 in accordance with the terms and subject to the conditions specified in the Indenture.

Upon the occurrence of a Repurchase Event, the Holder has the right, at such Holder’s option, to require the Company to repurchase for cash all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Repurchase Event Repurchase Date at a price equal to the applicable Repurchase Event Repurchase Price.

Subject to the provisions of the Indenture, the Holder hereof has the right, at its option, prior to the close of business on the second Scheduled Trading Day immediately preceding the Maturity Date, to convert any Notes or portion thereof that is $1,000 or an integral multiple thereof, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, at the Company’s election, at the Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  =  as tenants in common

UNIF GIFT MIN ACT  =  Uniform Gifts to Minors Act

CUST  =  Custodian

TEN ENT  =  as tenants by the entireties

JT TEN  =  joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A6

SCHEDULE OF EXCHANGES OF NOTES

Gannett Co., Inc.

6.000% Convertible Senior Secured Notes due 2027

The initial principal amount of this Global Note is $[_________].  The following increases or decreases in this Global Note have been made:

Date of exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

[6]	Include if a global note.

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To: U.S. Bank National Association
425 Walnut Street, 6th Floor
Mail Drop CN-OH-W6CT
Cincinnati, Ohio 45202

Attention: Corporate Trust Services—Administrator for Gannett Co., Inc.

The undersigned registered owner of this Note hereby exercises the option to convert this Note, or the portion hereof (that is $1,000 principal amount or an integral multiple thereof) below designated, into cash, shares of Common Stock or a combination of cash and shares of Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon such conversion, together with any cash for any fractional share, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below.  If any shares of Common Stock or any portion of this Note not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all documentary, stamp or similar issue or transfer taxes, if any in accordance with Section 13.02(d) and Section 13.02(e) of the Indenture.  Any amount required to be paid to the undersigned on account of interest accompanies this Note.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

Dated: [______________]

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if shares of Common Stock are to be issued, or Notes are to be delivered, other than to and in the name of the registered holder.

Fill in for registration of shares if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address
Principal amount to be converted (if less than all): $_____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Social Security or Other Taxpayer Identification Number

ATTACHMENT 2

[FORM OF REPURCHASE EVENT REPURCHASE NOTICE]

To: U.S. Bank National Association
425 Walnut Street, 6th Floor
Mail Drop CN-OH-W6CT
Cincinnati, Ohio 45202

Attention: Corporate Trust Services—Administrator for Gannett Co., Inc.

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Gannett Co., Inc. (the “Company”) as to the occurrence of a Repurchase Event with respect to the Company and specifying the Repurchase Event Repurchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with Section 14.01 of the Indenture referred to in this Note (1) the product of the Repurchase Event Repurchase Price multiplied by the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Repurchase Event Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Repurchase Event Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: [____________]

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $_____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints _____________ attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

In connection with any transfer of the within Note occurring prior to the Resale Restriction Termination Date, as defined in the Indenture governing such Note, the undersigned confirms that such Note is being transferred:

☐           To Gannett Co., Inc. or a subsidiary thereof; or

☐           Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐           Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐           Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Dated: [______________]

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 4

[FORM OF REPURCHASE NOTICE]

To: U.S. Bank National Association
425 Walnut Street, 6th Floor
Mail Drop CN-OH-W6CT
Cincinnati, Ohio 45202

Attention: Corporate Trust Services—Administrator for Gannett Co., Inc.

The undersigned registered owner of this Note hereby requests and instructs the Company to pay to the registered holder hereof in accordance with Section 14.05 of the Indenture referred to in this Note (1) the product of the Permitted Refinancing Repurchase Price, multiplied by the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Repurchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest, if any, thereon to, but excluding, such Repurchase Date.  Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.

In the case of Physical Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated: [____________]

Signature(s)

Social Security or Other Taxpayer Identification Number

Principal amount to be repaid (if less than all): $_____,000

NOTICE: The above signature(s) of the Holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

EXHIBIT B

[FORM OF SUPPLEMENTAL INDENTURE]

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of [   ], among GANNETT CO., INC., a Delaware corporation (the “Company”), [SUBSIDIARY GUARANTOR] (the “New Subsidiary Guarantor”), a subsidiary of the Company, and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee under the indenture referred to below (the “Trustee”).

W I T N E S S E T H :

WHEREAS, the Company, certain Subsidiary Guarantors and the Trustee have heretofore executed an indenture, dated as of November 17, 2020 (as amended, supplemented or otherwise modified, the “Indenture”), providing for the issuance of the Company’s 6.000% Senior Secured Notes due 2027 (the “Notes”), initially in the aggregate principal amount of $497,094,000;

WHEREAS, Sections 4.11(b) and 18.07 of the Indenture provide that under certain circumstances the Company is required to cause the New Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Subsidiary Guarantor shall unconditionally guarantee all the Company’s Obligations under the Notes and the Indenture pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

WHEREAS, pursuant to Section 10.01 of the Indenture, the Trustee and the Company is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiary Guarantor, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1.           Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined, except that the term “holders” in this Supplemental Indenture shall refer to the term “holders” as defined in the Indenture and the Trustee acting on behalf of and for the benefit of such holders.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

2.           Agreement to Guarantee.  The New Subsidiary Guarantor hereby agrees, jointly and severally with all existing Subsidiary Guarantors (if any), to unconditionally guarantee the Company’s Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article 18 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Subsidiary Guarantor under the Indenture.

3.           Notices.  All notices or other communications to the New Subsidiary Guarantor shall be given as provided in Section 19.03 of the Indenture.

4.           Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5.           Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.           Trustee Makes No Representation.  The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

7.           Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

8.           Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction thereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

GANNETT CO., INC.

By:
Name:
Title:

[NEW SUBSIDIARY GUARANTOR], as a Subsidiary Guarantor

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Schedule 4.12(b)
Existing Indebtedness
Finance Leases:
Description	Lessee or Masthead	Lessor Name	Asset Class	Liability Balance at 9.30.2019
AGFA CTP Unit	Newport Daily News, Newport, RI	First Lease	Equip ment	(5,073.92)
Quipp Distribution Stacker	Newport Daily News, Newport, RI	US Bank	Equip ment	(3,079.30)
2016 FREIGHTLINER M2 106 252IN WB	Lubbock Avalanche Journal - Lubbock, TX	LeasePlan	Equip ment	(3,697.02)
2016 FREIGHTLINER M2 106 252IN WB	Lubbock Avalanche Journal - Lubbock, TX	LeasePlan	Equip ment	(3,697.02)
2016 Chevy Express (#308802)	Lubbock Avalanche Journal - Lubbock, TX	LeasePlan	Equip ment	(10,392.80)
2016 Checvy Express (#310894)	Lubbock Avalanche Journal - Lubbock, TX	LeasePlan	Equip ment	(10,376.48)
2012 International Van	Running Away Enterprises, LLC	ACG Equipment Finance, LLC	Equip ment	(13,950.96)
2008 Ford F550 Truck	Running Away Enterprises, LLC	Century Trucks & Vans	Equip ment	(4,348.34)
(1) Inflatable obstacle and Aluminum Truss Obstacl	Rugged Races, LLC	Ascentium Capital	Equip ment	(56,328.12)
(2) 2004 NuVan Trailers	Rugged Races, LLC	Marlin Transportation Finance	Equip ment	(28,696.44)
				(139,640.40)

Permitted Indebtedness	Beneficiary	Issuer	Amount	Expiration Date
Lease Agreement	Customer: Action Advertising, Inc.	BFG Corporation d/b/a Byline Financial Group	$15,668.40 per month (including interest) for 60- month term	Dated: September 6, 2019
$782,918.10 liability booked as of October 31, 2019
Lease Agreement	Customer: Action Advertising, Inc.	Ricoh USA, Inc.	$4,627.41 per month (including interest) for 60- month term	Dated: July 2, 2019
$230,786.77 liability booked as of October 31, 2019

Schedule 4.12(e)
Existing Investments
Investor Entity	Investment	Investment Amount
GateHouse Media, LLC	AutoLotto	$500,000.00
New Media Investment Group Inc.	Manage Mindfully	$750,000.00
New Media Ventures Group LLC	Tap On It, LLC	$1,613.852.00
New Media Ventures Group LLC	GoCo.IO.Inc	$2,000,000.00
New Media Ventures Group LLC	TouchCare Holdings LLC	$558.539.00
New Media Investment Group Inc.	Natural Commerce	$2,858,899.00
BridgeTower Media, LLC	DLNP, LLC	$1,206,898.74

Issuer	Owner	Securities owned(1)
TNI Partners***	Citizen Publishing Company	50% Partnership Interest
Ultra Parcel Logistics, LLC	Gannett Publishing Services, LLC	50% Percentage Interest
Spirited Media, Inc.	Gannett Satellite Information Network, LLC	7,267,442 shares of Series Seed Preferred Stock and 2,552,199 shares of Series A Preferred Stock
News.me Inc. (formerly Diggs, Inc.)(2)	Gannett Satellite Information Network, LLC	37,313,433 shares of Series C Preferred Stock
Ponderay Newsprint Company***	Indiana Newspapers, LLC	13.5% Ownership Interest
Albuquerque Publishing Company***	Scripps NP Operating, LLC	General partnership interest
Starline Printing Company, LLLP***	Scripps NP Operating, LLC	24% Partnership Interest
timeRAZOR, Inc. (d/b/a Gravy)	Gannett Co., Inc.	329,641 shares of Series A-1 Preferred Stock
Good Worldwide, Inc. (formerly Upworthy)	Gannett Co., Inc.	2,225,196 shares of common stock
Salamanca Inc.	Gannett Satellite Information Network, LLC	518,785 shares of Series A-2 Preferred Stock
Placester, Inc.	Gannett Satellite Information Network, LLC	125,997 shares of common stock
AfterCollege, Inc.	Gannett Co., Inc.	250,000 shares of Series A-2 Preferred Stock

Circle Centre Partners Limited Partnership	Gannett Satellite Information Network, LLC	*
Sports Reference, LLC	Gannett Satellite Information Network, LLC	*
Blue Dot Seats, LLC	Gannett Satellite Information Network, LLC	5,276.923 Class A Common Units (35% Percentage Interest)
Moonlighting LLC	Gannett Co., Inc.	463,469 shares of common stock
Scorpion Enterprises, LP	Bizzy, Inc.	Limited partnership interest
Media Consortium, LLC	Gannett Supply Corporation	**
PA Group Ltd.	Newsquest Media Group Ltd	**
Reach plc	Newsquest Media Group Ltd	**
Weymouth Football Club	Newsquest Media Group Ltd	**
Digital Collection/DCV	**	**
E-Ink (PVI)	**	**
CMGI (Moduslink)	Gannett International Communications, Inc.	**
Serviz, Inc.	ReachLocal, Inc.	6,231,733 shares of Series A Preferred Stock

(1) For partnerships, limited liability companies and similar entities, the definition of and rights associated with any “partnership interest,” “percentage interest,” “ownership interest” or similar interest are set forth in the applicable partnership, limited liability company or similar agreement. Note that for all of these entities, the economic interest of the applicable Loan Party(ies) is 50% or less. Due to the nature of these investments, the Loan Parties can often be diluted without notice or consent, and thus an exact percentage ownership is often unknown.
(2) News.me Inc. (“News.me”) in turn owns 49,000 Class B Units in Diggs Holdings LLC (“Diggs”) (~49% interest). Pursuant to that certain letter agreement, dated as of April 6, 2018, among WSC III LP, Gannett Satellite Information Network, LLC (“GANSAT”) and Betaworks Studio, LLC, for so long as GANSAT is a stockholder of News.me, GANSAT has the right to designate an individual to be appointed by News.me. to the Diggs board of managers.

* The Loan Parties’ exact interest in these entities is unknown. In the separation of Gannett Co., Inc. from TEGNA Inc., the Separation and Distribution Agreement allocated to Gannett Co., Inc. a purported 3.87% interest in “Circle Centre Partners Limited” and a purported 10.07% interest in Sports Reference LLC. Recent third party tax filings indicate a 4.27% and 10.71% interest, respectively.
** The exact name of these entities and the Loan Parties’ exact interest in these entities is unknown, but certain records of Gannett Co., Inc. received in connection with the separation of Gannett Co., Inc. from TEGNA Inc. indicate that a small interest is likely owned. All of these interests are immaterial.

*** The Loan Party owning an interest is these entities is required to make certain additional capital contributions under such entity’s the organizational documents. In addition, Detroit Free Press, Inc. is required to make certain additional capital contributions under the Detroit Partnership Agreement and the Detroit JOA.

Schedule 4.12(k)

Limitations on Dividends and Other Payment Restrictions
None.